UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12

JACK IN THE BOX INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 25, 2017

Dear Fellow Stockholder:

We invite you to attend the Jack in the Box Inc. 2017 Annual Meeting of Stockholders. The meeting will be held on Tuesday, February 28, 2017, at 8:30 a.m. Pacific Standard Time at the offices of Jack in the Box Inc., 9330 Balboa Avenue, San Diego, CA 92123. In the following pages, you will find the Notice of Annual Meeting of Stockholders as well as a Proxy Statement describing the business to be conducted at the meeting. We have also enclosed a copy of our Annual Report on Form 10-K for the fiscal year ended October 2, 2016, for your information.

To assure that your shares are represented at the meeting, please mark your choices on the enclosed proxy card, sign and date the card, and return it promptly in the postage-paid envelope provided. We also offer stockholders the opportunity to vote their shares over the Internet or by telephone. Please see the Proxy Statement and the enclosed proxy card for details about voting. If you hold your shares through an account with a broker, bank, or other financial institution, please follow the instructions you receive from them to vote your shares. If you are able to attend the meeting and wish to vote your shares in person, you may do so at any time before the proxy is voted at the meeting.

Sincerely,

Leonard A. Comma

Chairman of the Board and Chief Executive Officer

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on February 28, 2017

The Jack in the Box Inc. Proxy Statement and Annual Report on Form 10-K for the

fiscal year ended October 2, 2016, are available electronically at

http://investors.jackinthebox.com

INFORMATION REGARDING ADMISSION TO THE ANNUAL MEETING

Everyone attending the 2017 Annual Meeting of Stockholders will be required to present both proof of ownership of Jack in the Box Inc. Common Stock and a valid picture identification, such as a driver’s license or passport. If your shares are held in the name of a bank, broker or other financial institution, you will need a recent brokerage statement or letter from such entity reflecting your stock ownership as of the record date. If you do not have both proof of ownership of Jack in the Box Inc. stock and a valid picture identification, you may be denied admission to the Annual Meeting.

Cameras, sound or video recording devices, and large bags or packages will not be allowed in the meeting room.

Page

Notice of 2017 Annual Meeting of Stockholders	1

Proxy Summary	2

Questions and Answers	8

Proxy Materials and Voting Information	8
Annual Meeting Information	12
Communications and Stockholder Proposals	13

Proposal 1 — Election of Directors	14

Nominees for Director	14
Director Qualifications and Biographical Information	15

Corporate Governance	20

Directors’ Independence	20
Board Meetings, Annual Meeting of Stockholders and Attendance	20
Determination of Current Board Leadership Structure	20
Lead Director	21
Board’s Role in Succession Planning	21
Board’s Role in Risk Oversight	21
Executive Sessions	22
Committees of the Board	22
Board Composition and Refreshment	23
Stockholder Recommendations and Board Nominations	24
Code of Conduct	25
Compensation Committee Interlocks and Insider Participation	25
Additional Corporate Governance Principles and Practices	25

Director Compensation and Stock Ownership Guidelines	26

Report of the Audit Committee	29

Proposal 2 — Ratification of the Appointment of Independent Registered Public Accountants	31

Proposal 3 — Advisory Vote on Executive Compensation	32

Proposal 4 — Re-approval of Certain Terms and Conditions Set Forth in Our 2004 Stock Incentive Plan That Will Permit Us to Grant Awards That May Qualify as “Performance-Based Compensation” Within the Meaning of Section 162(m) of The Code	34

Proposal 5 — Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation	43

JACK IN THE BOX INC.

9330 Balboa Avenue

San Diego, California 92123

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held February 28, 2017

The 2017 Annual Meeting of Stockholders of Jack in the Box Inc. will be held on Tuesday, February 28, 2017, at 8:30 a.m. Pacific Standard Time, at the offices of Jack in the Box Inc., 9330 Balboa Avenue, San Diego, CA 92123 for the following purposes:

1.	To elect the eight Directors specified in this Proxy Statement to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified;

2.	To ratify the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending October 1, 2017;

3.	To provide an advisory vote regarding the compensation of our named executive officers (“Say on Pay”) for the fiscal year ended October 2, 2016, as set forth in the Proxy Statement;

4.	To re-approve the Jack in the Box Inc. 2004 Stock Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code;

5.	To provide an advisory vote on the frequency of the vote on executive compensation (“Say on Pay vote”); and

6.	To consider such other business as may properly come before the meeting and any adjournments or postponements thereof.

These matters are more fully described in the attached Proxy Statement, which is made a part of this notice.

Our Board of Directors recommends a vote “FOR” proposals 1 through 4, and for “ONE YEAR” frequency on proposal 5. You are entitled to vote at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) only if you were a Jack in the Box Inc. stockholder as of the close of business on December 30, 2016, the record date for the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose relating to the Annual Meeting, at the Annual Meeting, and for a period of ten days prior to the Annual Meeting, during regular business hours at our principal offices located at 9330 Balboa Avenue, San Diego, CA 92123.

Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares via the toll-free telephone number, over the Internet, or by signing, dating, and returning the enclosed proxy card as promptly as possible in the envelope provided.

San Diego, California

January 25, 2017

By order of the Board of Directors,

Phillip H. Rudolph

Executive Vice President, Chief Legal & Risk Officer and Corporate Secretary

INFORMATION REGARDING ADMISSION TO THE ANNUAL MEETING

Everyone attending the 2017 Annual Meeting of Stockholders will be required to present both proof of ownership of Jack in the Box Inc. Common Stock and a valid picture identification, such as a driver’s license or passport. If your shares are held in the name of a bank, broker or other financial institution, you will need a recent brokerage statement or letter from such entity reflecting your stock ownership as of the record date. If you do not have both proof of ownership of Jack in the Box Inc. stock and a valid picture identification, you may be denied admission to the Annual Meeting.

Cameras, sound or video recording devices, and large bags or packages will not be allowed in the meeting room.

PROXY SUMMARY

PROXY SUMMARY

This is a summary only, and does not contain all of the information that you should consider in connection with this proxy statement. Please read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders

• Time and Date	8:30 a.m. P.S.T., February 28, 2017

• Place	9330 Balboa Avenue, San Diego, California 92123

• Record date	December 30, 2016

• Voting	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals.

• Admission	Proof of ownership and picture identification is required to enter Jack in the Box Inc.’s annual meeting.

Voting Matters

Stockholders are being asked to vote on the following matters:

Items of Business	Our Board’s Recommendation
1. Election of Directors (page 14)	FOR all Nominees
2. Ratification of KPMG LLP as Independent Registered Public Accountants for FY 2017 (page 31)	FOR
3. Advisory Vote to Approve Executive Compensation (page 32)	FOR
4. Re-approval of Stock Incentive Plan for Purposes of IRC Section 162(m) (page 34)	FOR
5. Advisory Vote on Frequency of Say on Pay Vote (page 43)	ONE YEAR

Stockholders also will transact any other business that may properly come before the meeting.

How to Vote

You are entitled to vote at the 2017 Annual Meeting of Stockholders if you were a stockholder of record at the close of business on December 30, 2016, the record date for the meeting. On the record date, there were 31,630,525 shares of the Company’s common stock outstanding and entitled to vote at the annual meeting. For more details on voting and the annual meeting logistics, refer to pages 8-13 of this proxy statement.

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PROXY SUMMARY

Corporate Governance Highlights

We are committed to good corporate governance, which we believe promotes the long-term interests of stockholders and strengthens Board and management accountability. We believe good governance also fosters trust in the Company by all our stakeholders, including our guests, employees, franchisees and the communities we serve. The “Corporate Governance” section, beginning on page 20, describes our governance framework, which includes the following features:

• Annual election of directors, with majority voting	• Annual assessment of board leadership structure
• 7 of 8 independent directors	• Annual board, committee and individual director evaluations
• Regular executive sessions of independent directors	• Lead independent director with restaurant and franchise experience and oversight of independent directors’ executive sessions and information flow to the Board
• Board annual evaluation of CEO/Chairman

  •    Policy restricting directors to service on no more than three other public company boards, and requiring long-tenured directors (more than 12 years on the Board) to submit voluntary offer to resign and be reviewed by Nominating & Governance Committee with respect to continued effectiveness

• Risk oversight by full Board and designated committees
• No supermajority standards — stockholders may amend bylaws or charter by majority vote	• Prohibition of hedging, pledging and short sales by Section 16 officers and directors
• Stockholder right to act by written consent	• No poison pill in place
• CEO/Chair and other members of Management regularly meet with the investment community, and Board is informed of feedback through Investor Relations update at each Board meeting	• Formal ethics Code of Conduct, ethics hotline and ethics training and communications to all employees to reinforce a culture of integrity

JACK IN THE BOX INC.   ï  2017 PROXY STATEMENT    3

PROXY SUMMARY

Fiscal 2016 Performance

Returns to Stockholders

•	The Company’s stock price increased 20.4% to $95.94 per share at fiscal year-end (“FYE”) 2016, versus $79.71 at FYE 2015.

•	We returned more than $330 million in cash to stockholders during fiscal 2016, including over $290 million in share buybacks and over $40 million in dividends. The stock also hit a then all-time high of $102.68 during the fiscal year.

Financial Highlights

(1)      Operating EPS refers to diluted EPS from continuing operations on a GAAP basis excluding restructuring charges and gains/losses from refranchising. For a reconciliation, please see the Company’s current report on Form 8-K and accompanying press release filed November 21, 2016.

•   Operating Earnings Per Share (“Operating EPS”)(1) increased to $3.86 per share for fiscal 2016 (versus $3.00 for fiscal 2015), representing an increase of more than 25%, excluding the $0.09 benefit from the 53rd week in fiscal 2016. This was the Company’s fifth consecutive year of growth in excess of 20%.

• Systemwide same-store sales grew 1.4% at Qdoba (on top of a 9.3% increase the prior year) and 1.2% at Jack in the Box (“JIB”) (on top of the 6.5% increase in fiscal 2015).
• Consolidated restaurant operating margin (“ROM”) was 20.2% of sales, with margins at JIB increasing by 50 basis points to 21.2%.

•   During fiscal 2016, the Company made progress on key strategic initiatives, including reducing our G&A, increasing our borrowing capacity and beginning to implement plans to bring the JIB franchise mix to over 90% of the system.

• Consolidated franchise margin, as a percentage of franchise revenues, improved 140 basis points to 52.9%.

Consistent with the fundamental principle that compensation programs should align pay with performance, the Company’s fiscal 2016 performance directly impacted compensation decisions and pay outcomes as described in our Compensation Discussion and Analysis (CD&A) starting on page 44.

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PROXY SUMMARY

Board Nominees (Proposal 1)

We understand the importance of having a Board comprised of talented people with the highest integrity and the necessary skills and qualifications to oversee our business. The following table provides summary information about our director nominees (all current Directors), who have a diverse and balanced skill set including extensive financial, marketing, consumer brand, franchise, restaurant and retail experience. We encourage you to review the qualifications, skills and experience of each of our Directors on pages 15-19.

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships					Other Public Company Boards
					AC	CC	NG	FC	EC

Leonard A. Comma (Chairman of the Board)	47	2014	CEO, Jack in the Box Inc.	No						-

David L. Goebel (Lead Director)	66	2008	Partner & Faculty Member, Merryck & Co. Ltd.	Yes		x	x		x	-

Sharon P. John	52	2014	President & CEO, Build-A-Bear Workshop, Inc.	Yes		x	x			Build-a-Bear Workshop, Inc.

Madeleine A. Kleiner	65	2011	Director (Retired hotel & banking executive attorney)	Yes		x				Northrop Grumman Corp.

Michael W. Murphy	59	2002	President & CEO, Sharp HealthCare	Yes			x		x	-

James M. Myers	59	2010	Chairman & CEO, Petco	Yes	x			x		-

David M. Tehle	60	2004	Director (Retired retail CFO)	Yes	x					Genesco Inc., US Foods Holding Corp.

John T. Wyatt	61	2010	CEO, Knowledge Universe — United States	Yes				x		-

Chair	AC Audit Committee
x Member	CC Compensation Committee
NG Nominating and Governance Committee
FC Finance Committee
EC Executive Committee

Director Attendance — During the time each director nominee served on the Board in fiscal 2016, each attended more than 75% of the meetings of the Board and committees on which he or she sits.

Board Composition — Our Board has a mix of relatively newer and longer-tenured directors. The charts below show board makeup by various characteristics. For more information on our philosophy regarding the recruitment and diversity of board members and our board refreshment policies, please see pages 23-25.

JACK IN THE BOX INC.   ï  2017 PROXY STATEMENT    5

PROXY SUMMARY

Auditors (Proposal 2)

We are asking our stockholders to ratify the selection of KPMG LLP as our independent registered public accountants for fiscal 2017. Although stockholder ratification of the appointment is not required, the Audit Committee believes it is appropriate to seek such ratification. Additional information is provided on pages 29-31.

2016 Auditor Fees
Audit Fees	$1,003,001
Tax or Other Fees	$ 8,750
KPMG Total Fees	$1,011,751

Executive Compensation Highlights (Proposal 3)

The Company seeks a non-binding advisory vote from its stockholders to approve the compensation of our named executive officers (“NEOs”) for fiscal 2016 (“Say on Pay”). The Board values stockholders’ opinions, and the Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.

•	Our CD&A describes the compensation decision-making process, details our programs and policies, and includes a chart showing our compensation framework and key fiscal 2016 performance measures and pay actions on page 45.

•	Our executive compensation programs are built on the following principles and objectives:

•	Competitive target pay structure, including base salary, annual incentive, and long-term incentives that enable us to attract and retain talented, experienced executives who can drive long-term stockholder value.

•	Pay for performance alignment, with a higher percentage of executive pay in the form of annual and long-term incentives that directly tie payouts to the achievement of incentive goals.

•	Comprehensive goal setting, with financial, operating, and strategic performance metrics that drive long-term stockholder value.

•	Incentivizing balanced short- and long-term executive decision making, through variable compensation components using varying timeframes.
•	Executive alignment with stockholders, through stock ownership and holding requirements.

•	Sound governance practices and principles in plan design and pay decisions, with the Committee considering both what and how performance is achieved.

•	Management of compensation risk, by establishing incentive goals that avoid placing too much emphasis on any one metric or performance time horizon, thereby discouraging excessive or unwise risk-taking.

•	Our stockholders approved each of the prior three years’ Say on Pay proposals by over 97% of votes cast.

6    JACK IN THE BOX INC.  ï   2017 PROXY STATEMENT

PROXY SUMMARY

Compensation Governance Practices

The company has several governance practices which we believe support the soundness and efficacy of our compensation programs. In short:

☑ What We Do	☒ What We Don’t Do
✓ Compensation Committee composed entirely of independent directors, who meet regularly in executive session without management present. Pages 22, 51.	☒ Section 16 officers and directors are prohibited from hedging, pledging or holding Company stock in margin accounts. Page 57.
✓ Independent compensation consultant who works exclusively for the Committee (no other work for the Company). Page 51.	☒ No dividends or dividend equivalents are paid on unvested restricted stock units (RSUs) or performance share units. Page 50.
✓ Robust stock ownership and holding requirements. Page 56.	☒ No re-pricing of equity without stockholder approval. Pages 35-36.
✓ Compensation Risk Committee that analyzes compensation plans, programs, policies and practices. Page 61.

  ☒ The Company ceased providing tax gross-up provisions in compensation arrangements entered into in 2009 and later, except related to relocation expenses (which require Compensation Committee approval in the case of executive officers). Page 59.

✓ Compensation Committee discretion to reduce payouts under incentive plans. Page 61.

  ☒ No single trigger on RSUs and options. Since 2014, all RSUs and Options awards that provide for vesting upon a change in control require a “double trigger” (termination and consummation of the change in control). Page 69.

  ✓ Clawback policy providing ability to recover incentive cash compensation and performance-based equity awards based on financial results that were subsequently restated due to fraud or intentional misconduct. Page 58.

Re-approval of 2004 Stock Incentive Plan for Purposes of IRC 162(m) (Proposal 4)

The Company seeks stockholder re-approval of the Jack in the Box Inc. Stock Incentive Plan (“2004 Stock Incentive Plan”). Re-approval will allow compensation awarded under the Plan to qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code (“IRC”). Stockholders are not being asked to approve an increase in the number of shares available for grant under the 2004 Stock Incentive Plan or any other amendment to the terms of the plan. See pages 34-42 for a summary of the Plan, and Exhibit A for the complete Plan.

Frequency of Say on Pay Vote (Proposal 5)

The Company is required to provide stockholders with the opportunity to vote, on a non-binding, advisory basis, for their preference as to the frequency of future advisory votes on the compensation of our named executive officers (NEOs) (“Say on Pay” votes). Stockholders may indicate whether they would prefer that we conduct future Say on Pay votes every one, two or three years, or abstain from casting a vote on this proposal. The Board recommends a one year vote as the preferred frequency.

Additional Information

Please see the “Questions and Answers” section that immediately follows for important information about the proxy materials, voting, the annual meeting, Company documents, communications and the deadlines to submit stockholder proposals for the 2018 Annual Meeting of Stockholders.

JACK IN THE BOX INC.   ï  2017 PROXY STATEMENT    7

QUESTIONS AND ANSWERS

JACK IN THE BOX INC.

9330 Balboa Avenue

San Diego, California 92123

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

February  28, 2017

QUESTIONS AND ANSWERS

Proxy Materials and Voting Information

1.	Why am I receiving these materials?

We sent you these proxy materials because the Board of Directors (sometimes referred to as the “Board”) of Jack in the Box Inc. (sometimes referred to as the “Company,” “Jack in the Box,” “we,” “us,” or “our”) is soliciting your proxy to vote at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) and at any postponements or adjournments of the Annual Meeting. The Annual Meeting will be held on February 28, 2017, at 8:30 a.m. Pacific Standard Time at our corporate headquarters located at 9330 Balboa Avenue, San Diego, CA 92123. If you held shares of our common stock on December 30, 2016 (the “Record Date”), you are invited to attend the Annual Meeting and vote on the proposals described below under the heading “What are my voting choices for each of the items to be voted on at the 2017 Annual Meeting?” However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may complete, sign, date, and return the enclosed proxy card. You may also vote over the Internet or by telephone.

The Notice of Annual Meeting of Stockholders (the “Notice”), Proxy Statement, the enclosed proxy card, and our Annual Report on Form 10-K for the fiscal year ended October 2, 2016, will be mailed to stockholders on or about January 25, 2017.

2.	Who can vote at the Annual Meeting?

If you were a holder of Jack in the Box common stock (the “Common Stock”) either as a stockholder of record or as the beneficial owner of shares held in Street name as of the close of business on December 30, 2016, the Record Date for the Annual Meeting, you may vote your shares at the Annual Meeting. As of the Record Date, there were 31,630,525 shares of Common Stock outstanding, excluding treasury shares. Company treasury shares will not be voted. Each stockholder has one vote for each share of Common Stock held as of the Record Date. As summarized below, there are some distinctions between shares held of record and those owned beneficially in Street name.

3.	What does it mean to be a “stockholder of record”?

If, on the Record Date, your shares were registered directly in your name with the Company’s transfer agent, Computershare, then you are a “stockholder of record.” As a stockholder of record, you may vote in person at the Annual

Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card, or vote by telephone or Internet, to ensure your vote is counted.

4.	What does it mean to beneficially own shares in “Street name”?

If, on the Record Date, your shares were held in an account at a broker, bank, or other financial institution (we will refer to those organizations collectively as “broker”), then you are the beneficial owner of shares held in “Street name” and these proxy materials are being forwarded to you by that broker. The broker holding your account is considered the stockholder of

8    JACK IN THE BOX INC.  ï   2017 PROXY STATEMENT

QUESTIONS AND ANSWERS

record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker on how to vote the shares in your account. As a beneficial owner, you are invited to attend the Annual Meeting. However, since you are not a stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker giving you the legal right to vote the shares at the Annual Meeting, as well as satisfy the Annual Meeting admission criteria set out in the Notice. Under the rules that govern brokers, your broker is not permitted to vote on your behalf on any matter to be considered at the Annual Meeting (other than the ratification of the appointment of KPMG LLP as our independent registered public accountants for fiscal 2017) unless you provide specific instructions to the broker as to how to vote. As a result, we encourage you to communicate your voting decisions to your broker before the date of the Annual Meeting to ensure that your vote will be counted.

5.	What are my voting choices for each of the items to be voted on at the 2017 Annual Meeting?

Item 1: Election of Directors

•  Vote in favor of all nominees;

•  Vote in favor of specific nominees;

•  Vote against all nominees;

•  Vote against specific nominees;

•  Abstain from voting with respect to nominees; or

•  Abstain from voting with respect to specific nominees.

The Board recommends a vote FOR all Director nominees.

Item 2: Ratification of the Appointment of KPMG LLP as Independent Registered Public Accountants	• Vote in favor of ratification; • Vote against the ratification; or • Abstain from voting on the ratification. The Board recommends a vote FOR the ratification.

Item 3: Advisory Vote to Approve Executive Compensation (“Say on Pay”)

•  Vote in favor of the advisory proposal;

•  Vote against the advisory proposal; or

•  Abstain from voting on the advisory proposal.

The Board recommends a vote FOR the advisory approval of executive compensation.

Item 4: Re-approval of Stock Incentive Plan for Purposes of IRC Section 162(m)	• Vote to approve the Plan; • Vote against approval of the Plan; or • Abstain from voting on the Plan. The Board recommends a vote FOR approving the Plan.

Item 5: Advisory Vote on Frequency of Say on Pay Vote

•  Vote for annual votes on compensation;

•  Vote for every two year votes on compensation;

•  Vote for every three year votes on compensation; or

•  Abstain from voting on the advisory proposal.

The Board recommends a vote for the option ONE YEAR as the preferred frequency for advisory votes on compensation.

JACK IN THE BOX INC.   ï  2017 PROXY STATEMENT    9

QUESTIONS AND ANSWERS

6.	What if I return the proxy card to the Company but do not make specific choices?

If you return a signed, dated, proxy card to the Company without making any voting selections, the Company will vote your shares as follows:

•	“FOR” the election of all director nominees;

•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending October 1, 2017;

•	“FOR,” on an advisory basis, approval of the compensation awarded to our named executive officers for the fiscal year ended October 2, 2016, as set forth in this Proxy Statement;

•	“FOR” re-approval of the Stock Incentive Plan for purposes of 162(m); and

•	“FOR,” on an advisory basis, a “ONE YEAR” vote on Say on Pay.

7.	Could any additional matters be raised at the 2017 Annual Meeting?

We are not aware of any other matters to come before the Annual Meeting. If any matter not mentioned herein is properly brought before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto and in accordance with their best judgment.

8.	What does it mean if I received more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

9.	How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “FOR,” “AGAINST,” abstentions and broker non-votes (and in the case of the Say on Pay Frequency vote, 1-YEAR, 2-YEAR, and 3-YEAR votes and abstentions). A “broker non-vote” occurs when your broker submits a proxy card for your shares of Common Stock held in Street name, but does not vote on a particular proposal because the broker has not received voting instructions from you and does not have the authority to vote on that matter without instructions. Under the rules that govern brokers who are voting shares held in Street name, brokers have the discretion to vote those shares on routine matters but not on non-routine matters.

For purposes of these rules, the only routine matter in this Proxy Statement is the ratification of the appointment of our independent registered public accountants. Therefore, if you hold your shares in Street name and do not provide voting instructions to your broker, your broker does not have discretion to vote your shares on any of the proposals at the Annual Meeting except the ratification of the appointment of independent registered public accountants. However, your shares will be considered present at the Annual Meeting for purposes of determining the existence of a quorum, as provided below.

Proposal Number	Item	Votes Required for Approval	Abstentions	Uninstructed Shares

1	Election of 8 Directors	Majority of votes cast.	No effect.	No effect.

2	Ratification of the Appointment of KPMG LLP as Independent Registered Public Accountants	Majority of the voting power of the shares present in person or by proxy and entitled to vote.	Count as votes against.	Discretionary voting by broker permitted.

3	Advisory Vote to Approve Executive Compensation	Majority of the voting power of the shares present in person or by proxy and entitled to vote.	Count as votes against.	No effect.

4	Advisory Vote on Frequency of Say on Pay Vote	The choice of frequency that receives the highest number of votes will be considered the advisory vote of the stockholders.	No effect.	No effect.

5	Re-approval of Stock Incentive Plan for Purposes of IRC Section 162(m)	Majority of the voting power of the shares present in person or by proxy and entitled to vote.	Count as votes against.	No effect.

10    JACK IN THE BOX INC.  ï   2017 PROXY STATEMENT

QUESTIONS AND ANSWERS

10.	How many shares must be present or represented to conduct business at the Annual Meeting?

A quorum of stockholders is necessary to hold a valid annual meeting. A quorum will be present if the holders of at least a majority of the total number of shares of Common Stock entitled to vote are present, in person or by proxy, at the Annual Meeting. Abstentions and shares represented by broker non-votes are counted for the purpose of determining whether a quorum is present. If there are insufficient votes to constitute a quorum at the time of the Annual Meeting, we may adjourn the Annual Meeting to solicit additional proxies.

11.	How do I vote my shares of Jack in the Box Common Stock?

If you are a stockholder of record, you can vote in the following ways:

•	By Internet: by following the Internet voting instructions included in the proxy card at any time up until 11:59 p.m., Eastern Time, on February 27, 2017.

•	By Telephone: by following the telephone voting instructions included in the proxy card at any time up until 11:59 p.m., Eastern Time, on February 27, 2017.

•	By Mail: if you have received a printed copy of the proxy materials from us by mail, you may vote by mail by marking, dating, and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received prior to the Annual Meeting.

•	In Person: if you satisfy the admission requirements to the Annual Meeting, as described in the Notice, you may vote your shares in person at the meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted in the event you later decide not to attend the Annual Meeting.

If you are a beneficial owner, you can vote in the following way:

If your shares are held in Street name or through a benefit or compensation plan, your broker or your plan trustee should give you instructions for voting your shares. In these cases, you may vote by Internet, telephone or mail, as instructed by your broker, trustee, or other agent. Shares beneficially held through a benefit or compensation plan cannot be voted in person at the Annual Meeting. You may vote your shares beneficially held through your broker in person if you satisfy the admission requirements to the Annual Meeting, as described in the Notice, and you obtain a valid proxy from your broker giving you the legal right to vote the shares at the Annual Meeting.

12.	May I change my vote or revoke my proxy?

Yes.

If you are a stockholder of record, you may change your vote or revoke your proxy by:

•	filing a written statement to that effect with our Corporate Secretary before the taking of the vote at the Annual Meeting;

•	voting again via the Internet or telephone but before the closing of those voting facilities at 11:59 p.m. Eastern Time on February 27, 2017;

•	attending the Annual Meeting, revoking your proxy and voting in person (attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy); or

•	timely submitting a properly signed proxy card with a later date that is received at or prior to the Annual Meeting.

The written statement or subsequent proxy should be delivered to Jack in the Box Inc., 9330 Balboa Avenue, San Diego, CA 92123, Attention: Corporate Secretary, or hand delivered to the Corporate Secretary before the taking of the vote at the Annual Meeting.

If you are a beneficial owner and hold shares through a broker, bank, or other financial institution, you may submit new voting instructions by contacting your broker, bank, or other nominee. You may also change your vote or revoke your voting instructions in person at the Annual Meeting if you obtain a signed proxy from the broker, bank, or other nominee giving you the right to vote the shares.

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QUESTIONS AND ANSWERS

13.	Who will pay for the cost of soliciting proxies?

The Company will pay the cost of preparing, printing, and mailing the Notice and the proxy materials. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding shares of Common Stock beneficially owned by others, to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to the beneficial owners. If you choose to access proxy materials or vote over the Internet or by telephone, you are responsible for Internet or telephone charges. We have engaged Innisfree M&A Incorporated (“Innisfree”), a proxy-solicitation firm, to provide advice to the Company with respect to the 2017 Annual Meeting of Stockholders and to assist us in the solicitation of proxies, for which the Company will pay a fee of $15,000 plus reimbursement of certain out-of-pocket expenses. In addition to solicitation by mail, proxies may be solicited personally, by telephone, or by Innisfree. They may also be solicited by directors, officers, or employees of the Company, who will receive no additional compensation for such activities.

14.	How can I find out the results of the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. We will publish final results in a Current Report on Form 8-K that we expect to file with the Securities and Exchange Commission (“SEC”) within four business days of the Annual Meeting. After the Form 8-K is filed, you may obtain a copy by visiting the SEC’s website at www.sec.gov, visiting our website or contacting our Investor Relations Department by writing to Investor Relations Department, Jack in the Box Inc., 9330 Balboa Avenue, San Diego, CA 92123, or by sending an email to http://investors.jackinthebox.com.

15.	How can I obtain copies of the proxy statement or 10-K?

A copy of this Proxy Statement and the Company’s Annual Report on Form 10-K (“Form 10-K”) for the fiscal year ended October 2, 2016, are available free of charge on our website. These filings and all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K may be found at http://investors.jackinthebox.com. Form 10-K, excluding exhibits, may also be obtained by stockholders without charge by written request sent to Investor Relations Department, Jack in the Box Inc., 9330 Balboa Avenue, San Diego, CA 92123.

As permitted by SEC rules, if your stock is held by a brokerage firm or bank, a single copy of this proxy statement may be delivered to an address shared by two or more stockholders. If you prefer to receive separate copies of a Proxy Statement and/or Annual Report either now or in the future, please contact your brokerage or bank. The voting instruction sent to a Street-name stockholder should provide information on how to request (i) householding of future Company materials or (ii) separate materials if only one set of documents is being sent to a household.

Annual Meeting Information

16.	How do I attend the 2017 Annual Meeting of Stockholders in person?

IMPORTANT NOTE: If you plan to attend the Annual Meeting, you must follow these instructions to gain admission.

All attendees will need to present proof of ownership of Jack in the Box Inc. Common Stock and a valid picture identification, such as a driver’s license or passport. If you do not have both proof of ownership of Jack in the Box Inc. stock and a valid picture identification, you may be denied admission to the Annual Meeting.

Beneficial owners: If you are a beneficial owner, you will need to bring the notice or voting instruction form you received from your bank, broker or other nominee to be admitted to the meeting. You also may bring your bank or brokerage account statement reflecting your ownership of Common Stock as of December 30, 2016.

Attendance at the meeting is limited to stockholders as of the Record Date (December 30, 2016) or their authorized named representatives. Cameras, sound or video recording devices, and large bags or packages will not be allowed in the meeting room.

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QUESTIONS AND ANSWERS

Communications and Stockholder Proposals

17.	How can I communicate with the Company’s Directors?

The Board is committed to continuing to engage with stockholders and encourages an open dialogue about compensation, governance and other matters. We value your input, your investment and your support. The Board has established a process to facilitate communication by stockholders with Directors.

Stockholders or others who wish to communicate any concern of any nature to the Board of Directors, any Committee of the Board, or any individual director or group of directors, may write to a director or directors in care of the Office of the Corporate Secretary, Jack in the Box Inc., 9330 Balboa Avenue, San Diego, CA 92123, or telephone 888-613-5225. Your letter should indicate whether or not you are a stockholder of the Company.

Comments or questions regarding our accounting, internal controls or auditing matters will be referred to members of our

Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to members of the Nominating and Governance Committee. For all other matters, our Corporate Secretary will, depending on the subject matter:

•	forward the communication to the director or directors to whom it is addressed;

•	forward the communication to the appropriate management personnel;

•	attempt to handle the inquiry directly, for example where it is a request for information about our Company, or it is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

18.	How do I submit a proposal for action at the 2018 Annual Meeting?

A proposal for action to be presented by any stockholder at the 2018 Annual Meeting of Stockholders will be acted upon only:

•	If a proposal is to be included in the proxy statement, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the proposal is received by the Corporate Secretary no later than 120 calendar days prior to the anniversary of this year’s mailing date, so no later than 5:00 p.m. Pacific Time, on September 27, 2017.

•	If the proposal is not to be included in the proxy statement, the proposal is delivered to the Corporate Secretary not less than 120 days and not more than 150 days prior to the first anniversary of the date of the previous year’s Annual Meeting, or not later than October 31, 2017, and not earlier than October 1, 2017; in addition such proposal is, under

Delaware General Corporation Law, an appropriate subject for stockholder action; and must also comply with the procedures and requirements set forth in as well as the applicable requirements of our Bylaws.

In addition, the stockholder proponent, or a representative who is qualified under state law, must appear in person at the 2018 Annual Meeting of Stockholders to present such proposal.

All proposals must be in writing and should be sent to Jack in the Box Inc., to the attention of Phillip H. Rudolph, Corporate Secretary, at 9330 Balboa Avenue, San Diego, CA 92123.

A copy of the Bylaws may be obtained by written request to the Corporate Secretary at the same address. The Bylaws are also available at http://investors.jackinthebox.com.

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PROPOSAL ONE — ELECTION OF DIRECTORS

PROPOSAL ONE — ELECTION OF DIRECTORS

All of the directors of the Company are elected annually and serve until the next Annual Meeting and until their respective successors are elected and qualified. The current nominees for election as directors (each of whom is currently serving as a Director of the Company) are set forth below. All of the nominees have indicated their willingness to serve, and have consented to be named in the Proxy Statement. If any should be unable or unwilling to stand for election, the shares represented by proxies may be voted for a substitute designated by the Board, unless a contrary instruction is indicated in the proxy.

Nominees for Director

The following table provides certain information about each nominee for director as of January 1, 2017.

Name	Age	Position(s) with the Company	Director Since
Leonard A. Comma	47	Chairman of the Board & Chief Executive Officer	2014
David L. Goebel	66	Independent Director	2008
Sharon P. John	52	Independent Director	2014
Madeleine A. Kleiner	65	Independent Director	2011
Michael W. Murphy	59	Independent Director	2002
James M. Myers	59	Independent Director	2010
David M. Tehle	60	Independent Director	2004
John T. Wyatt	61	Independent Director	2010

Vote Required for Approval

In the election of directors, you may vote FOR, AGAINST, or ABSTAIN. The Company’s Bylaws require that, in an election such as this, where the number of director nominees does not exceed the number of directors to be elected, each director will be elected by the vote of the majority of the votes cast (in person or by proxy) with respect to the director. A “majority of votes cast” means that the number of shares cast “FOR” a director’s election exceeds the number of votes cast “AGAINST” that director. For purposes of determining the votes cast, only those votes cast “FOR” or “AGAINST” are included. Neither a vote to ABSTAIN nor a broker non-vote will count as a vote cast FOR or AGAINST a director nominee and, as a result, will have no direct effect on the outcome of the election of directors. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

In an uncontested election, a nominee who does not receive a majority of the votes cast will not be elected. An incumbent director who is not elected because he or she does not receive a majority of the votes cast will continue to serve, but shall tender his or her resignation to the Board. The Nominating and Governance Committee will take action to determine whether to accept or reject the director’s resignation, or whether other action is appropriate, and will make a recommendation to the Board. Within ninety (90) days following the date of the certification of the election results, the Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale for such decision.

ON PROPOSAL ONE, ELECTION OF DIRECTORS, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES.

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PROPOSAL ONE — ELECTION OF DIRECTORS

Director Qualifications and Biographical Information

Our Board includes individuals with expertise in executive leadership and management, accounting and finance, marketing and branding, and across restaurant, franchise, hospitality, retail, manufacturing, and healthcare industries. Our Directors have a diversity of backgrounds and experiences. We believe that, as a group, they work effectively together in overseeing our business, hold themselves to the highest standards of integrity, and are committed to representing the long-term best interests of our stockholders.

Biographical information for each of the Director nominees, including the key qualifications, experience, attributes, and skills that led our Board to the conclusion that each of the Director nominees should serve as a director, is set forth on the pages below. In addition to the business and professional experiences described below, our Director nominees also serve on the boards of various civic and charitable organizations.

Director Nominees

Leonard A. Comma

Director Since January 2014

Mr. Comma was appointed a Director, Chairman of the Board and Chief Executive Officer, effective January 1, 2014, and since that date has served as a member of the Executive Committee. From May 2012

Qualifications:

•    Mr. Comma has more than 25 years of experience at two major public companies with extensive retail and franchise operations, including for the past three years as Chairman and CEO of Jack in the Box Inc. In his prior executive-level role as President and Chief Operating Officer for Jack in the Box Inc., Mr. Comma was responsible for the operations of all Company and franchised Jack in the Box restaurants — more than 2,200 locations — as well as: Menu Innovation, including Menu Strategy, Operations Support, and Research & Development; Marketing Communications, including Merchandising; Consumer Intelligence & Analytics; and Internal Brand Communications. Mr. Comma also gained extensive experience in restaurant and retail operations and franchising in his previous roles with the Company as well as with ExxonMobil. His professional expertise and knowledge of our business, our competition and our competitive positioning, along with his deep understanding of our values and culture, bring an important Company perspective to the Board.

until October 2014, Mr. Comma served as President, and from November 2010 to January 1, 2014, as Chief Operating Officer of Jack in the Box Inc. Mr. Comma joined the Company in 2001 as Director of Convenience Store & Fuel Operations for the Company’s proprietary chain of Quick Stuff convenience stores, which included more than 60 locations at the time it was sold in 2009. In 2004, he was promoted to Division Vice President of Quick Stuff Operations, and in 2006 he was promoted to Regional Vice President of Quick Stuff and the Company’s Southern California region, which included more than 150 Jack in the Box restaurants. In 2007, Mr. Comma was promoted to Vice President of Operations, Division II, and had oversight of nearly 1,200 company and franchised Jack in the Box restaurants in the Western U.S. Prior to joining Jack in the Box Inc., Mr. Comma worked for ExxonMobil Corporation since 1989, most recently as a Regional Manager with responsibility for supporting more than 300 franchisees in California, Nevada and Arizona.

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PROPOSAL ONE — ELECTION OF DIRECTORS

David L. Goebel

Lead Director;

Director Since December 2008

Mr. Goebel has been a director of the Company since December 2008, and currently serves as Lead Director. He is a partner and Faculty Member for Merryck & Co. Ltd., a worldwide firm that provides

Qualifications:

•    Mr. Goebel’s qualifications to serve on our Board include his business, operational, management, and leadership development experience in the retail, food service, and hospitality industries, and as an executive consultant, including experience in restaurant operations, restaurant and concept development, supply chain management, franchising, executive development, risk assessment, risk management, succession planning, executive compensation and strategic planning.

peer to peer mentoring services for CEOs and senior business executives. He has held that position since May 2008. In 2008, Mr. Goebel became the founding principal and President of Santoku, Inc., a private company that operates sandwich shops under the name Goodcents® Deli Fresh Subs (“Goodcents”), catering and cafeteria operations under the name Y-Leave Cafe, catering services under the name Prime Catered Events, and a fast-casual pizza concept under the name Pie Five® Pizza Company. Mr. Goebel also served as acting President and CEO of Mr. Goodcents Franchise Systems, Inc., the franchisor of Goodcents, from 2010 until December 2014. Since September 2014, he has served on the board of directors of QuickChek, a privately held company in the gas/convenience food category. Mr. Goebel has more than 40 years of experience in the retail, food service, and hospitality industries. From 2001 until 2007, he served in various executive positions at Applebee’s International, Inc., including as President and Chief Executive Officer in 2006-2007, during which time the company operated nearly 2,000 restaurants in the United States and internationally. Previous to that, Mr. Goebel was President of Summit Management, Inc., a consulting group specializing in executive development and strategic planning. Prior to that, Mr. Goebel was the Chief Operating Officer of Finest Foodservice, LLC, a Boston Chicken/Boston Market franchise that he founded and co-owned, which was responsible for developing 80 restaurants within a seven-state area from 1994 until 1998.

Sharon P. John

Director Since September 2014

Ms. John has been a director of the Company since September 2014. Ms. John has been the Chief Executive Officer and a member of the Board of Directors of Build-A-Bear Workshop, Inc. since June 2013, and was additionally named President effective

Qualifications:

•    Ms. John’s qualifications to serve on our Board include her current role as CEO and director of a publicly traded global retail company and her broad merchandising, marketing, branding, sales and executive management experience, including key roles at well-known consumer brands.

March 2016. From January 2010 through May 2013, Ms. John served as President of Stride Rite Children’s Group LLC, a division of Wolverine Worldwide, Inc., a global designer, manufacturer and marketer of footwear and apparel. From 2002 through 2009, she held positions of broadened portfolio and increased responsibility at Hasbro, Inc., a multinational toy and board game company, including as General Manager & Senior Vice President of its U.S. Toy Division from 2006 to 2008 and General Manager & Senior Vice President of its Global Preschool unit from June 2008 through 2009. Ms. John also founded and served as Chief Executive Officer of Checkerboard Toys; served as Vice President, U.S. Toy Division with VTech Industries, Inc.; and served in a range of roles at Mattel, Inc. She started her career in advertising.

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PROPOSAL ONE — ELECTION OF DIRECTORS

Madeleine A. Kleiner

Director Since September 2011

Ms. Kleiner has been a director of the Company since September 2011 and is currently Chair of the Nominating and Governance Committee. From 2001 to 2008, Ms. Kleiner was Executive Vice President,

Qualifications:

•  Ms. Kleiner’s qualifications to serve on our Board include her experience as general counsel for two public companies, as outside counsel to numerous public companies and her past and current experience on public company boards. She brings to our Board experience as an executive for a major franchisor in the hospitality industry, as well as expertise in corporate governance, risk management, securities laws disclosure, securities transactions, mergers and acquisitions, Sarbanes-Oxley compliance, human resources and executive compensation, government relations and crisis management.

General Counsel and Corporate Secretary for Hilton Hotels Corporation, a hotel and resort company. At Hilton, Ms. Kleiner oversaw the company’s legal affairs and the ethics, privacy and government affairs functions. She was also a member of the executive committee with significant responsibility for board of directors matters. From 1999 through 2001, Ms. Kleiner served as a director of a number of Merrill Lynch mutual funds operating under the Hotchkiss and Wiley name. From 1995 to 1998, Ms. Kleiner served as Senior Executive Vice President, Chief Administrative Officer and General Counsel of H. F. Ahmanson & Company and its subsidiary, Home Savings of America, where she was responsible for oversight of legal, human resources, legislative and government affairs and corporate communications. Previous to that, from 1977 to 1995, Ms. Kleiner was with the law firm of Gibson, Dunn & Crutcher, including as partner from 1983 to 1995, where she advised corporations and their boards primarily in the areas of mergers and acquisitions, corporate governance, securities transactions and compliance. Ms. Kleiner has served on the board of directors of Northrop Grumman Corporation since 2008, where she is a member of the audit committee.

Michael W. Murphy

Director Since September 2002

Mr. Murphy has been a director of the Company since September 2002, and is currently Chair of the Audit Committee. Since April 1996, Mr. Murphy has been President and Chief Executive Officer of Sharp HealthCare, a comprehensive healthcare delivery

Qualifications:

•  Mr. Murphy’s qualifications to serve on our Board include his business and management experience leading Sharp HealthCare, an integrated healthcare delivery system with multiple facilities and more than 17,000 employees, his experience as a senior financial officer of Sharp HealthCare, and his experience as a Certified Public Accountant, and former partner at Deloitte. He also serves on the Board of Directors and executive committee of the California Chamber of Commerce. The Board benefits from Mr. Murphy’s extensive experience in accounting, finance, financial reporting, auditing, governance, labor relations, human resources and compensation, marketing, risk assessment and risk management, strategic planning and quality initiatives.

system in San Diego which has been recognized with the Malcolm Baldrige National Quality Award, the nation’s highest Presidential honor for quality and organizational performance excellence. Prior to his appointment to President and Chief Executive Officer, Mr. Murphy served as Senior Vice President of Business Development and Legal Affairs for Sharp HealthCare. He began his career at Sharp in 1991 as Chief Financial Officer of Grossmont Hospital before moving to a system-wide role as Vice President of Financial Accounting and Reporting. Prior to this, Mr. Murphy provided certified public accounting services, including as a partner at Deloitte.

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PROPOSAL ONE — ELECTION OF DIRECTORS

James M. Myers

Director Since December 2010

Mr. Myers has been a director of the Company since December 2010. Mr. Myers has served as Chief Executive Officer of Petco, the national pet supplies retailer, since 2004, and as Petco Chairman since

Qualifications:

•  Mr. Myers’ qualifications to serve on our Board include more than 35 years of financial and retail operations experience, including 10 years as a CPA and public company auditor with KPMG LLP and 25 years with Petco, a national specialty retail chain with more than 1,470 stores in all 50 states, Puerto Rico and Mexico. Mr. Myers brings to the Board his prior experience of serving on a public company board and audit committee, as well as experience with marketing and consumer brands, human resources and compensation, mergers and acquisitions, capital markets, financial reporting, financial oversight, and the financial and strategic issues facing public and private companies.

July 2015. Petco has announced, effective February 1, 2017, Mr. Myers will step down as CEO and continue to serve as Chairman of the Board. Previously, Mr. Myers held the title of President from 2004 until July 2015. Previously, he served as Chief Financial Officer for Petco from 1998 to 2004. He began his career at Petco as Vice President and Controller in 1990. Previously, Mr. Myers was a Certified Public Accountant with KPMG LLP. Mr. Myers serves on the board of the Retail Industry Leaders Association, and previously served on the board of Provide Commerce, an e-commerce retailer and public company, from 2004 to 2006, when Provide Commerce was acquired. Mr. Myers served on the audit committee at Provide Commerce.

David M. Tehle

Director Since December 2004

Mr. Tehle has been a director of the Company since December 2004, and is currently Chair of the Finance Committee. He served as Executive Vice President and Chief Financial Officer of Dollar General

Qualifications:

•  Mr. Tehle’s qualifications to serve on our Board include his lengthy experience in senior financial management at public companies in the retail and manufacturing industries, and his service on two other boards of public companies in the retail and food service sectors. As an active CFO through June 2015, he was responsible for the overall financial management of a large retail organization. Mr. Tehle has experience in the oversight of strategic planning, human resources and compensation, finance, accounting, information systems, investor relations, treasury and internal audit functions. He brings valuable financial expertise and retail and management experience to the Board.

Corporation, a publicly traded company, from June 2004 until his retirement in June 2015. Mr. Tehle served from 1997 to June 2004 as Executive Vice President and Chief Financial Officer of Haggar Corporation, a manufacturing, marketing, and retail corporation. From 1996 to 1997, he was Vice President of Finance for a division of The Stanley Works, one of the world’s largest manufacturer of tools, and from 1993 to 1996, he was Vice President and Chief Financial Officer of Hat Brands, Inc. Since February 2016, Mr. Tehle has served on the board of directors of Genesco Inc., a specialty retailer, selling footwear, headwear, sports apparel and accessories, where he serves on the audit committee. Since July 2016, he has served on the board of US Foods Holding Corp., where he chairs the audit committee.

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PROPOSAL ONE — ELECTION OF DIRECTORS

John T. Wyatt

Director Since May 2010

Mr. Wyatt has been a director of the Company since May 2010, and is currently Chair of the Compensation Committee. Mr. Wyatt has served as the Chief Executive Officer of KinderCare

Qualifications:

•  Mr. Wyatt’s qualifications to serve on our Board include his experience in senior management for major consumer brands in large global retail companies, including strategy and business development, marketing and brand building, product development, supply chain, finance and capital markets, labor relations, human resources and compensation, organizational development and succession planning, and his prior public company board experience. He brings extensive experience in growing consumer brands to the Board.

Education, an early childhood education company, since February 2012. From 2008 through February 2012, Mr. Wyatt was president of the Old Navy division of Gap Inc. He joined Gap Inc. in 2006, and previously served as President of the company’s GapBody division, and President of the company’s Outlet division. From 2004 to 2006, Mr. Wyatt was President and Chief Executive Officer at Cutter & Buck Inc., a designer and marketer of upscale apparel, including serving on the publicly held company’s board of directors. From 2002 to 2004, he served as President of Warnaco Intimate Apparel, a global designer and manufacturer, and from 1999 to 2002, he was Executive Vice President for Strategic Planning and eBusiness Strategies in the Saks family of companies. Additionally, Mr. Wyatt spent more than 20 years with VF Corporation, serving ultimately as President of Vanity Fair Intimates and Vanity Fair Intimates Coalition.

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CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

We operate within a comprehensive corporate governance structure driving and expecting the highest standards of professional and personal conduct. Our Corporate Governance Principles and Practices, our ethics Code of Conduct, the charters for our Audit, Compensation, Finance, and Nominating and Governance Committees, and other corporate governance information, are available at http://investors.jackinthebox.com. These materials are also available in print to any stockholder upon written request to the Company’s Corporate Secretary, Jack in the Box Inc., 9330 Balboa Avenue, San Diego, CA 92123. The information on our website is not a part of this Proxy Statement and is not incorporated into any of our filings made with the Securities and Exchange Commission.

Directors’ Independence

The Jack in the Box Inc. Director Independence Guidelines provide that a director is not independent if he or she is: (a) a director, executive officer, partner or owner of 5% or greater interest in a company that either purchases from or makes sales to our Company that total more than one percent of the consolidated gross revenues of such company for that fiscal year; (b) a director, executive officer, partner or owner of 5% or greater interest in a company from which our Company borrows an amount equal to or greater than one percent of the consolidated assets of either our Company or such other company; or (c) a trustee, director or executive officer of a charitable organization that has received in that fiscal year discretionary donations from our Company that total more than one percent of the organization’s latest publicly available national annual charitable receipts.

The Board has analyzed the independence of each Director. It has determined that all but Mr. Comma are independent directors under the NASDAQ Listing Rules, as well as the additional Director Independence Guidelines adopted by the Board. As part of its analysis, the Board determined that none of these Directors have a material relationship with the Company. Mr. Comma is our current Chief Executive Officer and an employee, and therefore he is not considered “independent” as that term is defined by the relevant listing rules and governance guidelines.

Board Meetings, Annual Meeting of Stockholders, and Attendance

In fiscal 2016, each director attended more than 75% of the meetings of the Board and of the committees on which he or she served. The Board held five meetings in fiscal 2016.

All of the directors standing for election in 2017 attended the 2016 Annual Meeting, and we currently expect all of our directors standing for election to be present at the 2017 Annual Meeting.

Determination of Current Board Leadership Structure

The Nominating and Governance Committee’s Charter provides that the Committee will annually assess the leadership structure of the Board and recommend a structure to the Board for approval. In November 2016, the Board of Directors, with the counsel of the Nominating and Governance Committee, conducted this assessment, including assessing whether (i) the roles of Chief Executive Officer (“CEO”) and Chairman of the Board should continue to be combined, and (ii) the Board should continue to have an independent Lead Director. Based on the recommendation of the Nominating and Governance Committee, the Board believes that continuing with a combined Chairman/CEO is in the best interests of the Company and its stockholders.

The Board determined that having one individual serve in both roles provides for clear leadership, accountability, and alignment on corporate strategy. The Board believes that combining the roles of Chairman and CEO puts Mr. Comma in the best position to use his in-depth knowledge of our industry, our business and its challenges, and our stakeholders, including our stockholders, employees, franchisees and guests, to provide the Board with the information and leadership needed to set agendas and direction for the Company. The Board does not believe that having an independent Chairman would make the Board’s risk oversight processes more effective. The Board noted that, during Mr. Comma’s tenure as Chairman and CEO, and Mr. Goebel’s service as Lead Director, the Board has received timely and relevant information regarding the Company’s business.

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CORPORATE GOVERNANCE

In reaching its conclusion, the Board also considered the longstanding policies and practices at Jack in the Box Inc. for strong, independent oversight, including:

•	a Board with a high degree of independence, including only one non-independent member;

•	Board Committees (other than the Executive Committee) that are composed entirely of independent directors;

•	Board Committee Chairs who review and approve agendas before Committee meetings;

•	an annual evaluation of the performance of the Chairman and Chief Executive Officer by the Compensation Committee, which evaluation is then discussed with the independent directors of the Board in executive session;
•	regular executive sessions held by the Board and key Board Committees, attended only by independent directors;

•	the ability of the independent directors to call meetings of the Board and recommend agenda topics to be considered by the Board;

•	a strong, independent Lead Director who has oversight responsibility for executive sessions and information flow to the Board.

Based on these factors, the Board has concluded that retaining the current Board leadership structure provides valuable stability and effective leadership.

Lead Director

The independent directors have appointed Mr. Goebel to serve as Lead Director. Our Corporate Governance Principles and Practices provide for the Lead Director to fulfill the following functions:

•	set agendas for the executive sessions of the Board;

•	serve on the Executive Committee;

•	preside at the executive sessions of the independent directors held following each scheduled board meeting;

•	act as a key communication channel between the Board and the CEO;
•	lead the Board in determining the format and adequacy of information the directors receive;

•	provide the Chairman with input on agendas for Board meetings and the schedule of meetings in order to assure sufficient time for discussion of all agenda items;

•	call meetings of independent directors; and

•	if requested by major stockholders, ensure that he or she is available for consultation and direct communication.

The Lead Director may perform other functions as the Board may direct.

The Board’s Role in Succession Planning

The Board expects Management to have an ongoing program for effective senior leadership development and succession. As reflected in our Corporate Governance Principles and Practices, the Board’s practice is to have the CEO review annually with the full Board the abilities of the key senior managers and their likely successors. The Board also considers management succession issues when meeting in executive session at each Board meeting. Additionally, the

Board oversees ongoing plans for management development and retention, as well as executive succession, including CEO succession. At times, the Board will delegate to the Compensation Committee responsibility to review and advise on succession planning, in which case the Board expects the Committee to review such plans with Management and the Board and to make recommendations to the Board with respect thereto.

The Board’s Role in Risk Oversight

Management is responsible for the Company’s day-to-day risk management. The Board’s role is to provide oversight of the processes designed to identify, assess and monitor key risks and risk mitigation activities. The Board fulfills its risk oversight responsibilities through (i) quarterly reports from the Vice President of Internal Audit (VP, Internal Audit) to the Audit Committee relating to risk management and oversight;

(ii) annual enterprise risk management discussions by the full Board with the VP, Internal Audit and Company leadership; (iii) receiving reports directly from managers responsible for the management of particular business risks; and (iv) reports by each Committee Chair regarding the respective Committee’s oversight of specific risk topics.

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CORPORATE GOVERNANCE

The Board reviews cybersecurity risk with the Chief Information Officer at least annually and has delegated oversight of other specific risk areas to Committees of the Board. For example, the Audit Committee discusses with Management the Company’s major financial risk exposures and the steps Management has taken to monitor and mitigate those risks. As another example, the Compensation Committee discusses with its independent consultant, Management and the Compensation Risk Committee the risks arising in connection with the design of the Company’s compensation programs and succession planning. The risk oversight responsibility of each Board Committee is described in its committee charter available at http://investors.jackinthebox.com.

A more detailed discussion of the Compensation Committee’s oversight of compensation risk is found in the Section “Risk Analysis of Compensation Programs” contained later in this proxy.

Executive Sessions

Our independent, non-employee Directors meet in executive session without Management present at each regularly scheduled meeting of the Board. Mr. Goebel is currently designated by the Board to act as the Lead Director for such executive sessions.

The Audit Committee also holds executive sessions at each regularly scheduled meeting, and the other Committees of the Board meet in executive session as they deem appropriate.

Committees of the Board

The Board of Directors has five standing committees: Audit, Compensation, Nominating and Governance, Finance, and Executive. The Board considers new committee and chair assignments, and the designation of a Lead Director, effective each February. Effective February 2016, the Board of Directors approved the Board Committee assignments for the year and re-designated David Goebel as the Lead Director. The committee makeup is provided in the table on page 5 of the Proxy Summary.

The authority and responsibility of each Committee is summarized below. A more detailed description of the functions of the Audit, Compensation, Nominating and Governance, and Finance Committees is included in each Committee charter available at http://investors.jackinthebox.com.

Committee Member Independence. The Board has determined that each member of the Audit, Compensation, Nominating and Governance, and Finance Committees is an independent director for purposes of the NASDAQ Listing Rules as well as under the additional Director Independence Guidelines adopted by the Board. In addition, the members of the Audit Committee are all independent as required under Rule 10A-3(b)(1)(ii) under the Securities Exchange Act of 1934, and the members of the Compensation Committee meet the definitions of (i) a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, (ii) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (“IRC”), and (iii) the requirements of Rule 10C-1 under the Securities Exchange Act of 1934.

Audit Committee. As more fully described in its charter, the Audit Committee assists the Board of Directors with overseeing:

•	the integrity of the Company’s financial reports;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent registered public accountant’s performance, qualifications and independence;

•	the performance of the Company’s internal auditors; and

•	the Company’s processes for identifying, evaluating, and addressing major financial, legal, regulatory compliance, and enterprise risks.

The Audit Committee has sole authority to select, evaluate, and, when appropriate, replace the Company’s independent registered public accountants. The Audit Committee has appointed KPMG LLP (“KPMG”) as its independent registered public accountants for fiscal 2017 and is asking the stockholders to ratify this appointment in Proposal 2. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider the selection to determine, in its discretion, whether to retain KPMG or to select a different registered public accountant. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year.

The Audit Committee meets at least each quarter with KPMG, Management and the Company’s VP, Internal Audit, to review the Company’s annual and interim consolidated financial results before the publication of quarterly earnings press releases and the filing of quarterly and annual reports with the

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Securities and Exchange Commission. The Audit Committee also meets at least each quarter in private sessions with KPMG, Management, and the VP, Internal Audit. The Audit Committee also oversees the Company’s Business Ethics Program, which includes receiving a quarterly report from the Ethics Officer. The Board of Directors has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” as defined by SEC rules.

Additional information regarding the Audit Committee is set forth in the “Report of the Audit Committee” on page 29.

The Audit Committee held four meetings in fiscal 2016.

Compensation Committee. As more fully described in its charter, the Compensation Committee assists the Board in discharging the Board’s responsibilities relating to Director and executive officer compensation, and it oversees the performance evaluation of Management. The Compensation Committee reviews and approves the Company’s compensation philosophy, and the compensation of executive officers, including short- and long-term goals, and metric and compensation components (e.g., cash, equity and other forms of compensation). The Compensation Committee discusses with Management and reports to the Board any significant risks associated with the design and administration of the Company’s compensation programs and succession planning, and actions taken by Management to mitigate such risks. The Committee has approved the disclosures in the Company’s “Compensation Discussion and Analysis” that begins on page 44 of this Proxy Statement. The Compensation Committee held six meetings in fiscal 2016.

Executive Committee. The Executive Committee is authorized to exercise all powers of the Board in the management of the business and affairs of the Company while the Board is not in session. The Executive Committee did not meet in fiscal 2016.

Finance Committee. As more fully described in its charter, the Finance Committee assists the Board in advising and consulting with Management concerning financial matters of importance to the Company. Topics considered by the Committee include the Company’s capital structure, financing arrangements, stock repurchase programs, capital investment policies, investment performance oversight for the Company’s retirement plans, the budget process, and the financial implications of major acquisitions and divestitures. The Finance Committee discusses with Management and reports to the Board major risk exposures and the monitoring and mitigation activities undertaken by Management in connection with the matters overseen by the Committee, including proposed major transactions, capital structure, investment portfolio including employee benefit plan investments, financing arrangements, and share repurchase programs. The Finance Committee held five meetings in fiscal 2016.

Nominating and Governance Committee. As more fully described in its charter, the Nominating and Governance Committee duties include assessing the makeup and diversity of the Board, identifying and recommending qualified candidates to be nominated for election as directors at the Annual Meeting or to be appointed by the Board to fill an existing or newly created vacancy on the Board; recommending members of the Board to serve on each Board committee; and annually reviewing and recommending the leadership structure of the Board. The Nominating and Governance Committee discusses with Management and reports to the Board major risk exposures in connection with matters overseen by the Committee. Its activities include:

•	evaluating director candidates for nomination;

•	evaluating the appropriate Board size;

•	reviewing and recommending corporate governance guidelines to the Board;

•	providing oversight with respect to the annual evaluation of Board, Committee and individual director performance;

•	overseeing the Company’s political and charitable contributions;

•	assisting the Board in its oversight of the Company’s insider trading compliance program; and

•	recommending director education.

All nominees for election as directors currently serve on the Board of Directors and are known to the Nominating and Governance Committee in that capacity. The Nominating and Governance Committee held four meetings in fiscal 2016.

Board Composition and Refreshment

Policy Regarding Consideration of Director Candidates and Makeup and Diversity of the Board. The Nominating and Governance Committee has the responsibility to identify, screen, and recommend qualified candidates to the Board for nomination as directors. In evaluating director candidates, the Nominating and Governance Committee considers the qualifications listed in the Jack in the Box Inc. Corporate Governance Principles and Practices, which are available at http://investors.jackinthebox.com.

The following are some of the factors generally considered by the Nominating and Governance Committee in evaluating director candidates:

•	the appropriate size of the Board;

•	the perceived needs of the Company for particular skills, background, and business experience;

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CORPORATE GOVERNANCE

•	the skills, background, reputation and experience of the nominees, including whether those qualities add to a diversity of experiences, backgrounds, individuals, viewpoints and perspectives on the Board;

•	leadership, character and integrity;

•	independence from Management and from potential conflicts of interest with the Company;

•	experience with accounting rules and practices;

•	experience with executive compensation;

•	applicable regulatory and listing requirements, including independence requirements and legal considerations;

•	interpersonal and communications skills and the benefits of a constructive working relationship among directors; and

•	the desire to balance the considerable benefits of continuity with the periodic injection of the fresh perspective provided by new members.

The Nominating and Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders.

Retirement Policy. The Board has adopted a retirement policy under which directors may not stand for election or be appointed after age 73. The Board does not believe it should establish term limits which could disadvantage the Company by forcing out directors whose tenure and experience continue to add value to the workings of the Board.

Board Tenure Review Policy. Beginning in fiscal 2016, the Company adopted a tenure review policy pursuant to which any director who has served more than 12 years on the Board shall submit his or her voluntary offer to resign to the Committee. The Committee will undertake a thorough review of the director’s continued effectiveness and appropriateness for service, and recommend to the full Board that it either accept or reject the offer of resignation; in the latter event, the long-tenured director may continue to serve on the Board and must re-submit his or her resignation offer every three years for subsequent review.

Stockholder Recommendations and Board Nominations

In order to be evaluated pursuant to the Nominating and Governance Committee’s established procedures, stockholder recommendations for candidates for the Board must be sent in writing to the following address at least 120 days prior to the first anniversary of the date of the previous year’s Annual Meeting of Stockholders:

Nominating and Governance Committee of the Board of

Directors c/o Office of the Corporate Secretary

Jack in the Box Inc.

9330 Balboa Avenue

San Diego, CA 92123

Any recommendation submitted by a stockholder to the Nominating and Governance Committee must include the same information concerning the potential candidate and the recommending stockholder as would be required under Article III, Section 3.16 of the Jack in the Box Inc. Bylaws if the stockholder wished to nominate the candidate directly.

The Committee considers all candidates regardless of the source of the recommendation. In addition to stockholder recommendations, the Committee considers recommendations from current directors, Company personnel and others. The Company generally retains a search firm to assist it in identifying and screening candidates, and in conducting reference checks. The Committee applies the same standards in evaluating candidates submitted by stockholders as it does in evaluating candidates submitted by other sources.

A candidate nominated by a stockholder for election at an Annual Meeting of Stockholders will not be eligible for election unless the stockholder proposing the nominee has provided timely notice of the nomination in accordance with the deadlines (at least 120 days and no more than 150 days prior to the first anniversary of the date of the previous year’s Annual Meeting of Stockholders) and other requirements set forth in the Company’s Bylaws. Article III, Section 3.16 of the Company’s Bylaws provides that, in order to be eligible for election as a director, a candidate must deliver to the Corporate Secretary statements indicating whether the candidate:

•	is a party to any voting commitment that has not been disclosed to the Company;

•	is a party to any voting commitment that could limit the nominee’s ability to carry out a director’s fiduciary duties;

•	is a party to any arrangements for compensation, reimbursement, or indemnification in connection with service as a director and has committed not to become a party to any such arrangement;

•	will comply with the Company’s publicly disclosed policies and guidelines.

The foregoing is a summary of provisions of the Company’s Bylaws, and is qualified by reference to the actual provisions of Article III, Section 3.16.

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Code of Conduct

Jack in the Box Inc. is committed to establishing and maintaining an effective ethics and compliance program that is intended to increase the likelihood of preventing, detecting, and correcting ethical lapses and violations of law or Company policy. In 1998, the Company adopted a Code of Conduct (the “Code”) which applies to all officers, and employees, as well as to our Board of Directors. The Company also provides our franchisees and significant vendors with our Code and with procedures for communicating any ethics or compliance concerns to the Company. The Code is revised from time to time, most recently with non-substantive updates in May 2014.

The Code is available on the Company’s website at http://investors.jackinthebox.com. We will disclose amendments to, or waivers of our Code that are required to be disclosed under the securities rules, by posting such information on the Company’s website, www.jackintheboxinc.com. Any waiver of our Code for directors or executive officers must be approved by the Board of Directors. The Company did not grant any such waivers in fiscal 2016 and does not anticipate granting any such waiver in fiscal 2017.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is an officer, former officer, or employee of the Company. During fiscal 2016, no member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. During fiscal 2016, no interlocking relationship existed between any of our executive officers or Compensation Committee members, on the one hand, and the executive officers or Compensation Committee members of any other entity, on the other hand.

Additional Corporate Governance Principles and Practices

The Company has adopted Corporate Governance Principles and Practices (the “Principles and Practices”) which contain general principles and practices regarding the functioning of the Board of Directors and the Board Committees. The Nominating and Governance Committee regularly reviews the Principles and Practices and recommends revisions if and as appropriate. The full text of the Principles and Practices may be found at http://investors.jackinthebox.com. The Principles and Practices address many of the items discussed above, and also include the following items:

Limitation on Other Board Service. Non-employee directors may not serve on the boards of more than three other public companies. Our corporate officers are generally limited to serving on no more than one outside public company board, taking into consideration the time commitment and potential business conflicts inherent in such service.

Review of Director Skill Matrix. The Nominating and Governance Committee annually utilizes a skill matrix to assess the capabilities of the current directors and any needs for the board as a whole. The matrix itself is updated if and as necessary to assure that it remains relevant to the evolving needs of the Company and the Board.

Board, Committee, and Individual Director Evaluations. The directors annually participate in a robust evaluation process focusing on an assessment of Board operations as a whole and the service of each director. Additionally, each of the Audit, Compensation, Finance, and

Nominating and Governance Committees conducts a separate evaluation of its own performance and the adequacy of its charter. The Nominating and Governance Committee coordinates the evaluation of individual directors and of the Board operations, and reviews and reports to the Board on the outcome of these self-evaluations. As part of the evaluation process most years, the Lead Director will meet individually with each director to generate and discuss any ideas for improving the effectiveness of the director and/or the Board.

New Director Orientation and Continuing Education. The Board works with Management to schedule new-director orientation programs and continuing education programs for directors. Orientation is designed to familiarize new directors with the Company and the franchise restaurant industry as well as Company personnel, facilities, strategies and challenges, and corporate governance practices, including board ethics. Continuing education programs may include in-house and third-party presentations and programs.

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DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

The Compensation Committee of the Board of Directors (the “Committee”) is responsible for reviewing and recommending to the Board the form and amount of compensation for our non-employee directors. The following discussion of compensation and stock ownership guidelines applies only to our non-employee directors and does not apply to Mr. Comma. Mr. Comma is an employee of the Company. He is compensated as an executive officer and does not receive additional compensation for service as a director.

The Board believes that total compensation for directors should reflect the work required in both (i) their ongoing oversight and governance role and (ii) their continuous focus on driving long-term performance and stockholder value. The compensation program is designed to provide pay that is competitive with directors in the Company’s peer group (which is described in the Compensation Discussion & Analysis (“CD&A”) in this Proxy Statement). It consists of a combination of cash retainers and equity awards in the form of time-vested restricted stock units (“RSUs”). “Competitive” is defined as approximating the 50th percentile of pay of Peer Group directors.

Director Compensation Program Review and Changes

Director compensation is reviewed by an independent compensation consultant every two to three years. Any changes to director cash retainers and/or annual stock award values generally occur only after such review. The most recent review was completed during fiscal 2014. There were no changes to director compensation for fiscal 2016.

Annual Compensation Program

a. Cash Retainers

Each director receives an annual cash retainer for his or her service on the Board, service on Board committees, service as chair of a Board committee, and service as Lead Director, as applicable. There are no meeting fees. Retainers are paid in a single installment on the first business day of the month following the Annual Stockholder Meeting each year. Each new director receives a prorated retainer that is paid on the first business day of the month following his or her appointment to the Board.

2016 RETAINERS

Annual Board Service:	$65,000
Lead Director:	$17,500

Committee	Committee Chair (1)	Committee Membership
Audit	$25,000	$10,000
Compensation	$25,000	$7,500
Finance	$12,500	$5,000
Nominating & Governance	$12,500	$5,000
(1)	Includes Committee membership retainer

Directors may elect to defer receipt of some or all of their cash retainers in the form of Common Stock equivalents under the

Jack in the Box Inc. Deferred Compensation Plan for Non-Management Directors (the “Director Deferred Compensation Plan”). The number of Common Stock equivalents credited to a director’s account is based on a per share price equal to the average of the closing price of Common Stock on the NASDAQ Stock Market for the 10 trading days immediately preceding the date the deferred compensation is credited to the director’s account. Under the Director Deferred Compensation Plan, to the extent dividends are paid, dividend equivalents and fractions thereof are converted to additional Common Stock equivalents and are credited to a director’s deferred compensation account as of the dividend payment dates. Each director’s account is settled in an equal number of shares of Common Stock upon the director’s termination of service from the Board. The Director Deferred Compensation Plan is a non-qualified plan under the Internal Revenue Code.

b. Expenses

The Company reimburses directors for customary and usual travel and out-of-pocket expenses incurred in connection with attendance at Board and committee meetings.

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DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

c. Annual Equity Grant — Restricted Stock Units

Each director receives an annual grant of RSUs under the 2004 Stock Incentive Plan. We grant RSUs for the following reasons:

•	RSUs cause the value of directors’ share ownership to rise and fall with that of other stockholders, serving the objective of alignment with stockholder interests.

•	RSUs are a prevalent form of director compensation among the Company’s Peer Group.

The Company determines the number of RSUs to be granted by dividing the annual equity award value of $90,000 by the closing price of Common Stock on the date of the annual grant, which is the second business day of the next “window period” opened in accordance with the Company’s Employee/Insider Trading Policy. RSUs vest on the earlier of the first business day 12 months from the date of grant or upon the director’s termination of service with the Board, unless deferred. Directors may elect to defer receipt of shares issuable under RSU awards to termination of their board service; and beginning with the February 2015 RSU awards, shares that have vested and been deferred earn a dividend (in the form of Common Stock equivalents) to the same extent the Company pays a dividend on outstanding shares.

Director Ownership and Stock Holding Requirements

The Board believes that all directors should maintain a meaningful personal financial stake in the Company to align their long-term interests with those of our stockholders. Pursuant to our Corporate Governance Principles and Practices, the Board desires that, within a reasonable period after joining the Board, each non-employee director hold Common Stock with a value of at least three times the annual cash Board service retainer. Direct holdings, unvested and deferred RSUs, and Common Stock equivalents count toward ownership value. In addition, each director is required to hold at least 50% of the shares resulting from all RSU grants until termination of his or her Board service. The table below shows each non-employee director’s ownership value as of fiscal year end 2016, based on a closing stock price of $95.94 on the last trading day of fiscal 2016, September 30, 2016. Each of our directors meets the stock holding requirement.

Name	Board Service Effective Date	Direct Holdings/ Unvested RSUs	Deferred Units & Common Stock Equivalents	Total Value
Mr. Goebel	Dec. 2008	$2,018,961	$223,828	$2,242,789
Ms. John	Sept. 2014	$233,422	$0	$233,422
Ms. Kleiner	Sept. 2011	$724,923	$542,733	$1,267,656
Mr. Murphy	Sept. 2002	$438,926	$5,410,248	$5,849,174
Mr. Myers	Dec. 2010	$2,270,036	$666,303	$2,936,339
Mr. Tehle	Dec. 2004	$1,268,039	$4,264,149	$5,532,188
Mr. Wyatt	May 2010	$714,753	$690,768	$1,405,521

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DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

Fiscal 2016 Compensation

The table below shows the compensation amounts for each of the Company’s non-employee directors. Each director received an annual equity award of 1,406 RSUs, valued at $90,000 on the date of grant, February 22, 2016. The RSUs vest 100% on the earlier of the first business day 12 months from the date of grant or upon the director’s termination of service with the Board.

For fiscal 2016, the average annual compensation of directors was $177,857 (excluding the dividend payments on deferred accounts), comprised of (i) $87,857 in cash and (ii) $90,000 in RSUs.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	All Other Compensation (3)	Total
Mr. Goebel	$95,000	$90,000	$2,086	$187,086
Ms. John	$77,500	$90,000	$0	$167,500
Ms. Kleiner	$85,000	$90,000	$838	$175,838
Mr. Murphy	$95,000	$90,000	$55,514	$240,514
Mr. Myers	$80,000	$90,000	$6,068	$176,068
Mr. Tehle	$87,500	$90,000	$37,949	$215,449
Mr. Wyatt	$95,000	$90,000	$838	$185,838
(1)	“Fees Earned or Paid in Cash” reflects Board and Committee retainers paid to each director in 2016 either in cash or deferred at the director’s election.
(2)	“Stock Awards” reflects the grant date fair value of RSUs granted under the 2004 Stock Incentive Plan, computed in accordance with ASC 718.
(3)	The amount reported in the “All Other Compensation” column reflects four dividend payments made during fiscal 2016 that were credited to the applicable directors’ common stock equivalent accounts, in connection with (1) the respective director’s prior deferral of cash retainers, under the Director Deferred Compensation Plan described in the above section “a. Cash Retainers” and/or (2) beginning with the February 2015 RSU award, vested deferred RSUs as described in section c. “Annual Equity Grant – Restricted Stock Units.” Dividends are paid only to the same extent the Company pays a dividend on outstanding shares.

Outstanding Equity at Fiscal Year End

The table below sets forth the aggregate number of unvested and deferred RSUs held by our non-employee directors at the end of fiscal 2016.

Name	Unvested RSUs	Deferred RSUs
Mr. Goebel	1,406	927
Ms. John	1,406	0
Ms. Kleiner	1,406	5,647
Mr. Murphy	1,406	10,065
Mr. Myers	1,406	1,551
Mr. Tehle	1,406	13,234
Mr. Wyatt	1,406	7,190

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REPORT OF THE AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to Jack in the Box Inc.’s audited consolidated financial statements for the fiscal year ended October 2, 2016.

The Audit Committee has reviewed and discussed the annual consolidated financial statements with Management and KPMG LLP, the Company’s independent registered public accounting firm (the “independent auditor”). Management is responsible for the financial reporting process, the system of internal controls, including internal control over financial reporting, risk management and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The independent auditor is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee is responsible for the appointment, compensation and oversight of the independent auditor. The Committee was also involved in selection of the firm’s lead engagement partner for fiscal 2017. The Audit Committee met on four occasions in the fiscal year ended October 2, 2016. The Audit Committee met with the independent auditor, with and without Management present, to discuss the results of its audits and quarterly reviews of the Company’s financial statements. The Audit Committee also discussed with the independent auditor the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Statement on Auditing Standards No. 16 Communications with Audit Committees. The Audit Committee also received from the Company’s independent auditor the written disclosures and the letter required by applicable requirements of the PCAOB regarding their communications with the Audit Committee concerning independence, and has discussed with the independent auditor its independence from the Company. The Audit Committee also has considered whether the provision of non-audit services to the Company is compatible with the independence of the independent auditor.

In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management and internal audit group as well as the Company’s independent auditor whose reports express opinions on the conformity of the Company’s annual financial statements with U.S. generally accepted accounting principles and on the effectiveness of internal control over financial reporting.

Based on the reviews and discussions referred to above, and the reports of KPMG LLP, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended October 2, 2016, for filing with the SEC.

THE AUDIT COMMITTEE

Michael W. Murphy, Chair

James M. Myers

David M. Tehle

This report is not deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FEES AND SERVICES

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FEES AND SERVICES

The following table presents fees billed for professional services rendered by KPMG, the Company’s independent registered public accountants, for the fiscal years ended October 2, 2016 and September 27, 2015.

	2016	2015
Audit Fees (1)	$1,003,001	$923,980
Audit Related Fees	—	—
Tax Fees (2)	8,750	29,667
All Other Fees	—	—
KPMG Total Fees	$1,011,751	$953,647
(1)	Audit fees include fees for the audit of the Company’s consolidated annual financial statements and the audit of the effectiveness of internal controls over financial reporting. Audit fees also include fees for review of the interim financial statements included in our Form 10-Q quarterly reports and the issuance of consents and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.
(2)	Tax fees include fees for services rendered for tax advice in connection with amendment to the Company’s credit facility, sales tax audit defense, and interest rate swaps.

Registered Public Accountants’ Independence. The Audit Committee has considered whether the provision of the above-noted services, other than audit services, is compatible with maintaining KPMG’s independence, and has determined that the provision of such services has not adversely affected KPMG’s independence.

Policy on Audit Committee Pre-Approval of Services. The Company and its Audit Committee are committed to ensuring the independence of the independent registered public accountants, both in fact and in appearance. In this regard, the Audit Committee has established a pre-approval policy in accordance with applicable securities rules. The Audit Committee’s pre-approval policy is set forth in the Audit Committee Pre-Approval Policy, which is available on our website at http://investors.jackinthebox.com.

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PROPOSAL TWO — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

PROPOSAL TWO — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed the firm of KPMG LLP as the Company’s independent registered public accountants for fiscal year 2017. Although action by stockholders in this matter is not required, the Audit Committee believes it is appropriate to seek stockholder ratification of this appointment.

KPMG LLP has served as the Company’s independent auditor since 1986. One or more representatives of KPMG LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions from stockholders present at the meeting. The following proposal will be presented at the Annual Meeting:

Action by the Audit Committee appointing KPMG LLP as the Company’s independent registered public accountants to conduct the annual audit of the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending October 1, 2017, is hereby ratified, confirmed and approved.

Vote Required for Ratification

Ratification requires the affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions will be included in the number of shares present and entitled to vote, and will have the same effect as a vote “AGAINST” this proposal. Brokers have discretionary authority to vote uninstructed shares on this matter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

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PROPOSAL THREE — ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL THREE — ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), stockholders have the opportunity to cast an advisory vote on the compensation of our named executive officers (“NEOs”) as disclosed in the CD&A, the compensation tables, narrative disclosures, and related footnotes included in this Proxy Statement. This “Say on Pay” vote is advisory, and therefore nonbinding on the Company; however, the Compensation Committee of the Board of Directors, which is comprised entirely of independent directors, values the opinions of our stockholders and will take into account the outcome of the vote when considering future executive compensation decisions. We received a 98.6% favorable vote on Say on Pay at our February 2016 Annual Meeting of Stockholders.

The Compensation Committee engages the services of an independent compensation consultant to advise on executive compensation matters, including competitive compensation targets within the marketplace, and Company performance goals and analysis.

As discussed in more detail in the CD&A, our executive compensation program is designed to attract and retain a talented team of executives who can deliver on our commitment to build long-term stockholder value. The Compensation Committee believes our program is competitive in the marketplace, links pay to performance by rewarding our NEOs for achievement of short-term and long-term financial and operational goals (and, in some years, strategic goals), and aligns our NEOs’ interests with the long-term interests of our stockholders by providing a mix of performance and service-based equity awards. Specifically, a significant portion of compensation paid to our NEOs is based on the Company’s business performance.

Our fiscal 2016 NEOs consist of four Brand Services executives supporting both brands, namely our Chief Executive Officer (CEO), Chief Financial Officer (CFO), Chief Legal and Risk Officer (CLO), and Chief People, Culture and Corporate Strategy Officer, along with our Jack in the Box Brand President.

The Compensation Committee believes stockholders should consider the following key components of our compensation programs and governance practices when voting on this proposal:

Pay for Performance Orientation

•	Competitive, Targeted Pay. We target executive base salary, total cash compensation, and total direct compensation to deliver competitive pay for performance that meets expectations, and the opportunity for higher pay only if performance exceeds expectations.

•	Pay Mix. Our executive compensation program includes a mix of fixed and variable compensation, with a majority of target compensation in the form of annual and long-term incentives that directly tie to key Company goals and drive long-term stockholder value.

•	Long-Term Incentives (“LTI”). Annual equity awards for our NEOs included a mix of stock options, performance shares (“PSUs”) and time-vested restricted stock units (“RSUs”) with holding requirements. The PSUs vest three years after the grant, depending on the Company’s achievement of goals over a three-fiscal year period. The grant guidelines, goals, and performance metrics for the LTI awards granted in November 2015 for the performance period fiscal 2016-18 are further described in the CD&A.
•	2016 Annual Incentives. In 2016, our NEOs’ annual incentive was based partly on Operating Earnings Per Share (“EPS”), with (a) the Brand Services executives’ incentive also partly based on a consolidated Restaurant Operating Margin (“ROM”) target; and (b) the Jack in the Box Brand President’s annual incentive partly based on the Jack in the Box brand’s Earnings from Operations and ROM.

•	Each of the Brand Services NEOs earned an annual incentive payment in fiscal 2016 based on the Company substantially exceeding its financial performance target for EPS and meeting its consolidated ROM target.

•	The JIB Brand President earned an incentive based on EPS achievement and the brand performing just above its Earnings from Operations target, and exceeding its maximum ROM target.

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PROPOSAL THREE — ADVISORY VOTE ON EXECUTIVE COMPENSATION

Alignment with Long-Term Stockholder Interests

•	Equity Awards. The largest portion of our NEOs’ total pay is delivered in equity awards (including options, PSUs and RSUs), with such equity awards accounting for 66% of the CEO’s total direct compensation in 2016 (excluding a special one-time retention stock award).

Option awards and time-vested RSUs have multi-year vesting; performance awards are based on achievement of financial goals over a three-fiscal year period.

All RSUs – and PSUs beginning in fiscal 2016 — are subject to a holding requirement of at least 50% of after-tax net shares until termination or retirement.

•	Stock Ownership Requirement. Our NEOs and other senior executives are required to own a significant amount of the Company’s stock, based on a multiple of salary.

•	No Evergreen – No Repricing. We do not have an evergreen plan, and we prohibit repricing equity awards without stockholder approval.

•	No Pledging or Hedging. We prohibit Section 16 officers and Corporate Vice Presidents from pledging Company stock as collateral for any obligation or engaging in hedging transactions involving our stock.

Recommendation

With the assistance of its independent compensation consultant, the Committee has thoughtfully developed our executive compensation programs, setting NEO compensation that links pay to performance and provides an appropriate balance of short-term and long-term incentives that are aligned with long-term stockholder interests. Accordingly, the Board of Directors recommends that you vote in favor of the following resolution:

“RESOLVED, that Jack in the Box Inc. stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the Company’s Compensation Discussion and Analysis, tabular disclosures, and other narrative disclosures in this Proxy Statement for the 2017 Annual Meeting of Stockholders.”

Approval of the Say on Pay proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions will be included in the number of shares present and entitled to vote, and will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will not count as votes cast “FOR” or “AGAINST” the proposal, and will not be included in calculating the number of votes necessary for approval for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

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PROPOSAL FOUR – RE-APPROVAL OF STOCK INCENTIVE PLAN

PROPOSAL FOUR – RE-APPROVAL OF CERTAIN TERMS AND CONDITIONS SET FORTH IN OUR 2004 STOCK INCENTIVE PLAN THAT WILL PERMIT US TO GRANT AWARDS THAT MAY QUALIFY AS “PERFORMANCE-BASED COMPENSATION” WITHIN THE MEANING OF SECTION 162(m) OF THE CODE

Overview

In 2004 the Board adopted and our stockholders approved, the 2004 Stock Incentive Plan (the “Plan”). The Plan was amended and restated in 2012 (the Plan as amended and restated, the “Amended 2004 Plan”). To allow for certain awards under the Amended 2004 Plan to qualify as tax-deductible “performance-based compensation” within the meaning of Section 162(m) (“Section 162(m)”) of the Internal Revenue Code, as amended, (the “Code”), we are asking stockholders to re-approve certain terms and conditions under the Amended 2004 Plan that are described below. Stockholders are not being asked to approve an increase in the number of shares available for grant under the Amended 2004 Plan or any other amendment to the Amended 2004 Plan.

The Amended 2004 Plan provides for performance-based awards that are intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m). The Board believes that it is in the best interests of the Company and our stockholders to maintain a plan under which performance-based stock and cash compensation awards made to certain executive officers may be deducted by the Company for federal income tax purposes, as further described below.

Proposal 4 must receive the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal in order to be approved. In the event that our stockholders do not approve Proposal 4, the Amended 2004 Plan will not be available for future grants of performance-based awards, and we may not be entitled to a tax deduction for some or all of the compensation paid to our chief executive officer and our other most highly compensated officers.

Continued Ability to Grant Qualified Performance-Based Compensation under Section 162(m)

Section 162(m) disallows a U.S. tax deduction to any publicly held corporation and its affiliates for certain compensation paid to any “covered employee” (the chief executive officer and the next three most highly compensated officers other than the chief financial officer) to the extent that the compensation paid to the covered employee for the taxable year exceeds $1,000,000. However, certain kinds of compensation, including qualified “performance-based compensation,” are not subject to this deduction limitation.

In order for compensation awarded under a plan to qualify as “performance-based compensation” under Section 162(m), among other requirements, the following terms and conditions must be disclosed to and approved by the stockholders before the compensation is paid: (i) a description of the employees eligible to receive such awards; (ii) a description of the business criteria upon which the performance goals for performance-based awards may be based; and (iii) a per-employee limit on the number of shares subject to performance-based stock awards and the amount of cash subject to performance-based cash awards that may be granted or paid to any employee under the plan during any specified period.

In 2012, our public company stockholders approved the Amended 2004 Plan, including the terms and conditions necessary for us to grant awards under the Amended 2004 Plan that may qualify as “performance-based compensation” under Section 162(m). Under U.S. tax rules, in order for us to continue to grant performance-based stock and cash awards under the Amended 2004 Plan that may qualify as “performance-based compensation” under Section 162(m), our stockholders must reapprove such terms and conditions no later than the first stockholder meeting that occurs in the fifth year following the year in which our stockholders previously approved such terms and conditions.

Accordingly, we are requesting that our stockholders re-approve the terms and conditions of the Amended 2004 Plan regarding eligibility for performance-based awards, the business criteria upon which the performance goals for performance-based awards may be based, and annual

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PROPOSAL FOUR – RE-APPROVAL OF STOCK INCENTIVE PLAN

per-employee limits on performance-based awards (as described in the summary below). We believe that it is in the best interests of the Company and our stockholders to preserve the ability to grant awards in the future that may qualify as “performance-based compensation” under Section 162(m). However, in certain circumstances, we may determine to grant awards to our covered employees that are not intended to qualify as “performance-based compensation” under Section 162(m). Moreover, even if we grant awards that are intended to qualify as “performance-based compensation” under Section 162(m), we cannot guarantee that such compensation ultimately will be deductible by us under U.S. tax rules.

Description of Amended 2004 Plan

The material features of the Amended 2004 Plan are summarized below. This summary is qualified in its entirety by reference to the complete text of the Amended 2004 Plan, which is appended to this proxy statement as Exhibit A and may be accessed from the SEC’s website at www.sec.gov.

Purpose of the Amended 2004 Plan. The purpose of the Amended 2004 Plan is to advance the interests of the Company by providing an incentive program that will enable the Company to attract, retain, and motivate employees, consultants and directors upon whose judgment, interest and efforts the Company’s success is dependent, and to provide them with an equity interest in the success of the Company in order to motivate superior performance. These incentives may be provided through the grant of stock options (including indexed options), stock appreciation rights, restricted stock purchase rights, restricted stock bonuses, restricted stock units, performance shares, and performance units.

Key Features of the Amended 2004 Plan Designed to Protect Stockholders’ Interests. The Amended 2004 Plan includes provisions that reflect our commitment to strong corporate governance and the desire to preserve stockholder value as demonstrated by the following features:

•	No Evergreen Feature. The maximum number of shares available for issuance under the Amended 2004 Plan is fixed and cannot be increased without stockholder approval. In addition, unless extended by a vote of our stockholders, no awards may be granted under the Amended 2004 Plan after November 16, 2021.

•	Repricing Prohibited. Stockholder approval is required for any repricing, replacement, or buyout of underwater awards.

•	No Discount Awards; Maximum Term Specified. Stock options and stock appreciation rights generally must have an exercise price no less than the closing price of the Company’s stock on the date the award is granted and, starting in November 2009, a term no longer than seven years from the date of grant.
•	Per-Employee Limits on Awards. The Amended 2004 Plan limits the size of awards that may be granted to any one employee within any fiscal year of the Company.

•	Minimum Three-Year Vesting Period. Restricted shares and RSUs granted to employees and vesting solely on the basis of continued service require a minimum three years of employment, from date of grant, to vest (with the exception of a maximum of 10% of the total shares being available for full value awards with a vesting period of less than three years).

•	Award Design Flexibility. Different kinds of awards may be granted under the Amended 2004 Plan, giving the Company the flexibility to design our equity incentives to complement the other elements of compensation and to support our attainment of strategic goals.

•	Performance-Based Awards. The Amended 2004 Plan permits the grant of performance-based stock awards that are payable upon the attainment of specified performance goals.

•	Responsible Share Counting. Any shares of common stock tendered or withheld to pay taxes or an option’s exercise price are not available for re-issuance.

•	Responsible Change in Control Provisions. The Amended 2004 Plan’s definition of a change-in-control transaction provides that any award benefits triggered by such a transaction are contingent upon the actual consummation of the transaction, not merely its approval by our Board or stockholders. Additionally, since 2014, all grants of options and restricted stock units provide that unvested awards that continue after a “Change in Control” (as defined below) are “double-trigger”, requiring both a Change in Control and qualifying termination of service for vesting to accelerate. Since 2014, the terms of performance awards provide for vesting upon a Change in Control that pays out at actual levels achieved for completed performance periods and at target level for incomplete periods.

•	Deductibility of Awards. The Amended 2004 Plan includes provisions intended to meet the requirements for deductibility of executive compensation under Section 162(m), including by qualifying payments under the Amended 2004 Plan as “performance-based compensation.”

•	Independent Committee. The Amended 2004 Plan is administered by our Compensation Committee or other committee of the Board as duly appointed to administer the Amended 2004 Plan.

Share Reserve. As of the record date, of the shares of our common stock approved for issuance under the Amended 2004 Plan, 826,955 shares are subject to issuance or release under outstanding awards and 2,062,864 shares of our common stock remain available for future awards (not

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PROPOSAL FOUR – RE-APPROVAL OF STOCK INCENTIVE PLAN

including any shares that might in the future be returned to the Amended 2004 Plan as a result of awards expiring, being forfeited or otherwise terminating).

The Amended 2004 Plan provides that grants or settlement of full value awards (such as restricted stock bonus awards, restricted stock purchase rights, restricted stock units, performance shares or performance units settled in shares) made on or after February 10, 2010 are counted against the Amended 2004 Plan’s share reserve on a one-and-three-quarters-for-one basis (i.e. each full value award is counted against the share limit as 1.75 shares). If any award expires, lapses or otherwise terminates or is forfeited for any reason without having been exercised or settled in full, the shares subject to the award will again become available for issuance under the Amended 2004 Plan. To the extent a share that was subject to an Award that counted as one share is returned to the Amended 2004 Plan, the share reserve will be credited with one share. To the extent that a share that was subject to an Award that counts as 1.75 shares is returned to the Amended 2004 Plan, the share reserve will be credited with 1.75 shares. Upon any stock dividend, stock split, reverse stock split, recapitalization, or similar change in our capital structure, appropriate adjustments will be made to the shares subject to the Amended 2004 Plan, to the award grant limitations, and to all outstanding awards.

Administration. The Amended 2004 Plan has been and will continue to be administered by the Compensation Committee or other Committee of the Board of Directors duly appointed to administer the Amended 2004 Plan, or, in the absence of such committee, by the Board of Directors. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m), administration must be by a compensation committee comprised solely of two or more “outside directors” within the meaning of Section 162(m). (For purposes of this summary, the term “Committee” will refer to either such duly appointed committee or to the Board of Directors.) Subject to the provisions of the Amended 2004 Plan, the Committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of such awards, and all of their terms and conditions. The Committee may, subject to certain limitations on the exercise of its discretion required by Section 162(m) and the repricing and vesting restrictions described below, amend, cancel, renew, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award. The Amended 2004 Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer, or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the Amended 2004 Plan. The Committee will interpret the Amended 2004 Plan and awards granted thereunder, and all determinations of the Committee will be final and binding on all persons having an interest in the Amended 2004 Plan or any award.

Eligibility. Awards may be granted to employees, directors and consultants of the Company or of any present or future parent or subsidiary corporations of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of October 2, 2016, the Company had approximately 22,200 employees, including ten executive officers, and seven non-management directors who would be eligible under the Amended 2004 Plan.

Repricing and Vesting Restrictions. The Amended 2004 Plan forbids, without stockholder approval, the repricing of any outstanding stock option and/or stock appreciation right. In addition, the Amended 2004 Plan forbids (1) any acceleration of vesting of awards by the Committee for any reason other than upon a Change in Control or after a participant’s death, retirement or disability, (2) vesting of full value shares on the basis of continued service any more rapidly than annual pro rata vesting over three years (with the exception of no more than 10% of the total shares being available for full value awards that have a vesting period of less than three years) and (3) vesting on the basis of performance over a performance period of less than 12 months.

Stock Options. Each option granted under the Amended 2004 Plan must be evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Amended 2004 Plan. The exercise price of each option may not be less than the fair market value of a share of Common Stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “Ten Percent Stockholder”) must have an exercise price equal to at least 110% of the fair market value of a share of Common Stock on the date of grant. The exercise price of each indexed stock option, and the terms and adjustments which may be made to such an option, will be determined by the Committee in its sole discretion at the time of grant.

On December 30, 2016, the closing price of the Company’s Common Stock on the NASDAQ stock market was $111.64 per share. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, no employee may be granted in any fiscal year of the Company options and/or freestanding stock appreciation rights which in the aggregate are for more than 500,000 shares.

The Amended 2004 Plan provides that the option exercise price may be paid in cash, by check, or in cash equivalent, by the assignment of the proceeds of a sale with respect to some or all of the shares being acquired upon the exercise of the option, to the extent legally permitted, by tender of shares of Common Stock owned by the optionee having a fair market

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PROPOSAL FOUR – RE-APPROVAL OF STOCK INCENTIVE PLAN

value not less than the exercise price, by such other lawful consideration as approved by the Committee, or by any combination of these. Nevertheless, the Committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the optionee has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by the Company, through the optionee’s surrender of a portion of the option shares to the Company.

Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The maximum term of any option granted before November 12, 2009 under the Amended 2004 Plan is ten years, and the maximum term of any option granted on or after November 12, 2009 under the Amended 2004 Plan is seven years, provided, however, that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding five years. The Committee will specify in each written option agreement, and solely in its discretion, the period of time post-termination that an optionee may exercise the option before it expires.

Stock options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee’s lifetime only by the optionee. However, a nonstatutory stock option may be assigned or transferred to the extent permitted by the Committee and set forth in the option agreement, subject to applicable limitations of securities law.

Stock Appreciation Rights. Each stock appreciation right granted under the Amended 2004 Plan must be evidenced by a written agreement between the Company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the Amended 2004 Plan. A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of Company Common Stock between the date of grant of the award and the date of its exercise. The Company may pay the appreciation either in cash, in shares of Common Stock or in any combination thereof as set out in the award agreement. The Committee may grant stock appreciation rights under the Amended 2004 Plan in tandem with a related stock option or as a freestanding award. A tandem stock appreciation right is exercisable only at the time and to the same extent that the related option is exercisable, and its exercise causes the related option to be canceled. Freestanding stock appreciation rights vest and become exercisable at the times and on the terms established by the Committee. The maximum term of any stock appreciation right granted before November 12, 2009 under the Amended 2004 Plan is ten years, and the maximum term of any stock appreciation right granted on or after November 12, 2009 under the Amended 2004 Plan is seven years. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, no employee may be granted in any fiscal year of the Company freestanding stock appreciation rights and/or options which in the aggregate are for more than 500,000 shares. Stock appreciation rights are nontransferable by the participant other than by will or by the laws of descent and distribution, and are exercisable during the participant’s lifetime only by the participant.

Restricted Stock Awards. The Committee may grant restricted stock awards under the Amended 2004 Plan, either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase Common Stock, or in the form of a restricted stock bonus, for which the participant furnishes consideration in the form of services to the Company. The Committee determines the purchase price, if any, payable under restricted stock purchase awards. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Committee specifies, and the shares acquired may not be transferred by the participant until vested, other than pursuant to an ownership change event as described in the Amended 2004 Plan. Unless otherwise provided by the Committee, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant’s termination of service. Participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award.

The Committee also may grant restricted stock awards under the Amended 2004 Plan in the form of restricted stock units which represent a right to receive shares of Common Stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to the Company. The Committee may grant restricted stock unit awards subject to the attainment of performance goals similar to those described below in connection with performance shares and performance units, or may make the awards subject to vesting conditions similar to those applicable to other restricted stock awards. Participants have no voting rights or rights to receive dividends with respect to restricted stock unit awards until shares of Common Stock are issued in settlement of such awards. However, the Committee may grant restricted stock units that entitle their holders to receive dividend equivalents, which are rights to receive additional restricted stock units for a number of shares whose value is equal to any dividends we pay. Dividend equivalents shall only be payable to the extent the Participant’s right to any stock is nonforfeitable.

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PROPOSAL FOUR – RE-APPROVAL OF STOCK INCENTIVE PLAN

Subject to appropriate adjustment in the event of any change in the capital structure of the Company, no employee may be granted in any fiscal year of the Company restricted stock awards in the aggregate for more than 200,000 shares of stock on which the restrictions are based on performance criteria.

Performance Awards. The Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Committee determines in writing and sets forth in a written agreement between the Company and the participant. These awards may be designated as performance shares or performance units. The PSUs granted to executive officers as part of our long-term incentive program fit within the definition of performance shares under the Amended 2004 Plan.

Performance shares and performance units represent a right to receive a share of common stock, an equivalent amount of cash, or a combination of shares and cash as determined by the Committee, if vesting conditions are satisfied. The initial values of such awards are equal to the fair market value of a share of stock on the grant date and $100 per unit, respectively.

Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more predetermined performance goals are attained within a predetermined performance period. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, for each fiscal year of the Company contained in the applicable performance period, no employee may be granted performance shares that could result in the employee receiving more than 200,000 shares of Common Stock or performance units that could result in the employee receiving more than $1,000,000.

Prior to the beginning of the applicable performance period or such later date as permitted under Section 162(m), the Committee will establish one or more performance goals applicable to the award. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the Company and each parent and subsidiary corporation consolidated therewith for financial reporting purposes, or such division or business unit of the Company as may be selected by the Committee. The Committee, in its discretion, may base performance goals on one or more of the following such measures: sales, revenue, gross margin, operating margin, operating income, pre-tax profit, earnings before interest, taxes, depreciation and/or amortization, net earnings, net income, cash flow, expenses, expense management, stock price, earnings per share, operating earnings per share, defined operating earnings per share, average unit sales or volume, return on stockholders’ equity, return on capital, return on assets, return on invested capital, economic value added, number of customers, market share, same store sales, average restaurant margin, restaurant operating margin, return on investment, profit after tax, customer satisfaction, guest transactions, number of restaurants franchised, number of restaurants remodeled or reimaged, franchise revenues, gains on restaurants sold, cash proceeds on restaurants sold, return on equity, cash on cash return, and system-wide sales. The target levels with respect to these performance measures may be expressed on an absolute basis or relative to a standard specified by the Committee. The degree of attainment of performance measures will, according to criteria established by the Committee, be computed before the effect of changes in accounting standards, restructuring charges and similar extraordinary items occurring after the establishment of the performance goals applicable to a performance award.

The Committee may also provide that one or more of the following objectively determinable adjustments shall be made to one or more of the performance goals: items related to a change in accounting principle; items relating to financing activities; expenses for restructuring or productivity initiatives; other non-operating items; items related to acquisitions; items attributable to the business operations of any entity acquired by the Company during the performance period; items related to the disposal of a business or segment of a business; items related to discontinued operations that do not qualify as a segment of a business under United States generally accepted accounting principles; items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the performance period; any other items of significant income or expense which are determined to be appropriate adjustments; items relating to unusual or extraordinary corporate transactions, events or developments; items related to amortization of acquired intangible assets; items that are outside the scope of the Company’s core, on-going business activities; or items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

Following completion of the applicable performance period, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable to the participant on the basis of the performance goals attained. However, no such reduction may increase the amount paid to any other participant. In its discretion, the Committee may provide for the payment to a participant awarded performance shares of dividend equivalents with respect to dividends paid on the Company’s Common Stock, however, dividend equivalents shall only be payable to the extent the Participant’s right to any performance award is earned and nonforfeitable.

Unless otherwise provided by the Committee, if a participant’s service terminates due to the participant’s death, disability or retirement prior to completion of the applicable performance period, the final award value will be determined at the end of

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the performance period on the basis of the performance goals attained during the entire performance period but will be prorated for the number of months of the participant’s service during the performance period. If a participant’s service terminates prior to completion of the applicable performance period for any other reason, the Amended 2004 Plan provides that, unless otherwise determined by the Committee, the performance award will be forfeited. No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.

Change in Control. The Amended 2004 Plan defines a “Change in Control” of the Company as any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event (in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the event) direct or indirect beneficial ownership of a majority of the total combined voting power of the voting securities of the Company, its successor, or, in the case of (iii) below, the corporation or corporations to which the assets were transferred: (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of the Company’s voting stock; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company. If a Change in Control occurs, the surviving, continuing successor or purchasing corporation or parent corporation thereof may either assume outstanding options or stock appreciation rights or substitute new awards having an equivalent value.

In the event of a Change in Control, in which the outstanding stock options and stock appreciation rights are not assumed or replaced, then all unexercisable, unvested or unpaid portions of such outstanding awards will become exercisable, vested and payable in full prior to the date of the Change in Control. Since 2014, however, all grants of stock options that continue after a Change in Control are “double trigger,” requiring both a Change in Control and a qualifying termination of service for vesting to accelerate.

In the event of a Change in Control, the lapsing of all vesting conditions and restrictions on any shares subject to any restricted stock award, restricted stock unit award or performance award held by a participant whose service with the Company has not terminated prior to the Change in Control may be accelerated effective as of the date of the Change in Control, subject to the terms of the applicable grant agreement. Since 2014, all grants of restricted stock that continue after a Change in Control are “double trigger,” requiring both a Change in Control and a qualifying termination of service for stock vesting to accelerate. Since 2014, all performance award grant agreements provide that the value of outstanding performance awards will be determined and paid at (i) the degree of attainment of the applicable performance goals for the completed performance periods prior to the date of the Change in Control and (ii) 100% of the pre-established performance goal target for incomplete periods.

Any option or stock appreciation right not assumed, replaced, or exercised as of the date of the Change in Control will terminate. The Amended 2004 Plan authorizes the Committee, in its discretion, to provide for different treatment of any award, as may be specified in such award’s written agreement, which may provide for acceleration of the vesting or settlement of any award, or provide for longer periods of exercisability, upon a Change in Control.

Termination or Amendment. The Amended 2004 Plan will continue in effect until the first to occur of (i) its termination by the Committee or (ii) the date on which all shares available for issuance under the Amended 2004 Plan have been issued and all restrictions on such shares under the terms of the Amended 2004 Plan and the agreements evidencing awards granted under the Amended 2004 Plan have lapsed. Unless extended by a vote of our stockholders, no awards may be granted under the Amended 2004 Plan after November 16, 2021. The Committee may terminate or amend the Amended 2004 Plan at any time, provided that no amendment may be made without stockholder approval if the Committee deems such approval necessary for compliance with any applicable tax or securities law or other regulatory requirements, including the requirements of any stock exchange or market system on which the Common Stock of the Company is then listed. No termination or amendment may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not adversely affect an outstanding award without the consent of the participant unless required to enable an option designated as an incentive stock option to qualify as such or necessary to comply with any applicable law, regulation or rule.

Summary of U.S. Federal Income Tax Consequences

The following is a general summary of the federal income tax treatment of stock options, which are authorized for grant under the Amended 2004 Plan, based upon the provisions of the Code as of the date of this proxy statement. This summary is not intended to be exhaustive and the exact tax consequences to any award holder depend upon his or her particular circumstances and other facts. Plan participants should consult their tax advisor with respect to any state, local and non-U.S. tax considerations or relevant federal tax implications of options granted under the Amended 2004 Plan.

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PROPOSAL FOUR – RE-APPROVAL OF STOCK INCENTIVE PLAN

Incentive Stock Options. An option holder recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option that qualifies under Section 422 of the Code. Option holders who neither dispose of their shares within two years of the date that the option was granted or within one year following the exercise of the option, normally recognize a capital gain or loss on the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If an option holder satisfies these holding periods, on the sale of the shares, we are not entitled to any deduction for federal income tax purposes. Where an option holder disposes of shares within two years after the date of grant of those options or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (which is not to exceed the gain realized on the sale, if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) is taxed as ordinary income at the time of disposition. Any gain in excess of that amount is a capital gain. If a loss is recognized, there is no ordinary income, and such loss is a capital loss. Any ordinary income recognized by the option holder on the disqualifying disposition of the shares generally results in a deduction by the Company for federal income tax purposes.

Nonqualified Stock Options. Options not designated or qualifying as incentive stock options are nonqualified stock options having no special tax status. An option holder generally recognizes no taxable income as a result of the grant of the option. On the exercise of a nonqualified stock option, the option holder normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. Where the option holder is an employee, such ordinary income generally is subject to withholding of income and employment taxes. On the sale of shares acquired by the exercise of a nonqualified stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date), is taxed as a capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonqualified stock option or the sale of the stock acquired pursuant to such grant. The Company should generally be entitled to a deduction equal to the amount of ordinary income recognized by the option holder as a result of the exercise of a nonqualified stock option.

Deductibility of Compensation. The Code allows publicly held corporations to deduct compensation that is in excess of $1,000,000 paid to the corporation’s chief executive officer and any of its three most highly compensated executive officers (other than the chief executive officer and the chief financial officer) if the compensation is payable solely based on the attainment of one or more performance goals and where certain statutory requirements are satisfied. It is intended that compensation arising from awards granted under the Amended 2004 Plan that are based on performance goals, and stock options and stock appreciation rights, are to be deductible by us as qualified performance-based compensation not subject to the $1,000,000 limitation on deductibility under the Code. Despite this, we reserve the right to grant awards under the Amended 2004 Plan that do not result in qualified performance-based compensation and, as such, may not entitle us to a tax deduction.

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PROPOSAL FOUR – RE-APPROVAL OF STOCK INCENTIVE PLAN

Plan Benefits

The following table shows, for each of the individuals and groups indicated, the total number of shares of our common stock subject to all stock awards, including options, that have been granted (even if not currently outstanding) under the Plan since inception through the record date, December 30, 2016.

Name and position	Number of shares subject to stock awards
Leonard A. Comma, Chairman of the Board and Chief Executive Officer	710,550
Jerry P. Rebel, Executive Vice President and Chief Financial Officer	815,854
Frances L. Allen, Jack in the Box Brand President	50,105
Mark H. Blankenship, Chief People, Culture, and Corporate Strategy Officer	226,419
Phillip H. Rudolph, Chief Legal and Risk Officer and Corporate Secretary	379,667
All current executive officers as a group	2,597,159
All current directors who are not executive officers as a group	282,839
Each nominee for election as a director:
Leonard A. Comma	710,550
David L. Goebel	47,451
Sharon P. John	2,333
Madeleine A. Kleiner	14,640
Michael W. Murphy	83,851
James M. Myers	22,262
David M. Tehle	83,851
John T. Wyatt	28,451
Each associate of any such directors, executive officers or nominees	0
Each other person who received or is to receive 5% of such options, warrants or rights	0
All employees, including all current officers who are not executive officers, as a group	552,570

New Plan Benefits

The following table shows the total number of shares of our common stock subject to awards that will be received by or allocated to each of the individuals and groups indicated below under the Amended 2004 Plan, if such number is determinable:

Name and position	Dollar value	Number of shares
Leonard A. Comma, Chairman of the Board and Chief Executive Officer	(1)	(1)
Jerry P. Rebel, Executive Vice President and Chief Financial Officer	(1)	(1)
Frances L. Allen, Jack in the Box Brand President	(1)	(1)
Mark H. Blankenship, Chief People, Culture, and Corporate Strategy Officer	(1)	(1)
Phillip H. Rudolph, Chief Legal and Risk Officer and Corporate Secretary	(1)	(1)
All current executive officers as a group	(1)	(1)
All current directors who are not executive officers as a group	$90,000 per fiscal year	(2)
All employees, including all current officers who are not executive officers, as a group	(1)	(1)
(1)	Awards granted under the Amended 2004 Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the Amended 2004 Plan, and our Board and our Compensation Committee have not granted any awards under the Amended 2004 Plan subject to stockholder approval of this Proposal 4. Accordingly, the benefits or amounts that will be received or allocated to our executive officers and other employees under the Amended 2004 Plan are not determinable.
(2)	Awards granted under the Amended 2004 Plan to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the Amended 2004 Plan. However, pursuant to our non-employee director compensation policy, each of our current non-employee directors is eligible to receive an annual grant of RSUs. The number of shares subject to each such awards is determined by dividing the annual equity award value of $90,000 by the closing price of Common Stock on the date of the annual grant, which is the second business day of the next “window period” opened in accordance with the Company’s Employee/Insider Trading Policy and, therefore, is not determinable at this time. For additional information regarding our compensation policy for non-employee directors, see the “Director Compensation and Stock Ownership Guidelines” section in this Proxy Statement.

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PROPOSAL FOUR – RE-APPROVAL OF STOCK INCENTIVE PLAN

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes the equity compensation plans under which Company common stock may be issued as of October 2, 2016. Stockholders of the Company approved all plans.

	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	(b) Weighted-average exercise price of outstanding options (1)	(c) Number of securities remaining for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (2)	965,160	$61.73	2,465,612
(1)	Includes shares issuable in connection with our outstanding stock options, performance-vested stock awards, nonvested stock awards and units, and non-management director deferred stock equivalents. The weighted-average exercise price in column (b) includes the weighted-average exercise price of stock options.
(2)	The Company has shares authorized for issuance to employees, consultants, and directors under the Amended 2004 Plan, and the Amended and Restated Deferred Compensation Plan for Non-Management Directors. For additional description of our equity compensation plans, see Note 12, Share-Based Employee Compensation, of the notes to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended October 2, 2016.

Required Vote and Board of Directors Recommendation

The affirmative vote of a majority of the votes cast at the meeting at which a quorum is present, either in person or by proxy, is required to re-approve certain terms and conditions set forth in our Amended 2004 Plan that will permit us to grant awards under our Amended 2004 Plan that may qualify as “performance-based compensation” within the meaning of Section 162(m). If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the effect of a vote “AGAINST” the proposal. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Broker non-votes will be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

The Board believes that the proposed re-approval of these terms and conditions under the Amended 2004 Plan is in the best interests of the Company and its stockholders for the reasons stated above.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RE-APPROVAL OF CERTAIN TERMS AND CONDITIONS SET FORTH IN OUR AMENDED 2004 PLAN THAT WILL PERMIT US TO GRANT AWARDS UNDER OUR 2004 PLAN THAT MAY QUALIFY AS “PERFORMANCE-BASED COMPENSATION” WITHIN THE MEANING OF SECTION 162(m).

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PROPOSAL FIVE – ADVISORY VOTE ON THE FREQUENCY OF VOTE ON EXECUTIVE COMPENSATION

PROPOSAL FIVE – ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act of 1934, we are required to provide stockholders with the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently to vote on future advisory votes on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

Stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation every one, two, or three years. Stockholders also may abstain from casting a vote on this proposal.

The Board has determined that an annual advisory vote on executive compensation will permit our stockholders to provide direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in the proxy statement each year, which is consistent with our efforts to engage in an ongoing dialogue with our stockholders on executive compensation and corporate governance matters.

This vote is advisory, which means that the vote on executive compensation is not binding on the Company, our Board, or the Compensation Committee. However, our Board values the opinions that our stockholders express in their votes and will take into account the outcome of the vote when considering how frequently we should conduct an advisory Say on Pay vote on the compensation of our named executive officers.

Stockholders may cast a vote on the preferred voting frequency by selecting the option of one year, two years, or three years (or may abstain) when voting in response to the resolution set forth below.

“RESOLVED, that the stockholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of the Company’s named executive officers as set forth in the Company’s proxy statement should be (i) every one year, (ii) every two years, or (iii) every three years.”

Required Vote and Board of Directors’ Recommendation

The choice of frequency that receives the highest number of “FOR” votes will be considered the advisory vote of the stockholders. Brokers will not be able to cast votes if clients do not provide voting instructions on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE OPTION “ONE YEAR” VOTES AS THE PREFERRED FREQUENCY FOR ADVISORY VOTES ON COMPENSATION.

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CD&A — I. EXECUTIVE SUMMARY

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) explains the key elements of our executive compensation program and compensation decisions for our named executive officers (“NEOs”) in fiscal 2016. The Compensation Committee of our Board of Directors (the “Committee”), with input from its independent compensation consultant, oversees these programs and determines compensation for our NEOs.

Our fiscal year 2016 NEOs are:

•	Leonard A. Comma	Chairman and Chief Executive Officer (“CEO”), our principal executive officer

•	Jerry P. Rebel	Executive Vice President, Chief Financial Officer (“CFO”), our principal financial officer

•	Frances L. Allen	Jack in the Box Brand President (“JIB President”)

•	Mark H. Blankenship	Executive Vice President, Chief People, Culture and Corporate Strategy Officer (“CPO”)

•	Phillip H. Rudolph	Executive Vice President, Chief Legal and Risk Officer (“CLO”) and Corporate Secretary

Quick Reference Guide

Executive Summary	Section I
Compensation Principles and Objectives	Section II
Compensation Competitive Analysis	Section III
Elements of Compensation	Section IV
Compensation Decision-Making Process	Section V
Fiscal 2016 Compensation	Section VI
Additional Compensation Information	Section VII

I. EXECUTIVE SUMMARY

Jack in the Box is committed to responsibly building long-term stockholder value. Our executive compensation program is designed to deliver on this commitment by using a balanced performance measurement framework that is aligned with the key drivers of Company performance and stockholder value creation. This executive summary provides an overview of our fiscal 2016 performance, compensation framework and pay actions, targeted total direct compensation, and CEO pay for performance alignment.

a. Fiscal 2016 Financial Highlights

Returns to Stockholders

•	The Company’s stock price increased 20.4% to $95.94 per share at fiscal year-end (“FYE”) 2016, versus $79.71 at FYE 2015.
•	Cumulative total shareholder return increased significantly year over year, and for the fifth consecutive year, as shown on the TSR-CEO pay-for-performance alignment graph in Section I.d. below.

Financial and Operational Achievements

•	Operating Earnings Per Share (“Operating EPS”)[1] increased 28.7% to $3.86 per share for fiscal 2016 (versus $3.00 for fiscal 2015), representing an increase of more than 25%, excluding the $0.09 benefit from the 53rd week in fiscal 2016. This was the Company’s fifth consecutive year of growth in excess of 20%.

•	Systemwide same-store sales grew 1.4% at Qdoba (on top of a 9.3% increase the prior year) and 1.2% at Jack in the Box (“JIB”) (on top of a 6.5% increase in fiscal 2015).
•	Consolidated restaurant operating margin (“ROM”) was 20.2% of sales, with margins at JIB increasing by 50 basis points to 21.2%.

•	During fiscal 2016, the Company made progress on key strategic initiatives, including reducing our G&A, increasing our borrowing capacity and beginning to implement plans to bring the JIB franchise mix to over 90% of the system.

•	Consolidated franchise margin, as a percentage of franchise revenues, improved 140 basis points to 52.9%.

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CD&A — I. EXECUTIVE SUMMARY

b. Fiscal 2016 Compensation Framework and Key Pay Actions

Our executive compensation program is designed to motivate, engage, and retain a talented executive leadership team and to appropriately reward them for their contributions to our business. Our performance measurement framework consists of a combination of financial and operational performance metrics, varying time horizons, and multiple equity vehicles. The largest portion of our executives’ compensation is variable and is directly tied to the achievement of annual and longer-term financial and operating goals. In combination, these metrics and variables provide a balanced and comprehensive view of performance, and drive the Committee’s executive compensation decisions.

Consistent with the fundamental principle that compensation programs should align pay with performance, the Company’s fiscal 2016 performance directly impacted compensation decisions and pay outcomes, as shown in the chart below that summarizes the compensation framework, key fiscal 2016 performance measures and 2016 pay actions. In addition to the long-term incentive awards outlined below, the Committee awarded the CEO a special retention stock award in 2016 described in Section I.c.

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CD&A — I. EXECUTIVE SUMMARY

c. Fiscal 2016 Targeted Total Direct Compensation Mix

The chart below shows the percentage breakdown of targeted total direct compensation (“TDC”) (consisting of base salary, target annual incentive, and target long-term incentive) for each NEO in fiscal 2016, excluding Mr. Comma’s special one-time retention award. Target TDC is set within a competitive range of the median of “Market compensation” based on market data and advice provided by the Committee’s independent consultant (as described in Section III.a “Compensation Competitive Analysis”). Consistent with our objective of pay for performance alignment (described in Section II “Compensation Principles and Objectives”), the largest portion of compensation is variable, at-risk pay in the form of annual and long-term incentives, including annual incentive, stock options and PSUs. In fiscal 2016, 61% of our CEO’s pay was at risk, and 54%-55% of pay for our other NEOs was at risk.

CEO - 2016 TDC

Using the methodology described above, the Committee determined that the target TDC for our CEO in fiscal 2016 was $5.3 million (consisting of base salary of $900,000, target annual incentive of $900,000, and target long-term incentive of $3.5 million), which was approximately 13% below the TDC Market median.

When reviewing fiscal 2016 pay, the Committee was mindful of the Company’s strong performance under Mr. Comma’s leadership, the criticality of his role in value creation for our stockholders, and his being recognized within the institutional investment community as one of the top performing restaurant industry CEOs. For these reasons, the Committee wanted to reward Mr. Comma and above all incentivize him to remain with the Company, while providing measured increases to ongoing, target total direct compensation. Accordingly, the Committee awarded him a special one-time retention stock award in addition to his annual LTI award.

This special retention award consists of restricted stock units (RSUs) with a target value of $4 million, which vest only if Mr. Comma remains employed with the Company for at least four years from the grant date, at which time 50% of the award vests, with the remaining 50% vesting five years after grant. The Committee, with the advice of its independent consultant, designed the award to have a long vesting “tail” and be back-loaded to align the award’s ultimate worth with continued value creation for stockholders. Including this special non-recurring retention stock award, Mr. Comma’s Target TDC in fiscal 2016 was $9.3 million, as shown in the table below.

	Target	SCT(1)
Salary	$900,000	$909,615
Annual Incentive	$900,000	$1,506,240
Long-Term Incentive (LTI)	$3,500,000	$3,167,729
FY 2016 Annual Target TDC	$5,300,000	$5,583,584
Special Retention Stock Award (vesting 50% after year 4 and 50% after year 5)	$4,000,000	$3,499,432
Total, including Special Award	$9,300,000	$9,083,016
(1)	This column shows the CEO’s actual TDC-- as reflected in the “Summary Compensation” and “Grants of Plan-Based Awards” tables. The difference between Target and SCT compensation is due to: (a) the 53rd week of salary in FY 2016; and (b) Mr. Comma’s fiscal 2016 annual incentive payout of 167% of target (resulting from the Company exceeding target performance on its goals), which are offset by: (c) the difference in stock price between the price on the actual grant date of the long-term incentive awards and the earlier 60-day average price used by the Committee to establish the number of options, RSUs and PSUs to be granted; and (d) the SCT use of the grant date fair value for RSU and PSU awards, as described in the footnotes to those tables.

The LTI components are described in detail in Section VI.c. — Fiscal 2016 Compensation — Long-Term Incentive Compensation.

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CD&A — I. EXECUTIVE SUMMARY

d. CEO Compensation and Pay for Performance Alignment

Each year, the Committee assesses our CEO’s actual compensation relative to the Company’s performance. The following graph shows the relationship of our CEO’s actual TDC compared to our cumulative total shareholder return (TSR) performance in each of the last five fiscal years. Actual TDC in this chart includes base salary, actual annual incentive earned for the year, and the long-term incentive value based on the stock price at the time of grant, as detailed in the section immediately above. Pay for performance alignment is shown relative to the TDC of our current CEO, Mr. Comma, for fiscal 2014-2016, and relative to our former CEO, Ms. Lang, for fiscal 2012-2013. As illustrated, CEO compensation was generally aligned with Company performance (except in fiscal 2014 when the CEO’s pay declined during the transition from the former CEO to the new CEO, although TSR improved significantly). The FY 2016 bar reflects Mr. Comma’s annual LTI incentive and the special retention stock award. No part of the special award vests for at least four years from the grant date, as described in section I.c.

(1)	The graph above shows the cumulative return to holders of the Company’s Common Stock at September 30th of each year assuming $100 was invested on September 30, 2011, and assumes reinvestment of dividends. The Company began paying dividends in fiscal 2014.

e. Say-on-Pay Feedback from Stockholders

In 2016, we sought an advisory vote from our stockholders regarding our executive compensation program and received a 98.6% favorable vote supporting the program. Each year, the Committee considers the results of the advisory vote as it completes its annual review of each pay element and the compensation provided to our NEOs and other executives. Given the significant level of stockholder support and our stockholder outreach throughout the year, the Committee concluded that our executive compensation program continues to align executive pay with stockholder interests and provides competitive pay that encourages retention and effectively incentivizes performance of talented NEOs and executives. Accordingly, the Committee determined not to make any significant changes to our programs as a result of the vote. The Committee will continue to consider the outcome of our say-on-pay votes and our stockholders’ views when making future compensation decisions for the NEOs and executives.

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CD&A — II. COMPENSATION PRINCIPLES AND OBJECTIVES

II. COMPENSATION PRINCIPLES AND OBJECTIVES

The Committee focuses on the following principles and objectives in determining and measuring the various components of our executive compensation programs:

•	Competitive target pay structure, including base salary, annual incentive, and long-term incentives that enable us to attract and retain talented, experienced executives who can drive long-term stockholder value.

•	Pay for performance alignment, with a higher percentage of executive pay in the form of annual and long-term incentives that directly tie payouts to the achievement of incentive goals.

•	Comprehensive goal setting, with financial, operational, and/or strategic performance metrics that drive long-term stockholder value.

•	Incentivizing balanced short-term and long-term executive decision making, through variable compensation components (cash and stock) using varying timeframes.

•	Executive alignment with stockholder interests, through stock ownership and holding requirements.

•	Sound governance practices and principles in plan design and pay decisions, with the Committee considering both what and how performance is achieved.

•	Management of compensation risk, by establishing incentive goals that avoid placing too much emphasis on any one metric or performance time horizon, thereby discouraging excessive or unwise risk-taking.

Internal Pay Equity

Our compensation programs are designed so that potential compensation opportunities are appropriate relative to each executive’s level of responsibility and impact. While program design is similar for executives at the same level, actual pay may vary based on job scope and individual performance over time. In fiscal 2016, our CEO’s targeted TDC was approximately 2.9 times higher than the next highest paid executive when excluding the special retention stock award, described in Section I.c.

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CD&A — III. COMPENSATION COMPETITIVE ANALYSIS

III. COMPENSATION COMPETITIVE ANALYSIS

a. Competitive Analysis

Each year the Committee relies on multiple data points to assess the competitiveness of our executive compensation program and the individual compensation of our executives. Information the Committee uses to perform this analysis includes:

•	The Company’s performance against its financial and operational goals;

•	The mix of short-term and long-term compensation in the form of cash and equity-based compensation; and
•	A review of “Market” compensation by the Committee’s independent consultant, which includes data from (a) proxy statement disclosures of our Peer Group (defined below), (b) a restaurant industry compensation survey, (c) general industry data from national compensation surveys; and (d) the Company’s financial performance relative to our Peer Group.

b. Fiscal 2016 Peer Group

We use a Peer Group to assess the competitive pay levels of our NEOs and other executives, and to evaluate program design elements. The Committee believes the Peer Group should consist of a combination of restaurant and retail companies because these are the primary companies with which we compete for executive talent.

Our practice in selecting Peer Group companies is to look for companies in the restaurant industry that are comparable in size (GAAP revenue, market capitalization and systemwide sales) generally between 0.5x and 2.0x Jack in the Box Inc. The Committee also considers number of locations, business models and consumer focus. In reviewing systemwide sales comparisons, the Committee focuses on the eleven restaurant companies in the Peer Group (for which comparative data is applicable). Given the small number of public restaurant companies that meet the above criteria, our peer group also includes retail companies, using the same criteria described above.

For 2016, the Committee’s independent consultant recommended, and the Committee approved, the following changes to the Peer Group:

•	Removing Aeropostale Inc. and Ruby Tuesday, Inc. due to their relatively small size and weak performance, and

•	Replacing the previous two companies with Papa John’s International Inc. and Express, Inc. because they more closely meet the established Peer Group criteria described above.

The Committee approved the revised fiscal 2016 Peer Group in July 2015. At such time, the new Peer Group members’ median trailing four-quarter revenue was $2.1 billion and the median market capitalization (as most recently reported) was $3.0 billion, compared with projected Jack in the Box Inc. trailing four-quarter revenue of $1.5 billion and market cap of $3.5 billion. For the peer group restaurant companies, median systemwide sales (as of their most recently completed fiscal year) was $4.0 billion, compared to $4.2 billion projected for Jack in the Box.

2016 Peer Group

Restaurant	Retail
Brinker International, Inc.	Chico’s FAS Inc.
Buffalo Wild Wings, Inc.	Children’s Place Retail Stores Inc.
The Cheesecake Factory Incorporated	DSW Inc.
Chipotle Mexican Grill, Inc.	Express, Inc.
Cracker Barrel Old Country Store, Inc.	Finish Line, Inc.
DineEquity, Inc	Genesco Inc.
Domino’s Pizza, Inc.	Urban Outfitters, Inc.
Panera Bread Company
Papa John’s International Inc.
Sonic Corporation
The Wendy’s Company

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CD&A — IV. ELEMENTS OF COMPENSATION

IV. ELEMENTS OF COMPENSATION

Our executive compensation programs consist of the elements summarized below, and are designed to (a) achieve our compensation objectives, (b) enable the Company to attract, retain, motivate, engage, and reward our NEOs and other executives, and (c) encourage an appropriate level of risk taking, as discussed later in this CD&A.

Element / Type of Plan	Link to Compensation Objectives	Key Features

Current Year Performance
Base Salary (Cash)	Fixed amount of compensation for performing day-to-day responsibilities. Provides financial stability and security, and represents the smallest portion of TDC.	Competitive pay that is targeted to approximate a reasonable range of the median of the Market, taking into account job scope and complexity, criticality of position, knowledge, skills and experience. Generally, executives are eligible for an annual salary increase, depending on individual performance, market pay changes, and internal equity.

Annual Incentive (Cash)	Variable compensation component. Motivates and rewards for achievement of annual financial and operational goals, and in some years, other annual strategic objectives.	Incentives are targeted to approximate a reasonable range of the Market median. Total potential payouts range from 0% - 200% of target payout. Goals and weighting are set annually to align with specific financial, operational, and/or strategic performance objectives and the Company’s operational plan and budget. Fiscal 2016 goals are described in Section VI.b.

Multi-Year Performance
Long-Term Incentive (LTI) (Equity)

Variable compensation component. Motivates and rewards for sustained long-term financial and operational performance designed to increase long-term stockholder value.

Encourages continued employment through required vesting periods in order to obtain shares.

Stock ownership and holding requirements align the financial interests of our executives with the financial interests of our stockholders.

LTI guidelines are reviewed annually and set to result in total pay that is within a reasonable range of the Market median. Actual grants may vary from the LTI guideline based on individual performance. No dividends are paid on unvested RSUs or PSUs.

Stock Options: In fiscal 2016, option awards represented 34% of each executive’s LTI guideline; they vest 33% per year over three years and expire seven years from the grant date. The exercise price is equal to the closing price of Jack in the Box Common Stock on the date of grant.

Performance Shares (PSUs): In fiscal 2016, PSUs represented 33% of the LTI guideline; they vest at the end of three years, and are payable in stock, with the amount vesting based upon achievement of pre-established performance goals (ranging from zero to 150% of the target number of shares granted). Beginning in fiscal 2016, PSUs are subject to a holding requirement (executives must hold 50% of after-tax net shares resulting from the vesting of PSUs until termination of service). The goals for the FY 2016-2018 grant are described in Section VI.c.

Restricted Stock Units (RSUs): In fiscal 2016, RSUs represented 33% of the LTI guideline, vest 25% per year over four years, and are payable in stock. RSUs are subject to a holding requirement (executives must hold 50% of after-tax net shares resulting from the vesting of RSUs until termination of service). Prior to FY 2016, RSU awards were generally subject to a 50-100% holding requirement depending on whether the recipient had met their stock ownership guideline at the time of grant.

Attraction & Retention
Perquisites (Cash)	Provides a limited cash value for certain other benefits that are typically offered to executives in the Market.	A taxable benefit provided to executives and paid bi-weekly. This benefit is intended to assist with each executive’s expenses for financial planning and use of their personal automobile and cell phone for business purposes.

Retirement Benefits (Pension, SERP, 401(k), Deferred Compensation)	Provides for retirement income to reward service and commitment to the Company and to encourage retention.

Pension — The Company sponsors an employee pension plan that provides benefits based on years of service and earnings up to IRC limitations. The plan was closed to employees hired on or after January 1, 2011, and was “sunset” on December 31, 2015, after which time participants no longer accrue added benefits based on additional pay or service. Four NEOs are participants in the plan.

Supplemental Executive Retirement Plan (“SERP”) — The SERP was closed to new participants in 2007. Two NEOs, who were hired or promoted into Officer positions prior to 2007, are participants in the plan. The plan provides retirement income on a non-qualified basis, without regard to IRC limitations.

401(k) Plan — The 401(k) plan is a qualified deferred compensation plan that is available to all employees who are at least age 21. The 401(k) plan includes a Company matching contribution of up to 4% of compensation deferred by employees, subject to annual IRC limits.

Executive Deferred Compensation Plan (“EDCP”) — The EDCP is a non-qualified deferred compensation plan that is offered to highly-compensated employees. Prior to January 1, 2016, the EDCP included a Company matching contribution of up to 3% of compensation deferred, and beginning January 1, 2016, was replaced with an annual restoration matching contribution for participants whose deferrals to the 401(k) plan (and related Company matching contributions) are limited due to tax code limits applicable to the 401(k) plan. A participant must be employed on the last day of the calendar year to receive the restoration matching contribution. Executives hired or promoted to an Officer position after 2007, and not eligible for the SERP (including three NEOs), also receive a Company contribution to the EDCP for ten years from their hire date dates, equal to 4% of their base salary and annual incentive.

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CD&A — V. COMPENSATION DECISION-MAKING PROCESS

V. COMPENSATION DECISION-MAKING PROCESS

a. Role of the Compensation Committee

The Committee works closely with its independent consultant and meets regularly, including in executive session without members of Management present, to make decisions on our executive compensation program and on the compensation of our CEO and other executives. The Committee reviews a variety of market data and information, including Company, Peer Group, restaurant/retail industry, and general industry compensation information, and considers the recommendations of its independent consultant when making compensation decisions. The Committee Chair reports the actions of the Committee to the Board at each regular meeting. The Committee’s responsibilities include reviewing and approving:

•	The Peer Group;

•	Our compensation principles and objectives;

•	The amount and form of executive compensation (pay increases, equity grants);

•	CEO performance and compensation, and executive officer compensation;

•	Annual and long-term incentive plans and benefit plans;

•	Performance metrics and goals, and the achievement of annual and long-term incentive plan goals;

•	Board compensation; and

•	Annual proxy statement/CD&A disclosure.

b. Role of the Independent Compensation Consultant

The Committee has retained Semler Brossy Consulting Group, LLC (“Semler Brossy” or the “Consultant”) as its independent compensation consultant since January 2010. The Consultant reports directly to the Committee and performs no other work for the Company. The Committee has analyzed whether the work of Semler Brossy as a compensation consultant raises any conflict of interest, taking into consideration the following factors: (i) whether Semler Brossy provides any other services to the Company; (ii) the amount of fees paid by the Company to Semler Brossy as a percentage of Semler Brossy’s total revenue; (iii) Semler Brossy’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Semler Brossy or the individual compensation advisors employed by the firm with any executive officers of the Company; (v) any business or personal relationship of the individual compensation advisors with any member of the Committee; and (vi) any stock of the Company owned by Semler Brossy or the individual compensation advisors whom it employs. The Committee has determined, based on its analysis of the above factors, that the work of Semler Brossy and the individual compensation advisors employed by

Semler Brossy as compensation consultants to the Committee has not created any conflict of interest.

The Consultant does the following for the Committee:

•	Attends Committee meetings;

•	Provides independent advice to the Committee on current trends and best practices in compensation design and program alternatives, and advises on plans or practices that may improve effectiveness of our compensation program;

•	Provides and discusses peer group and survey data for competitive comparisons and, based on this information, offers independent recommendations on CEO and NEO compensation;

•	Reviews the CD&A and other compensation-related disclosures in our proxy statements;

•	Offers recommendations, insights and perspectives on compensation related matters;

•	Evaluates and advises the Committee regarding enterprise and related risks associated with executive compensation components, plans and structures; and

•	Assists the Committee in designing executive compensation programs that are competitive and align the interests of our executives with those of our stockholders.

In fiscal 2016, Semler Brossy attended all Committee meetings in person or by telephone, including executive sessions as requested, and consulted frequently with the Committee Chair between meetings. Semler Brossy reviewed this CD&A.

c. Role of the CEO in Compensation Decisions

When making decisions on executive compensation, the Committee considers input from the Company’s CEO, who reviews the performance of the other NEOs and executives and provides his recommendations to the Committee on NEOs’ and other executives’ compensation. The Company’s Chief People, Culture and Corporate Strategy Officer (“CPO”), compensation and benefits department, and the CFO and finance department also provide information and answer the Committee’s questions regarding Company financial targets and projections. The CEO meets privately with the Committee and its Consultant to discuss his executive pay recommendations, and provides his insight and perspectives to the Committee on the reports and recommendations of the Committee’s Consultant relating to plan design and strategies, goal setting, payout structure, stock grants and holding requirements, and related topics.

The Committee reviews and discusses pay decisions related to the CEO in executive session without the CEO or any other members of Management present.

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CD&A — VI. FISCAL 2016 COMPENSATION

VI. FISCAL 2016 COMPENSATION

a. Base Salary

In fiscal 2016, the Committee approved the following NEO salary increases, effective November 2015, to maintain Market competitiveness, and to recognize individual performance, skills, experience, and criticality of position. The Committee gave Mr. Comma a higher percentage salary increase than the other NEOs to achieve its objective of bringing his pay closer to the Market median over time.

2016 Base Salary Increases

Name	Fiscal 2015 Salary	Fiscal 2016 Salary	% Increase
Mr. Comma (CEO)	$850,000	$900,000	5.9%
Mr. Rebel (CFO)	$556,000	$564,000	1.4%
Ms. Allen (JIB President)	$500,000	$515,000	3.0%
Dr. Blankenship (CPO)	$362,000	$369,000	1.9%
Mr. Rudolph (CLO)	$502,000	$512,000	2.0%

b. Performance-Based Annual Incentive Compensation (Cash)

In November 2015, the Committee approved the annual incentive goals for fiscal 2016 consistent with the Company’s fiscal 2016 operational plan and budget approved by the Board. For Brand Services executives (Mr. Comma, Mr. Rebel, Dr. Blankenship and Mr. Rudolph), the annual goals included: (1) Operating EPS, using the same calculation that Management and the investment community commonly use to assess the Company’s performance; and (2) Consolidated Restaurant Operating Margin (ROM), as described below. For Ms. Allen, the JIB President (an NEO), and the Qdoba President (who is not an NEO for fiscal 2016), the goals included a combination of the corporate Operating EPS goal, and specific goals for each of their respective brands.

When setting fiscal 2016 annual incentive goals, the Committee and our CEO considered: (1) the Company’s fiscal 2016 operational plan and budget, that included then-current economic conditions, and potential events that could impact future sales and earnings levels; (2) a sensitivity analysis of Company and brand performance results relative to the incentive targets; and (3) the advice of the Committee’s Consultant. Based on this review, the Committee set goals based on key financial metrics that it believed would increase stockholder value if achieved, with target and higher goals set at challenging, yet reasonable levels. The plan structure and relative weights of each goal are shown in the table below.

Brand Services Executives		JIB/Qdoba Brand Executives
70%	Jack in the Box Inc. Operating EPS	30%	Jack in the Box Inc. Operating EPS
30%	Consolidated ROM	40%	JIB/Qdoba Brand Earnings from Operations
		30%	JIB/Qdoba ROM

2016 Performance Metrics	Why Goal Is Used
Operating EPS (diluted) (1)	This is a primary measure of how well the Company is performing overall, and is a key driver of stockholder return over the long term. This metric excludes restructuring charges and gains and losses from refranchising.
Consolidated Restaurant Operating Margin (ROM)	Consolidated ROM measures how effectively the Company manages its business operations and costs, and is a key performance metric for alignment with our franchise operators, our franchising strategy, and our stockholders and potential investors.
JIB/Qdoba Brand Earnings From Operations	Brand Earnings from Operations is a key performance metric for measuring operational performance relative to profitability, and is reported in the footnotes to our financial statements as Earnings from Operations by Segment. It includes all earnings for the specified brand — all revenue less costs — before interest and taxes, where such costs include regional administrative costs, but excludes restructuring costs and unallocated costs related to shared service functions (such as accounting/finance, IT, human resources, audit services, legal, tax and treasury) as well as unallocated costs such as pension expense and share-based compensation.
JIB/Qdoba Restaurant Operating Margin (ROM)	Brand ROM measures how effectively JIB and Qdoba manage their respective business operations and costs, and is a key performance metric that aligns with the interests of each brand’s franchise operators, as well as with our stockholders and potential investors.

(1)	Operating EPS refers to diluted EPS from continuing operations on a GAAP basis excluding restructuring charges and gains/losses from refranchising. For a reconciliation, please see the Company’s current report on Form 8-K and accompanying press release filed November 21, 2016.

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CD&A — VI. FISCAL 2016 COMPENSATION

Fiscal 2016 Performance Results

The Company and Committee use a rigorous process to set challenging, yet reasonably attainable goals. This process includes (a) aligning annual goals with the fiscal year budget approved by the Board, (b) considering current and projected performance of the restaurant industry in general and companies within our peer group, (c) considering internal and external situations that could impact performance, and (d) ensuring appropriate and competitive levels of payout relative to performance achievement.

Jack in the Box Inc. performance: The Company performed near the maximum performance goal set for fiscal 2016 Operating EPS, and achieved the target goal for Consolidated ROM (the Brand Services goals).

JIB performance: The JIB brand performed just above the target goal set for JIB Earnings from Operations, and exceeded the maximum performance goal for JIB ROM.

Qdoba performance: The Qdoba brand did not achieve the minimum threshold goals set for Earnings from Operations or brand ROM.

The charts below show actual financial performance relative to target performance for the two corporate goals and the two JIB and Qdoba brand-specific goals, respectively.

Fiscal 2016 Payouts

The 2016 target and maximum annual incentive payout percentages for the NEOs, expressed as a percentage of annual base salary, are shown in the table below. The payout percentages are set by position level, taking into account the compensation competitive analysis described in Section III.a. and each executive’s role in the Company. There is no minimum amount of incentive payout guaranteed for the NEOs, but the maximum amount is capped at 2x target payout (which is 200% of salary for the CEO, and 150% of salary for the other NEOs). The payouts as a percent of target incentive and as a percent of annual salary are shown below.

	Potential Payout (As Percent of Annual Salary)		Target Incentive	Actual Payout (As Percent of Target Payout)	Actual Payout (As Percent of Annual Salary)	Actual Incentive Payout
	Target	Max
Mr. Comma (CEO)	100%	200%	$900,000	167.4%	167.4%	$1,506,240
Mr. Rebel (CFO)	75%	150%	$423,000	167.4%	125.6%	$708,243
Ms. Allen (JIB President)	75%	150%	$386,250	166.9%	125.2%	$644,651
Dr. Blankenship (CPO)	75%	150%	$276,750	167.4%	125.6%	$463,372
Mr. Rudolph (CLO)	75%	150%	$384,000	167.4%	125.6%	$642,944

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CD&A — VI. FISCAL 2016 COMPENSATION

c. Long-Term Incentive Compensation

In fiscal 2016, the LTI program for all our Company NEOs was comprised of 34% stock options, 33% performance shares (PSUs), and 33% restricted stock units (RSUs). The Committee chose these forms of equity awards and weightings to (a) provide options which align executive pay with the creation of value for our stockholders through stock price appreciation, (b) provide PSUs that directly link executive pay to achievement of longer-term Company financial and operational goals, and (c) provide time-vested RSUs to facilitate stock ownership and retention. All executives (Brand Services, JIB Brand, and Qdoba Brand) share the same PSU goals.

Each year, the Committee’s Consultant advises the Committee on the LTI grant guidelines that reflect approximately the median of Market TDC when combined with base salary and the target annual incentive. For the fiscal 2016 grant, the Committee considered the equity grant guidelines, the Company’s overall performance, each brand’s performance for the prior fiscal year, recommendations from the CEO (except with regard to his own compensation), and input from the Consultant to determine the actual grant value for each NEO. The chart below illustrates our LTI structure and the key elements of each type of award for our NEOs and other executives for fiscal 2016.

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CD&A — VI. FISCAL 2016 COMPENSATION

Performance Shares

PSUs are granted annually and vest after three years based on achievement of performance metrics that are established for the three-fiscal year performance period (“Performance Period”). The Committee sets specific performance goals (including minimum, target, and maximum) either (a) at the beginning of the Performance Period, or (b) annually at the beginning of each fiscal year of the Performance Period, depending on the goal; in the latter case, the threshold performance goals set for the second and third years of the Performance Period may not be lower than the threshold set for the first year. The Committee believes that for some metrics, setting annual performance goals improves its visibility into the relative attainability and difficulty of the goals and, as a result, better aligns performance and payouts. Vesting ranges from 0% to 150% of the target number of shares granted; the threshold payout (50% of target) requires achieving an established minimum performance requirement (there is no payout if performance doesn’t meet the minimum requirement).

PSUs Granted in Fiscal 2016: In November 2015, the Committee granted PSU awards to our NEOs and executives for the fiscal 2016-2018 Performance Period, based on two equally-weighted metrics: (a) adjusted ROIC from Operations and (b) Consolidated Systemwide Sales Growth. The ROIC performance goals were established for the full Performance

Period and will be measured at the end of the third fiscal year (fiscal 2018), while the sales goals were set only for the first year (fiscal 2016) of the Performance Period. Goals for fiscal 2017 and 2018 will be set at the beginning of each respective year. These metrics support the critical drivers of our success: growing top-line sales profitably at both brands, and encouraging prudent deployment of capital to drive the business. For each metric, the Committee believes the goals set are appropriately challenging, yet reasonably attainable.

PSUs Vested in 2016: PSUs granted in November 2013 (based on the fiscal 2014-2016 Performance Period) vested and were payable in November 2016. Consistent with our pay for performance philosophy, the payout level was determined based on the average of the performance level attained in each fiscal year of the performance period for the three goals, based upon (a) an ROIC from Operations measure (weighted 50%), (b) JIB Systemwide Average Unit Sales Growth (“JIB-AUV”) (weighted 25%), and (c) Qdoba Systemwide Average Unit Sales Growth (“Qdoba AUV”) (weighted 25%). The average achievement level of payout on the ROIC from Operations goal was above target at 148.1%. Achievement on the JIB-AUV goal was just above target at 104.3%. And achievement on the Qdoba-AUV goal was below target at 88.8%. Together, this resulted in a weighted payout of 122.4% of the target number of PSUs granted to each of the NEOs except Ms. Allen (who was hired in fiscal 2015).

The “Grants of Plan-Based Awards” table shows the LTI awards to each of our NEOs in fiscal 2016.

d. Cash Perquisite Allowance

Executives receive an annual cash perquisite allowance, intended to contribute to the executive’s expenses for financial planning, and the executive’s use of their personal automobile and cell phone for business purposes. The allowance is taxable to each executive, and the Company does not provide a related tax gross-up.

Name	Allowance
Mr. Comma (CEO)	$66,500
Mr. Rebel (CFO)	$52,000
Ms. Allen (JIB President)	$52,000
Dr. Blankenship (CPO)	$52,000
Mr. Rudolph (CLO)	$52,000

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CD&A — VII. ADDITIONAL COMPENSATION INFORMATION

VII. ADDITIONAL COMPENSATION INFORMATION

a. Executive Stock Ownership Requirements

Our senior vice presidents and higher, including our NEOs, are subject to stock ownership guidelines. The guidelines are intended to assure that these executives maintain a meaningful financial stake in the Company in order to promote a long-term perspective in managing the business, and to align their long-term financial interests with those of our stockholders. Our stock ownership guidelines consist of (1) an ownership requirement set as a multiple of salary and (2) a holding requirement.

1. Stock Ownership Guideline

Position	Minimum Ownership (multiple of base salary)
Chairman and CEO	5.0x
Executive Vice President	3.0x
JIB and Qdoba Brand Presidents	3.0x
Senior Vice President	1.5x

2. Holding Requirements

Beginning in fiscal 2014 for annual RSU grants and in fiscal 2016 for PSUs, executives are required to hold until termination of service, a minimum of 50% of after-tax net shares resulting from the vesting of RSUs and PSUs. (For annual RSU grants prior to fiscal 2014, executives who had not yet met their ownership guideline were required to hold 100% of net shares.)

Prior to 2011, the executive stock ownership program consisted of one-time grants of restricted stock units that had to be held until the executive’s termination of service with the Company.

NEO Stock Ownership

Each year, the Committee reviews our NEOs’ stock ownership relative to their respective requirement, with new executives expected to meet their ownership requirement within five years from the date they became subject to the requirement. As of the end of fiscal 2016, all of our NEOs met their stock ownership requirement except Ms. Allen, who was hired in October 2014 and is still within her transition period for compliance.

Name	Shares Directly Held	Restricted Stock/ Unvested Shares (1)	Total Shares	Value at 9/30/16 @ $95.94	Stock Ownership Requirement (000s)	Meets Requirement
Mr. Comma (CEO)	30,202	126,251	156,453	$15,010,101	$4,500,000	Yes
Mr. Rebel (CFO)	28,957	76,516	105,473	$10,119,080	$1,692,000	Yes
Ms. Allen (JIB President)	1,189	8,537	9,726	$933,112	$1,545,000	No
Dr. Blankenship (CPO)	12,890	6,849	19,739	$1,893,760	$1,107,000	Yes
Mr. Rudolph (CLO)	18,121	70,069	88,190	$8,460,949	$1,536,000	Yes
(1)	This column includes restricted shares and unvested RSUs; and for Mr. Comma, also includes deferred performance vested restricted stock. Unvested PSUs and unvested or unexercised options do not count toward meeting ownership guidelines.

b. Executive Benefits

Our NEOs and other executives receive the same benefits as those generally available to other employees in the Company. Both Company-subsidized and voluntary benefit programs are provided and include medical, dental, vision, life insurance, and disability coverage. Additionally, the Company provides each NEO with an enhanced level of employer-paid term life insurance with a value for each NEO of $770,000.

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CD&A — VII. ADDITIONAL COMPENSATION INFORMATION

c. Retirement Plans

The Company’s retirement plans are designed to provide our employees, including our NEOs and other executives, with some retirement income security. These plans reward for service and provide an additional incentive for our employees to build long-term careers at Jack in the Box.

•	Defined Benefit Pension Plan (“Retirement Plan”). Four NEOs and all other employees hired before 2011 are participants in a tax-qualified defined benefit pension plan. This plan was closed to new employees hired on or after January 1, 2011, and “sunset” on December 31, 2015. This means that participants no longer accrue additional benefits based on additional pay and service as of that date. Participants may begin receiving their accrued benefit on or after retirement.

•	Supplemental Executive Retirement Plan (“SERP”). Two of our NEOs and one other Company executive are participants in the SERP. Effective January 1, 2007, the SERP was closed to new participants. The SERP is unfunded and not qualified for tax purposes. The SERP was established in 1990 to address Internal Revenue Code (“IRC”) limitations on pension benefits that could be accrued under our tax-qualified pension plan.

•	Qualified 401(k) Plan (“401(k) Plan”). Effective January 1, 2016, our NEOs became eligible to defer base salary and annual incentive compensation through the Company’s qualified defined contribution plan, the 401(k) Plan. (Prior to that time, our NEOs and other highly compensated employees were excluded from participating.) The 401(k) Plan is available to all Company employees and provides to all employees who participate in the plan by deferring eligible compensation a Company matching contribution equal to 100% of the first four percent of compensation deferred, with immediate vesting.
•	Non-Qualified Deferred Compensation Plan (“EDCP”). In light of IRC limits imposed on the 401(k) Plan, we sponsor the EDCP Plan into which our NEOs and other highly compensated employees may also defer up to 50% of their base salary and up to 85% of their annual incentive compensation. In coordination with the 401(k) Plan changes that took effect January 1, 2016, the EDCP Company matching contribution (previously 100% of the first three percent of compensation deferred) was replaced with a “restoration matching contribution.” This means the Company will match up to the full four percent potential matching contribution for participants whose compensation or deferrals to the 401(k) Plan (and related Company matching contributions) are limited due to the IRC limits applicable to the 401(k) Plan. A participant must be employed on the last day of the calendar year to receive the restoration matching contribution, which is then 100% vested. Company matching contributions made prior to January 1, 2016 vested at a rate of 25% per year (such that the match fully vests after completion of four full years of service with the Company). Participants choose from an array of investment options, and their accounts are credited based upon the performance of the investment options. These obligations under the EDCP represent an unsecured claim against the Company.

•	Enhanced EDCP. Due to the closure of the SERP in 2007, employees hired or promoted into a Corporate Vice President position between January 1, 2007 and May 7, 2015 receive a supplemental contribution to their EDCP account of four percent of base salary and annual incentive each year for up to ten years. Three of our NEOs receive the enhanced EDCP.

d. Prohibition of Pledging and Hedging Transactions

The Company prohibits directors and Section 16 officers from engaging in certain derivative transactions in Company stock, including:

•	Trading in “puts”, “calls”, or other derivative vehicles involving the Company’s securities (often referred to as hedging transactions);
•	Engaging in zero-cost collars, forward sales contracts or other hedging transactions in Company securities;

•	Holding Company securities in margin accounts; or

•	Pledging Company securities.

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CD&A — VII. ADDITIONAL COMPENSATION INFORMATION

e. Executive Compensation Recovery (“Clawback”) Policy

The Company’s compensation recovery policy provides that in the event Jack in the Box Inc. materially restates all or a portion of its financial statements due to fraud or intentional misconduct, either committed by a Corporate Officer or knowingly permitted by a Corporate Officer, the Committee may take action to recover incentive cash compensation and performance-based equity awards that were based on the achievement of financial results that were subsequently restated. For purposes of this policy, a Corporate Officer is defined as an employee with the title of Corporate Vice President or above, and includes the JIB President and Qdoba President, as well as former Corporate Officers who were employed by the Company at the time of any fraud or intentional misconduct.

Executive compensation subject to recovery and/or cancellation may include:

i)	Annual incentive or incentive cash compensation paid to the Corporate Officer, plus a reasonable rate of interest,

ii)	Economic gains realized from the sale of shares awarded under a performance-based equity plan, and
iii)	Restricted stock or units, deferred stock awards or units, and outstanding stock options to the extent vesting of such awards is performance-based.

The Committee has the sole discretion to determine what action to take in the event of a restatement, including soliciting recommendations from the Audit Committee and the full Board and retaining outside advisors to assist in making its determinations. Any actions taken by the Committee would be independent of consequences imposed by law enforcement agencies, regulators or other authorities.

Since November 2015, all PSU grant agreements contain specific terms providing that the award is subject to recoupment in accordance with any clawback policy that the Company adopts pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Act or other applicable law. The Committee will continue to review potential changes to its policies in light of the Dodd-Frank Act final regulations.

f. Termination of Service

None of the 2016 NEOs have employment agreements that provide for benefits upon termination of service, except (a) in the event of a change in control (“CIC”) as described in the “Compensation and Benefits Assurance Agreements” discussion in the next section, and (b) in the case of Ms. Allen, whose employment offer letter provides for payment to her of one year base salary in the event she is terminated without cause.

When an NEO terminates employment with the Company, the NEO will receive amounts according to the specific terms and provisions of each compensation plan or benefit plan in which he or she participates. Such amounts may include:

•	Amounts contributed to and distributed under the Company’s qualified and non-qualified deferred compensation plans (subject to the specific terms and requirements of IRC Section 409A).

•	Under the Company’s equity incentive plan and standard equity agreements, upon a CIC: (a) vesting of PSUs based on actual levels achieved for completed performance periods and target level for incomplete periods, and (b) accelerated vesting of RSUs and options only upon both a qualified CIC and qualifying termination, as described in the “Compensation & Benefits Assurance Agreements” section below.

•	Amounts accrued and vested in the Company’s pension plans (Retirement Plan for four NEOs; plus the SERP for Mr. Rebel and Dr. Blankenship only).
•	If termination is after the end of the fiscal year but before payment, the annual cash incentive award, subject to the Company’s achievement of performance goals.

If eligible to retire under a Company-sponsored retirement plan, in addition to the above, and consistent with the terms of our standard equity agreement, a corporate officer (including all NEOs) is entitled to the following:

•	Accelerated vesting of options equal to 5% additional vesting for each full year of service with the Company.

•	Prorated vesting of PSUs and full vesting of time-vested RSUs in accordance with the vesting schedule of each award.

•	A prorated annual cash incentive award based on the number of full reporting periods worked in the fiscal year before retirement, subject to the Company’s eligibility requirements and achievement of performance goals.

If an NEO dies while employed by the Company, under the terms of the respective stock award agreements, all outstanding options and stock awards will become 100% vested on the date of his or her death (in the case of PSUs, subject to the number of periods completed during the performance period and actual performance achieved).

The values of additional potential payments to the NEOs are provided in the section entitled “Potential Payments On Termination of Employment or Change in Control” of this Proxy Statement.

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CD&A — VII. ADDITIONAL COMPENSATION INFORMATION

g. Compensation & Benefits Assurance (Change in Control) Agreements

The Committee believes that Compensation & Benefits Assurance Agreements (otherwise known as a Change in Control or “CIC” Agreements) benefit stockholders by providing an important incentive to senior executives to remain focused on running the business in the case of a pending or actual CIC event. Accordingly, each of the NEOs and two other officers have a CIC Agreement providing for compensation in the form of a lump sum payment and other benefits in the event of a qualifying termination within 24 months of the effective date of the CIC of the Company (a “double-trigger” agreement).

In 2009, in line with market practices, the Committee determined not to enter into any future compensatory agreements with executives that obligate the Company to provide tax gross-up payments intended to offset the cost of excise taxes imposed on “excess parachute payments.” Accordingly, no CIC Agreements entered into since 2009 include gross-up provisions. One grandfathered CIC Agreement, entered into with our CFO prior to 2009, was still in effect at fiscal year-end, and includes a gross-up provision.

The Company’s current form CIC agreement includes a “best after-tax” provision where benefits would be reduced only if doing so would result in a better after-tax economic position for the affected executive. Under this provision, there are no gross-ups payable; the executive is solely responsible for payment of excise taxes and other applicable federal, state, and local income and employment taxes. The Committee plans to continue to monitor the costs and appropriate terms and conditions of CIC Agreements in the future.

A detailed discussion of the provisions of the CIC Agreements and associated monetary values is provided in the sub-section following the compensation tables entitled Compensation & Benefits Assurance Agreements.

h. Tax and Accounting Information

Internal Revenue Code Section 162(m)

The Committee and its Consultant consider the IRC Section 162(m) implications of all compensation decisions for our NEOs and other executives. Section 162(m) places a one million dollar limit on the amount of compensation that the Company can deduct in any one year for certain NEOs. Certain performance-based pay is excluded from this limit. For the reasons discussed earlier, our compensation programs are designed to provide the largest portion of an executive’s compensation through programs intended to qualify as performance-based compensation under Section 162(m), including our annual performance incentive plan and long-term incentive plan in the form of stock options and performance shares. However, corporate objectives may not necessarily align with the requirements of Section 162(m). Accordingly, the Committee may grant awards or enter into compensation arrangements under which payments are not deductible under Section 162(m). For example, restricted stock awards are not considered performance-based under Section 162(m) and, accordingly, are subject to the one million dollar deductibility limit.

Internal Revenue Code Section 409A

Under IRC Section 409A, amounts deferred by an employee under a non-qualified deferred compensation plan (such as the SERP and EDCP) may be included in gross income when deferred and be subject to a 20% additional federal tax, unless the plan complies with certain requirements related to the timing of deferral election and distribution decisions.

The Company administers the SERP and EDCP intending to comply with Section 409A. The Company intends that its stock options are exempt from Section 409A.

Expensing of Stock and Option Awards

The Company accounts for compensation expense associated with stock and option awards in accordance with the Financial Accounting Standards Board (“FASB”) authoritative guidance on stock compensation, and it uses a Black Scholes valuation model to determine the “fair value” of our stock options at grant. For further details regarding the accounting for the compensation expense associated with stock and option awards, refer to Note 12, Share-Based Employee Compensation in the Company’s 2016 Annual Report on Form 10-K.

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COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE REPORT

The Jack in the Box Compensation Committee is comprised solely of independent members of the Company’s Board of Directors. The Committee assists the Board in fulfilling its responsibilities regarding compensation matters, and is responsible under its charter for determining the compensation of the Executive Officers. This includes reviewing all components of pay for our CEO and the other NEOs. The Committee reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with its Consultant, with Management and with the Board. Based on this review and discussion, the Committee, on behalf of the Board, has authorized that this Compensation Discussion and Analysis be included in this Proxy Statement for fiscal 2016, ended October 2, 2016.

THE COMPENSATION COMMITTEE

John T. Wyatt, Chair

David L. Goebel

Sharon P. John

Madeleine A. Kleiner

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COMPENSATION RISK ANALYSIS

COMPENSATION RISK ANALYSIS

The Committee has engaged in a thorough risk analysis of our compensation plans, programs, policies, and practices for all employees. This includes advice from the Committee’s independent Consultant regarding executive programs, and a detailed report, prepared by a Company Internal Compensation Risk Committee, describing the risk mitigation characteristics of the Company’s annual and long-term incentive programs. For the following reasons, the Committee believes that the design of our compensation programs, the governance of our programs, and our risk oversight process guard against imprudent risk taking that could have a material adverse effect on the Company.

Compensation Program Design Protections

•	Our base pay programs consist of competitive salaries that provide a fixed level of income on a regular basis. This mitigates incentives on the part of our executives and employees to take unnecessary or imprudent risks.

•	The Board approves the Company’s strategic plan, capital budget, and long-term financial and operational plans that serve as the basis for setting short and long-term incentive goals. Goals are intended to drive stockholder value and are set relative to the approved budget, historical and future expected performance, and a reasonable amount of stretch so that they do not encourage imprudent risk taking.

•	Our annual incentive programs provide variable pay opportunities for certain position levels based on achievement of multiple annual performance goals including both financial, operational, and, for some years, strategic goals. Goals are set at reasonable levels and payouts are managed as a percentage of pay, with maximum caps.
•	The largest amount of executive incentive compensation opportunity is tied to long-term incentive compensation that emphasizes sustained Company performance over time. This reduces incentive for executives and other employees to take risks that might increase short-term compensation at the expense of longer term Company results.

•	Equity awards have multi-year vesting, and RSU and PSU awards for executives have holding requirements until termination of service. This aligns the long-term interests of our NEOs and executives with those of our stockholders, and discourages taking short-term risks at the expense of longer-term performance.

•	The maximum awards that may be paid out under the annual and long-term incentive programs are capped at appropriate competitive levels, and the Committee retains the discretion to reduce payouts under the plans.

Structural Governance Protections

•	The Committee has adopted a clawback/compensation recovery policy that allows the Committee to take action to recover both cash compensation and performance-based equity awards for all NEOs and executives in the event of a material restatement based on fraud or intentional misconduct.

•	The Company has strong internal controls over the measurement and calculation of performance goals designed to keep them from being susceptible to manipulation.

•	Company policy also:

•	Prohibits directors and executive officers from engaging in hedging transactions involving our stock, which prevents executives from insulating themselves from poor stock performance by betting against our success;
•	Prohibits directors and officers from pledging Company stock or holding Company stock in margin accounts. This reduces the risk that executives might create incentives to focus on short-term performance at the expense of long-term performance; and

•	Has a formal ethics code of conduct and an ethics helpline, and provides ethics training and communications to employees. The ethics program is intended to reinforce a culture of integrity.

•	The Company also has a Compensation Risk Committee that includes functional experts tasked specifically with evaluating potential unintended or unforeseen consequences of our compensation programs and their component parts.

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

The Summary Compensation Table (“SCT”) summarizes the total compensation of our NEOs for the fiscal year ended October 2, 2016, and the prior two fiscal years to the extent required under the Securities and Exchange Commission rules.

Summary Compensation Table

Name & Principal Position	Fiscal Year	Salary (1)	Bonus		Stock Awards (3)	Option Awards (4)	Non-Equity Incentive Plan Compensation (5)	Change in Pension Value & NQDC Earnings (6)	All Other Comp (7)	Total
Mr. Comma	2016	$909,615	$0		$5,963,780	$703,380	$1,506,240	$97,294	$260,745	$9,441,054
Chairman and CEO	2015	$842,308	$0		$2,631,761	$1,013,216	$1,632,000	$36,357	$239,702	$6,395,344
	2014	$765,846	$0		$1,298,804	$1,534,018	$1,600,000	$72,276	$229,922	$5,500,866
Mr. Rebel	2016	$573,615	$0		$648,609	$170,813	$708,243	$1,620,465	$179,577	$3,901,322
Executive Vice President,	2015	$553,539	$0		$925,277	$283,110	$801,335	$1,256,873	$155,541	$3,975,675
Chief Financial Officer	2014	$537,539	$0		$679,038	$506,018	$810,000	$1,074,699	$117,801	$3,725,095
Ms. Allen	2016	$522,596	$0		$489,171	$180,869	$644,651	$0	$146,770	$1,984,057
JIB President	2015	$461,538	$200,000	(2)	$614,752	$171,581	$683,654	$0	$291,636	$2,423,161
Dr. Blankenship	2016	$375,019	$0		$367,134	$100,483	$463,372	$1,273,533	$87,146	$2,666,687
Executive Vice President,	2015	$360,154	$0		$454,366	$154,407	$521,733	$1,102,031	$79,067	$2,671,758
Chief People, Culture, & Corp Strategy Officer	2014	$347,385	$0		$292,553	$260,250	$525,000	$915,022	$77,832	$2,418,042
Mr. Rudolph	2016	$520,308	$0		$612,256	$170,813	$642,944	$64,290	$186,302	$2,196,913
Executive Vice President,	2015	$499,385	$0		$731,084	$246,271	$723,508	$48,499	$171,248	$2,419,995
Chief Legal and Risk Officer & Secretary	2014	$482,846	$0		$476,164	$415,062	$727,500	$63,438	$150,448	$2,315,458
(1)	This column shows the base salary earned during the fiscal year, including any amounts deferred by the NEOs in the Executive Deferred Compensation Plan (EDCP). The amounts for 2016 reflect one additional week of compensation due to the Company’s 53-week fiscal year.
(2)	Ms. Allen joined the Company during fiscal 2015 and this amount represents the new hire cash bonus she received.
(3)	This column shows the aggregate grant date fair value of the PSUs and RSUs granted during the applicable fiscal year, in accordance with FASB ASC Topic 718 (“ASC 718”) based on the assumptions and methodologies set forth in the Company’s 2016 Annual Report on Form 10-K (Note 12, Share-Based Employee Compensation). The 2016 amount for Mr. Comma also includes his special one-time retention RSU award which vests 50% four years after the date of grant, and the remaining 50% five years after grant. The 2015 amount for Ms. Allen also includes her new-hire grant of 4,207 RSUs, which vest 33% per year over three years on each anniversary of the grant.
PSU awards, which cliff vest after three years, are made annually in November and vest based on our performance during the succeeding three-fiscal year period. The performance metrics are established at the beginning of the three-year period when the grant is made; the specific performance goals for all or a portion of the award are reviewed and set by the Committee (a) for the full three-year performance period at the time of grant for some performance metrics, or (b) for a one-year period at the beginning of each fiscal year for other performance metrics. The amounts for each year include the sum of the grant date fair values under ASC 718 for current and past year PSU grants, for which performance metrics were set in that year, at target values. Assuming the maximum level of performance achievement (150% of target), the PSU total values for each NEO in 2016 are, respectively: Mr. Comma, $2,107,040; Mr. Rebel, $586,928; Ms. Allen, $325,112; Dr. Blankenship, $323,664 and Mr. Rudolph, $532,398.
(4)	This column shows the grant date fair values of stock options granted during the applicable fiscal year in accordance with ASC 718. The grant date fair values have been determined based on the assumptions and methodologies set forth in the Company’s 2016 Annual Report on Form 10-K (Note 12, Share-Based Employee Compensation).
(5)	This column shows the annual incentive awards earned under the annual incentive plan for executives. Performance achievement is approved by the Committee at the November meeting following the end of the fiscal year. Annual incentive payments are made in December following Committee approval and reported in the SCT in the fiscal year for which the incentive is earned.
(6)	This column shows the change in the estimated present value of each NEO’s accumulated benefit under (a) the qualified pension plan (the “Retirement Plan”) for Messrs. Comma, Rebel, Rudolph and Dr. Blankenship, and (b) the Supplemental Executive Retirement Plan (“SERP”) for Mr. Rebel and Dr. Blankenship only. The estimates are determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements for fiscal years ending October 2, 2016, September 27, 2015, and September 28, 2014. The RP-2014 Mortality Table is used for the Retirement Plan and SERP estimates (the SERP uses a white collar adjustment). Both Plans used the MP-2015 generational scale projected from 2006, modified to use 15 year convergence to an ultimate rate of .75%. The amounts reported in this column may fluctuate significantly in a given year based on a number of factors that affect the formula to determine pension benefits, including changes in: (i) salary and annual incentive; (ii) years of service; and, predominantly (iii) the discount rates used in estimating present values, which were 3.60% for the SERP and 3.85% for the Retirement Plan for 2016, 4.45% for the SERP and 4.79% for the Retirement Plan for 2015, and 4.36% for the SERP and 4.60% for the Retirement Plan for 2014. Participating NEOs become vested in the Retirement Plan after five years, and in the SERP after attaining age 55 and completing ten years of service. Both plans have been closed to new participants, and the Retirement Plan was sunset on December 31, 2015. For a detailed discussion of the Company’s pension benefits, see the sections of this Proxy Statement titled “Retirement Plan,” “Supplemental Executive Retirement Plan” and “Pension Benefits Table” and accompanying footnotes. The Company does not provide above-market or preferential earnings on non-qualified deferred compensation.

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(7)	Amounts in this column for fiscal 2016 are detailed in the table below:

All Other Compensation Table

	Perquisite Allowance (a)	Deferred Compensation Matching Contribution (a)(b)	Company- Paid Life Insurance Premiums (a)	Other		Total All Other Compensation (a)
Mr. Comma (CEO)	$67,779	$192,966	$0	$0		$260,745
Mr. Rebel (CFO)	$53,000	$51,177	$314	$75,086	(c)	$179,577
Ms. Allen (JIB President)	$53,000	$93,380	$390	$0		$146,770
Dr. Blankenship (CPO)	$53,000	$33,536	$610	$0		$87,146
Mr. Rudolph (CLO)	$53,000	$93,016	$394	$39,892	(c)	$186,302
(a)	The amounts in these columns include one additional week of compensation due to the Company’s 53-week fiscal year in 2016.
(b)	The amounts in this column reflect matching contributions under the 401(k) plan and the restoration matching contribution in the EDCP related to fiscal 2016 compensation. For Messrs. Comma, Rudolph and Ms. Allen, these amounts include the enhanced EDCP Company contribution they receive in place of the SERP, as discussed in the “Non-qualified Deferred Compensation” section below.
(c)	These amounts represent cash dividends paid on December 22, 2015; March 14, 2016; June 7, 2016 and August 29, 2016 for Mr. Rebel and Mr. Rudolph’s restricted stock shares being held in an escrow account until each executive’s termination or retirement.

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EXECUTIVE COMPENSATION

Grants of Plan-Based Awards

The following table provides information on fiscal 2016 cash and equity incentive awards granted to our NEOs. Cash incentive awards are based on fiscal year performance under our annual incentive plan (“AIP”). Long-term equity incentive compensation includes stock options, time-based restricted stock units, and performance share awards that vest, if at all, upon achievement of performance goals over a three fiscal year period. The 2016 incentive award terms are further described in CD&A Sections IV (“Elements of Compensation”) and VI (“Fiscal 2016 Compensation”).

	Grant Date (1)	Approval Date	Award Type (2)		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (3)			Estimated Future Payouts Under Equity Incentive Plan Awards (4)			All Other Stock Awards: Number of Shares of Stock or Units # (5)	All Other Option Awards: Number of Securities Underlying Options # (6)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($) (7)
Name					Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Comma (CEO)	11/24/2015	11/12/2015	PSU 14-16					3,301	6,602	9,903				$496,709
	11/24/2015	11/12/2015	PSU 15-17					1,264	2,528	3,792				$190,194
	11/24/2015	11/12/2015	PSU 16-18					4,770	9,540	14,310				$717,790
	11/24/2015	11/12/2015	RSU								14,310			$1,059,656
	11/24/2015	11/12/2015	RSU	(8)							49,560			$3,499,432
	11/24/2015	11/12/2015	Option									43,365	$75.24	$703,380
		11/12/2015	AIP		$ —	$900,000	$1,800,000
Mr. Rebel (CFO)	11/24/2015	11/12/2015	PSU 14-16					1,089	2,178	3,267				$163,848
	11/24/2015	11/12/2015	PSU 15-17					353	706	1,059				$53,132
	11/24/2015	11/12/2015	PSU 16-18					1,158	2,317	3,475				$174,306
	11/24/2015	11/12/2015	RSU								3,475			$257,324
	11/24/2015	11/12/2015	Option									10,531	$75.24	$170,813
		11/12/2015	AIP		$ —	$423,000	$846,000
Ms. Allen (JIB President)	11/24/2015	11/12/2015	PSU 15-17					214	428	642				$32,203
	11/24/2015	11/12/2015	PSU 16-18					1,226	2,453	3,679				$184,539
	11/24/2015	11/12/2015	RSU								3,679			$272,430
	11/24/2015	11/12/2015	Option									11,151	$75.24	$180,869
		11/12/2015	AIP		$ —	$386,250	$772,500
Dr. Blankenship (CPO)	11/24/2015	11/12/2015	PSU 14-16					560	1,120	1,680				$84,269
	11/24/2015	11/12/2015	PSU 15-17					193	385	578				$28,980
	11/24/2015	11/12/2015	PSU 16-18					681	1,363	2,044				$102,527
	11/24/2015	11/12/2015	RSU								2,044			$151,358
	11/24/2015	11/12/2015	Option									6,195	$75.24	$100,483
		11/12/2015	AIP		$ —	$276,750	$553,500
Mr. Rudolph (CLO)	11/24/2015	11/12/2015	PSU 14-16					893	1,786	2,680				$134,404
	11/24/2015	11/12/2015	PSU 15-17					307	614	922				$46,222
	11/24/2015	11/12/2015	PSU 16-18					1,158	2,317	3,475				$174,306
	11/24/2015	11/12/2015	RSU								3,475			$257,324
	11/24/2015	11/12/2015	Option									10,531	$75.24	$170,813
		11/12/2015	AIP		$ —	$384,000	$768,000
(1)	All grants were approved at the November 2015 Committee meeting, with a grant date of November 24, 2015, the second business day of the Company’s next open trading window, as is the Company’s standard practice. In accordance with ASC 718, the “grant date” is shown for the portion of the PSUs awarded in fiscal 2016 that relate to the fiscal 2016 performance period, and the portion of the PSUs awarded in fiscal 2014 and 2015 related to the fiscal 2016 performance period, as further described in Footnote 7 to this table.
(2)	For PSU awards, this column shows the three fiscal years of the PSU performance period.
(3)	This column shows the potential payouts under the fiscal 2016 annual incentive plan, which could be earned based on performance in fiscal 2016. The threshold payout is zero, target payout represents the amount payable for achieving the target level of performance, and maximum payout is capped at two times target payout. Incentive payouts are prorated between performance levels, and the payout values are calculated using the executive’s annual salary rate as specified at the time performance goals are approved by the Committee (no later than 90 days from the start of the fiscal year). The Summary Compensation Table for fiscal 2016 shows the actual incentive compensation earned by our NEOs for fiscal 2016 performance.
(4)	This column shows the threshold, target, and maximum potential share payout levels for the PSUs under the Company’s long-term incentive plan for the fiscal 2016-2018 PSU award and for the fiscal 2016 performance period of the 2014-16 and 2015-17 PSU awards. The amount for the 2016-18 PSU award represents (a) the entire three-fiscal year period for one of the two performance metrics (ROIC from Operations), and (b) the fiscal 2016 performance period only for the second metric (consolidated systemwide sales growth) for the reasons explained in Footnote 7. Threshold payout for all of the PSUs reflected above is 50% of target and requires achieving an established minimum performance requirement (there is no payout if performance doesn’t meet the minimum requirement). Maximum payout is 150% of target.
(5)	This column shows the number of RSUs granted on November 24, 2015 that vest 25% per year over four years on each anniversary of the grant date; and, on the second row for Mr. Comma, a special retention stock award which vests 50% four years after the date of the grant and the remaining 50% five years after grant.
(6)	This column shows the number of stock options granted in November 2015 that vest 33% per year over three years on the anniversary of the grant date. The options expire seven years from grant date. The exercise price is the closing price of Common Stock on the grant date of November 24, 2015 ($75.24).
(7)

For stock options, the value represents the grant date fair value computed in accordance with ASC 718, which is a theoretical value at grant using a valuation model that requires the input of assumptions, including the expected volatility of our stock price. As such, the values may not reflect the actual amounts that our NEOs will realize; rather the actual amount realized will depend on the Company’s stock price relative to the exercise price. The values of PSUs and RSUs also represent the grant date fair values, as computed in accordance with ASC 718, based on the closing price of the Company’s Common Stock on the grant date discounted by the present value of the expected dividend stream over the vesting period, as applicable, which was $75.24 for PSUs, $70.61 for Mr. Comma’s special retention award RSUs and $74.05 for all other RSUs. The grant date fair values of all awards were determined based on the assumptions and methodologies set forth in the Company’s 2016 Annual Report on Form 10-K (Note 12, Share-Based Employee Compensation). PSU awards, which cliff vest after three years, are made annually in November and vest based on the Company’s performance during the succeeding three-fiscal year period. The performance metrics are established at the beginning of the three-

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fiscal year period when the grant is made; while the specific performance goals are either set by the Committee (a) at that time also for the full three-fiscal year performance period or (b) at the beginning of each fiscal year for that portion of the performance period; in accordance with SEC rules and ASC 718, the values shown on each of the three rows for the PSUs reflect the grant date fair value of the fiscal 2016 performance period (total or portion, as applicable) of the award based on probable outcome (target level performance) of each of the PSU awards.
(8)	Represents a special retention stock award approved by the Committee to reward Mr. Comma for his strong leadership and Company performance, and to incentivize him to remain with the Company over the longer term. The award vests 50% four years after the date of grant, and the remaining 50% five years after grant.

Outstanding Equity Awards at Fiscal Year End 2016

The following table provides information on all outstanding option awards and unvested stock awards held by each of the NEOs at the end of fiscal 2016. Each option grant is shown separately and the vesting schedule is shown as Footnote 1 to the table. The market value of the stock awards is based on the closing price of Jack in the Box Inc. Common Stock as of the last trading day of the fiscal year, September 30, 2016, which was $95.94.

	Option Awards (1)					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price	Option Expiration Date	Number Of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Mr. Comma (CEO)	11/26/2013	—	25,529	$47.29	11/26/2020	155,001	$14,870,796	21,828	$2,094,178
	11/25/2014	15,320	30,640	$73.53	11/25/2021
	11/24/2015	—	43,365	$75.24	11/24/2022
Mr. Rebel (CFO)	11/26/2013	16,842	8,421	$47.29	11/26/2020	86,527	$8,301,400	5,683	$545,227
	11/25/2014	4,280	8,562	$73.53	11/25/2021
	11/24/2015	—	10,531	$75.24	11/24/2022
Ms. Allen	11/25/2014	2,594	5,189	$73.53	11/25/2021	10,008	$960,188	4,692	$450,150
(JIB President)	11/24/2015	—	11,151	$75.24	11/24/2022
Dr. Blankenship (CPO)	11/26/2012	15,297	—	$27.49	11/26/2019	12,084	$1,159,339	3,218	$308,735
	11/26/2013	8,662	4,331	$47.29	11/26/2020
	11/25/2014	2,334	4,670	$73.53	11/25/2021
	11/24/2015	—	6,195	$75.24	11/24/2022
Mr. Rudolph (CLO)	11/26/2013	13,814	6,908	$47.29	11/26/2020	78,453	$7,526,781	5,303	$508,770
	11/25/2014	3,723	7,448	$73.53	11/25/2021
	11/24/2015	—	10,531	$75.24	11/24/2022
(1)	All option awards vest 33% each year for three years from date of grant.
(2)	The amounts in this column are:
(a) unvested restricted stock awards or RSUs granted under the stock ownership program with vesting subject to the executive’s continued employment with the Company, and full vesting ten years from the grant date and issued only upon termination (Mr. Comma, 34,700; Mr. Rebel, 62,572; and Mr. Rudolph, 58,815);
(b) unvested RSUs that vest (i) for each executive: (A) 20% each year for five years for grants prior to November 2015, and (B) 25% each year for the regular November 2015 grant (Mr. Comma, 38,991; Mr. Rebel, 13,944; Ms. Allen, 5,733; Dr. Blankenship, 6,849; and Mr. Rudolph, 11,254); and (ii) for Mr. Comma’s special retention stock award: 49,560 RSUs that vest 50% four years after the date of grant and the remaining 50% five years after grant.
(c) for Ms. Allen only, 2,804 unvested RSUs that vest 33% per year over three years; and
(d) unvested PSUs for which the performance goals have been met for a completed performance period and that vest upon the third anniversary of the November 2013, November 2014 and November 2015 grant dates, subject to the executive’s continued employment with the Company (Mr. Comma, 31,750; Mr. Rebel, 10,011; Ms. Allen, 1,471; Dr. Blankenship, 5,235; and Mr. Rudolph, 8,384).
(3)	This column shows unvested PSUs granted in November 2013, November 2014 and November 2015 for which the performance achievement was not yet known at fiscal year-end (“FYE”), and that vest upon the third anniversary of each grant date. The share amount is reported at target payout level.

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EXECUTIVE COMPENSATION

Option Exercises and Stock Vested in Fiscal 2016

The following table provides information on stock option exercises and shares acquired on the vesting of stock awards by the NEOs during fiscal 2016. Option award value realized is calculated by subtracting the aggregate exercise price of the options exercised from the aggregate fair market value of the shares of Jack in the Box Inc. stock acquired on the date of exercise. Stock award value realized is calculated by multiplying the number of shares shown in the table by the closing price of our stock on the date the stock awards vested.

	Option Awards		Stock Awards (1)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting
Mr. Comma (CEO)	67,572	$3,664,111	23,892	$1,788,789
Mr. Rebel (CFO)	42,362	$3,029,174	18,139	$1,355,204
Ms. Allen (JIB President)	0	$0	1,917	$146,708
Dr. Blankenship (CPO)	0	$0	7,027	$525,675
Mr. Rudolph (CLO)	8,505	$599,739	11,419	$853,844
(1)	The reported number of shares and value realized on vesting includes time-vested RSUs granted in prior years, and the PSUs granted in November 2012 for the performance period fiscal 2013-2015, which vested in November 2015 and resulted in a payout of 117.3% of the target PSU award.

Retirement Plan Benefits

The following table provides information on the pension benefits for the NEOs under each of the following pension plans:

Retirement Plan

The Retirement Plan is a Company-funded and tax-qualified retirement plan that was offered to eligible employees hired prior to January 1, 2011 that had reached age 21 and completed one year of service (at least 1,000 hours/year). Four NEOs who were hired prior to 2011 participate in the plan. Participants are 100% vested after completing five years (1,000 hours per year) of service. As of December 31, 2015 the Retirement Plan was “sunset” and employees no longer accrue additional benefits based on additional pay and service. The plan provides that a participant retiring at the normal retirement age of 65 will receive benefits based primarily on the formula described below:

(1)	1% of the average of the five highest consecutive calendar years of pay (“Final Average Pay”, includes base salary and annual incentive) out of the last ten years of eligible service, multiplied by the number of full calendar years and months while an eligible employee.

PLUS

(2)	0.4% of Final Average Pay in excess of Covered Compensation (average of the Social Security taxable wage bases) multiplied by the number of full calendar years and months while an eligible employee (up to a maximum of 35 years).

A participant in the Retirement Plan who has at least ten years of vesting service may elect to begin receiving reduced payments as early as age 55. Note: Prior to 1989, benefits are subject to grandfathered minimum benefit accruals under the previous plan. Retirement plan benefits are (i) not permitted to be paid to participants while actively employed with Jack in the Box Inc. and (ii) typically paid in the form of a monthly annuity unless the present value of the accrued benefit is equal to or less than $20,000 (previously $15,000) at termination and in such event, may be paid in the form of a lump sum payment.

Supplemental Executive Retirement Plan (SERP)

Effective January 1, 2007, the SERP was closed to new participants. Executives and certain “highly compensated employees” who were hired or promoted into such position prior to January 1, 2007 (including two NEOs) are eligible to participate in the SERP. The SERP, established in 1990, provides for retirement benefits above amounts available under the Company’s Retirement Plan due to IRC limits that restrict benefits available under the Company’s tax-qualified plan. The SERP is unfunded and not qualified for tax purposes.

The SERP provides that a participant retiring at the normal retirement age of 62 will receive a benefit equal to a target replacement income, based on final average pay and service. When combined with other amounts payable under the Company’s tax-qualified pension benefit, and other qualified and non-qualified deferred compensation programs, the target replacement income is up to 60% of Final Average Pay and subject to the following conditions:

•	Final Average Pay is defined as the average of the five highest calendar years of pay (base salary and annual incentive) out of the last ten years of employment with the Company.

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•	Service is defined as the entire period of employment in calendar years and months while an eligible employee.

•	There is no reduction in the target replacement income (60%) if a participant has 20 or more years of service. For participants with less than 20 years of service, the target replacement income percentage is determined by multiplying the number of years of service times 3%, up to a maximum of 20 years.

•	To receive a retirement benefit under the SERP, a participant must attain the earlier of (i) age 62 or (ii) age 55 with ten years of service while employed at Jack in the Box or while disabled. A participant may begin receiving payments as early as age 55 subject to a reduction in benefits (equal to 5/12 of 1% for each month by which commencement of benefit payments precedes the participant’s attainment of age 62).

•	Benefits under the SERP are only available to retirees as monthly payments and cannot be received in a lump sum.

•	Death benefits are payable if a participant dies while employed.

•	The SERP provides for spousal joint and survivor annuities.

The following table provides information on the actuarial present value of the NEOs’ accumulated pension and SERP benefits as of the end of fiscal 2016 (October 2, 2016), using fiscal 2016 earnings (base salary and annual incentive). The maximum amounts used for the Retirement Plan do not exceed the IRS-prescribed limit applicable to tax-qualified plans ($265,000 for 2016). Present values were calculated using the interest rate and mortality assumptions used in the Company’s financial statements for fiscal year 2016.

Pension Benefits Table

	Plan Name (1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit at Normal Retirement Age (2)	Payments During Last Year ($)
Mr. Comma (CEO)	Retirement Plan	14	$384,221	$0
Mr. Rebel (CFO)	Retirement Plan	12	$521,184	$0
	SERP	13	$5,993,380	$0
Ms. Allen (JIB President)	None	N/A	N/A	N/A
Dr. Blankenship (CPO)	Retirement Plan	18	$680,403	$0
	SERP	19	$4,281,792	$0
Mr. Rudolph (CLO)	Retirement Plan	8	$333,357	$0
(1)	Messrs. Comma, Rebel, Rudolph and Dr. Blankenship participate in the Retirement Plan; Mr. Rebel and Dr. Blankenship are the only NEOs who participate in the SERP.
(2)	As of the end of fiscal 2016, all four Retirement Plan participants are vested in the Plan, and Mr. Rebel and Dr. Blankenship have met the service and minimum age requirements for vesting in the SERP. The actuarial present value of accumulated benefits under the Retirement Plan and the SERP is based on discount rates of 3.85% and 3.60% respectively, as of October 2, 2016. The RP-2014 Mortality Table is used for both the Retirement Plan and the SERP calculations (the SERP uses a white collar adjustment). Both Plans use the MP-2015 generational scale projected from 2006, modified to use 15 year convergence to an ultimate rate of .75%. Participants are assumed to retire at the latest of current age and the plan’s earliest retirement date with unreduced benefits. No pre-retirement mortality, retirement, or termination has been assumed for the present value factors.

Non-Qualified Deferred Compensation

Executive Deferred Compensation Plan (EDCP)

In addition to eligibility to participate in the 401(k) Plan, the NEOs and other highly compensated employees are eligible to defer up to 50% of base salary and up to 85% of annual incentive pay to the EDCP, an unfunded, non-qualified deferred compensation plan, with benefits paid by the Company out of its general assets. The plan is subject to IRC Section 409A for all deferred compensation earned on or after January 1, 2005; deferred compensation earned prior to 2005 is not subject to Section 409A requirements and continues to be governed under the terms of the plan and tax laws in effect on or before December 31, 2004, as applicable. In conjunction with the 401(k) Plan changes that took effect January 1, 2016, the EDCP Company matching contribution (previously 100% of the first three percent of compensation deferred) was replaced with a “restoration matching contribution.” This means the Company will match up to the full four percent potential matching contribution for participants whose deferrals to the 401(k) Plan (and related Company matching contributions) were limited due to the IRC limits applicable to the 401(k) Plan. A participant must be employed on the last day of the calendar year to receive the restoration matching contribution, which is then 100% vested. Company matching contributions made prior to January 1, 2016 vest at a rate of 25% per year (such that the match fully vests after completion of four full years of service with the Company). Participants choose from an array of investment options.

Enhanced EDCP — Beginning January 1, 2007, new Corporate Vice Presidents and above who otherwise would have been eligible for the SERP receive an additional annual Company contribution of 4% of base salary and annual incentive to their EDCP account for up to ten years. Participants become vested in the supplemental contribution at the rate of 25% per year (such that they are fully vested after completing four full years of service with the Company). The Enhanced EDCP was closed to new participants as of May 7, 2015.

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EXECUTIVE COMPENSATION

The following table provides information on the contributions, earnings, withdrawals and distributions in the Executive Deferred Compensation Plan during fiscal 2016 and the account balances as of the end of fiscal 2016. As of October 2, 2016, all NEOs, except Ms. Allen are 100% vested in Company contributions.

Non-Qualified Deferred Compensation Plan Table

	Executive Contributions in Fiscal 2016 (1)	Registrant Contributions In Fiscal 2016 (2)	Aggregate Earnings in Fiscal 2016	Aggregate Withdrawals/ Distributions	Aggregate Balance at FYE16 (3)
Mr. Comma (CEO)	$378,028	$182,669	$255,647	$—	$2,979,827
Mr. Rebel (CFO)	$58,357	$40,674	$120,204	$—	$1,136,149
Ms. Allen (JIB President)	$110,370	$82,780	$23,832	$—	$293,688
Dr. Blankenship (CPO)	$38,538	$22,936	$219,195	$—	$2,022,358
Mr. Rudolph (CLO)	$116,325	$82,460	$108,882	$—	$1,174,745
(1)	These amounts are also included in the salary and non-equity incentive plan compensation columns in the 2016 row of the SCT.
(2)	These amounts are reported as “All Other Compensation” in the SCT.
(3)	Amounts reported in this column are included in the “Salary” column in the SCT in prior years if the named executive officer was an NEO in previous years. The balance at FYE 2016 reflects the cumulative value of each NEO’s deferrals, match, and investment gains or losses. These FYE amounts do not include contributions or earnings related to the fiscal 2016 annual incentive payment which was paid after the end of fiscal 2016 (but which amounts are included in the executive and registrant contributions columns of this table).

Potential Payments on Termination of Employment or Change in Control

Compensation & Benefits Assurance Agreements. The Company provides CIC Agreements because it considers it in the best interest of its stockholders to encourage continued employment of key management in the event of a CIC transaction. These agreements help facilitate successful performance by key executives during an impending CIC, by protecting them against the loss of their positions following a change in the ownership or control of the Company, and ensuring that his or her expectations for long-term incentive compensation arrangements will be fulfilled. Generally, under the agreements, a CIC is defined to include:

(i)	the acquisition by any person or group of 50% or more of the outstanding stock or combined voting power of the Company (excluding acquisitions by the fiduciary of the Company benefit plans or certain affiliates);

(ii)	circumstances in which individuals constituting our board of directors generally cease to constitute a majority of the board; and

(iii)	certain stockholder-approved mergers, consolidations, sales of assets or liquidation of the Company.

These CIC Agreements provide certain specified benefits to the executive if, within twenty-four (24) full calendar months following the effective date of a CIC, his or her employment is terminated (“Qualifying Termination”):

(i)	involuntarily other than for cause, death, or disability, or

(ii)	voluntarily for good reason. Voluntary termination for good reason is generally defined as the executive’s resignation due to:

(a)	the assignment of the executive to duties or responsibilities inconsistent with his or her status, or a reduction or alteration in the nature or status of his or her duties or responsibilities in effect as of ninety (90) days prior to the CIC event;

(b)	the acquiring company’s requirement that the executive be based at a location in excess of fifty (50) miles from his or her location immediately prior to a CIC;

(c)	a material reduction in base salary;

(d)	a material reduction in the Company’s compensation, health and welfare, retirement benefit plans, or any perquisites, unless an alternative plan is provided of a comparable value; or

(e)	the Company’s failure to require any successor to assume the CIC agreement benefits.

CIC benefits under the CIC Agreements are not provided in the event of terminations by reason of death, disability, voluntary termination without good reason, or the Company’s involuntary termination of the executive’s employment for cause. CIC benefits under the CIC Agreements are also not provided in the event of a CIC when there is not a corresponding Qualifying Termination. In the event of a CIC of the Company and Qualifying Termination of an executive covered under a CIC Agreement as described above, the executive is entitled to the following severance benefits:

1.	A lump sum cash payment equal to his or her accrued but unpaid annual salary and unreimbursed business expenses.

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2.	A lump sum cash amount equal to a multiple of the executive’s then-current annual salary, based on their position, as follows:

Multiple of Salary
Mr. Comma	3.0x
Mr. Rebel	2.5x
Ms. Allen	2.5x
Dr. Blankenship	2.5x
Mr. Rudolph	2.5x

3.	A lump sum cash incentive award equal to the multiple above times the greater of: (a) the average annual incentive percentage for the last three fiscal years prior to the CIC times annual salary; or (b) the average dollar amount of the annual incentive paid for the last three fiscal years prior to the CIC. If an executive does not have three full years of incentive awards, the Company will apply the target incentive award percentage for each missed year.

4.	Continuation of health insurance coverage at Company expense at the same cost and same coverage level as in effect as of the executive’s Qualifying Termination date (subject to changes in coverage levels applicable to all employees generally) for a specified coverage period as provided below, to run concurrently with any coverage provided under COBRA. If an executive receives health insurance coverage with a subsequent employer prior to the end of 18 months, the continuation of health insurance coverage under the agreement is discontinued.

Coverage Period
Mr. Comma	36 months
Mr. Rebel	30 months
Ms. Allen	30 months
Dr. Blankenship	30 months
Mr. Rudolph	30 months

5.	Standard outplacement services at Company expense, from a nationally recognized outplacement firm selected by the executive, for a period of up to one year from the date of Qualifying Termination.

6.	Vesting of unvested restricted stock and RSUs, PSUs, and in-the-money stock options, in accordance with the terms of the applicable award agreement and stock incentive plan. Since 2014, all options and RSU awards provide that unvested units that continue after a CIC are “double-trigger”, requiring both a CIC and Qualifying Termination for vesting to accelerate. (For grants prior to 2014, and for PSU grants, no Qualifying Termination is required.) Since 2014, the terms of PSU awards provide for accelerated vesting upon a CIC that pays out at actual levels achieved for completed performance periods and at target level for incomplete periods. See Footnote 4 to the following table.

7.	For the one NEO with a pre-2009 agreement in effect as of fiscal 2016 year end, in the event that any portion of the payments and benefits provided for under the agreement are considered excess parachute payments under IRC Section 280G and are thus subject to the 20% excise tax imposed by IRC Section 4999, the agreement provides for a conditional gross-up payment to reimburse the executive for the excise tax and additional taxes resulting from the imposition of the excise tax. The gross-up payment will be made only if the amounts treated as “parachute payments” under Section 280G exceed the Section 280G threshold by more than 10%. If the parachute payments exceed the Section 280G threshold by 10% or less, then the payments to the executive will be reduced to an amount that is one dollar less the Section 280G threshold. At the time these agreements were entered into, the potential tax “gross up” payment, in the Committee’s view, was an appropriate method for the Company to insulate the executives from excise tax imposed under Section 4999 and was a more common practice in the market.

8.	For agreements in 2009 and later, there is no excise tax gross up. The four remaining NEOs are parties to this form of agreement, which provides for payment of the greater of: (i) the aggregate parachute payments reduced to the maximum amount that would not subject the executive to relevant excise taxes; or (ii) the aggregate parachute payments, with the executive paying the relevant excise taxes and such other applicable federal, state and local income and employment taxes. Under this “best after tax” provision, the executive is solely responsible for payment of excise taxes and other applicable federal, state, and local income and employment taxes.

Supplemental Executive Retirement Plan. For the two NEOs who are SERP participants, in the event of an involuntary termination (or material diminution in duties or responsibilities or material downward change of title) within 24 months following a CIC, the SERP provides for payment to the participant of the actuarial equivalent of his accrued early retirement benefit unreduced for early commencement, in the form of three annual installments commencing on termination.

Non-Qualified Deferred Compensation. In the event of a CIC, in accordance with the EDCP, a participant shall become 100% vested in any Company contributions without regard to service requirements. Accounts shall be distributed in accordance with the participant’s existing distribution election (on termination of employment or under a scheduled in-service withdrawal).

Termination of Employment Without Change in Control. In the event of a termination not related to a CIC, NEOs will receive amounts under the terms and provisions of the specific plans in which they are a participant, including the Retirement Plan, the SERP and the EDCP, and with respect to Ms. Allen, her offer letter, as described in Section VII.f. of the CD&A, “Termination of Service.” Mr. Rebel and Dr. Blankenship are the only NEOs who are SERP participants and the only ones currently eligible to retire under the Retirement or SERP plans.

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EXECUTIVE COMPENSATION

Potential Payments on Termination of Employment or Change in Control

The following table helps illustrate the potential payments and benefits our NEOs would be entitled to as of fiscal 2016 year-end: (1) in the event of a termination of employment not related to a CIC, including termination due to death or disability; (2) in the event of a CIC and a Qualifying Termination, and (3) in the event of a CIC without a corresponding termination of employment. The potential payments assume that the termination and/or termination resulting from a CIC occurred on the last day of fiscal 2016, October 2, 2016, and, where applicable, use the closing price of our Common Stock of $95.94 on September 30, 2016 (the last market trading day in the fiscal year). The actual amounts to which an NEO may be eligible to receive can only be determined at the time of such termination or CIC, and therefore, the actual amounts will vary from the estimated amounts in the table below.

	Cash Severance (1)		Annual Incentive (2)	Continuation of Benefits (3)	Equity Incentive and Stock Awards (4)	Pension and SERP Benefits (5)	Gross-Up for Excise Tax (6)	Total
Mr. Comma (CEO)
Termination Reason
Voluntary/Involuntary Termination (Retirement Eligible)	—		—	—	—	$384,221	—	$384,221
Death	—		—	—	$15,093,590	$384,221	—	$15,477,811
Disability	—		—	—	$12,267,306	$384,221	—	$12,651,527
CIC/ Qualifying Termination	$2,700,000		$5,034,600	$52,530	$16,466,759	$384,221	—	$24,638,110
CIC/No Termination	—		—	—	$7,590,733	—	—	$7,590,733
Mr. Rebel (CFO)
Termination Reason
Voluntary/Involuntary Termination (Retirement Eligible)	—		—	—	$2,462,767	$6,514,564	—	$8,977,331
Death	—		—	—	$2,543,886	$6,514,564	—	$9,058,450
Disability	—		—	—	$1,724,338	$6,514,564	—	$8,238,902
CIC/ Qualifying Termination	$1,410,000		$1,972,590	$32,684	$2,895,855	$5,478,448	—	$11,789,577
CIC/No Termination	—		—	—	$1,827,457	—	—	$1,827,457
Ms. Allen (JIB President)
Termination Reason
Voluntary/Involuntary Termination (Non-Retirement Eligible)	$515,000		—	—	—	—	—	$515,000
Death	—		—	—	$1,448,320	—	—	$1,448,320
Disability	—		—	—	$1,101,209	—	—	$1,101,209
CIC / Qualifying Termination	$315,840	(7)	$1,759,369	$128,418	$1,757,415	—	—	$3,961,042
CIC/No Termination	—		—	—	$860,280	—	—	$860,280
Dr. Blankenship (CPO)
Termination Reason
Voluntary/Involuntary Termination (Retirement Eligible)	—		—	—	$1,309,632	$4,962,195	—	$6,271,827
Death	—		—	—	$1,316,049	$4,962,195	—	$6,278,244
Disability	—		—	—	$872,455	$4,962,195	—	$5,834,650
CIC / Qualifying Termination	$922,500		$1,290,655	$36,207	$1,517,075	$4,955,176	—	$8,721,613
CIC/No Termination				—	$910,785	—	—	$910,785
Mr. Rudolph (CLO)
Termination Reason
Voluntary/Involuntary Termination (Non-Retirement Eligible)	—		—	—	—	$333,357	—	$333,357
Death	—		—	—	$5,781,478	$333,357	—	$6,114,835
Disability	—		—	—	$5,060,502	$333,357	—	$5,393,859
CIC / Qualifying Termination	$1,280,000		$1,790,613	$36,207	$6,115,192	$333,357	—	$9,555,369
CIC/No Termination	—		—	—	$5,114,067	—	—	$5,114,067

(1)	Cash Severance: For all NEOs, amounts shown in the table for a CIC/Qualifying Termination reflects multiple of annual base salary under the CIC Agreement, as described in the Compensation and Benefits Assurance Agreements section (“CIC Section”) above. In the case of Ms. Allen, the amount shown in the table for a termination not related to a CIC represents the one year base salary she is entitled to for termination without cause pursuant to her employment offer letter.
(2)	Annual Incentive: Reflects multiple of annual incentive as described in the CIC Section.

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(3)	Continuation of Benefits: Reflects benefits continuation as described in the CIC section, including an outplacement fee estimate of $10,000; and 100% vesting of company matching and supplemental contributions to the EDCP.

(4)	Equity Incentive and Stock Awards: The amounts shown in the table reflect only the value of unvested awards and options that would be accelerated upon termination and/or CIC as applicable; they do not include the vested portion of awards and options as of the end of fiscal 2016. For a CIC, the amounts shown reflect only the amount of acceleration of unvested restricted stock awards and stock units, unvested performance shares, and in-the-money unvested stock options. All references to termination below exclude terminations for cause.

a)	Pre-2011 Stock Awards (RSA/RSU under the stock ownership program in place prior to fiscal 2011, for Messrs. Comma, Rebel and Rudolph only):

(i)	Upon termination not related to a CIC, if eligible to retire under a Company sponsored retirement plan, determination of shares vested is based on a schedule of the greater of: a) 30% of the award vesting three years from the date of grant, and 10% vesting for each year of service thereafter as of the date of retirement; b) such vesting as would have occurred had 10% of the award vested for each year of service with the Company, or c) in such greater amount as may be determined by the Board in its sole discretion.

(ii)	Upon termination not related to a CIC, and not eligible to retire under a Company sponsored retirement plan, determination of shares vested is based on a schedule of 15% vesting on or after three years from the grant date, and 5% vesting for each year of service thereafter as of the termination date.

(iii)	Upon death, disability, or a CIC, stock awards would vest 100%.

b)	Performance Shares (PSUs):

(i)	Upon termination not related to a CIC, if eligible to retire under a Company sponsored retirement plan or due to death or disability, and the awardee had been continuously employed by the Company as of the last date of the first fiscal year of the performance period, the performance shares would vest on a prorated basis, based on the number of full accounting periods the awardee was continuously employed by the Company during the performance period and to the extent to which performance goals are achieved.

(ii)	Upon termination not related to a CIC (other than as described above), the award would be cancelled.

(iii)	Upon a CIC, PSUs awarded prior to 2014 would vest and pay out at the greater of the performance level attained as of the date of the CIC or 100% of target, and PSUs granted in 2014 and thereafter would vest and pay out based on actual achievement for completed fiscal years for which targets have been set and performance results measured and/or at 100% of target for any incomplete fiscal years for which performance results are not known.

For the accelerated portion of PSUs for which performance was unknown as of the last day of fiscal 2016, the amounts in the table assume that the PSUs will be accelerated based on target performance levels.

c)	Time-vested RSUs:

(i)	Upon termination not related to a CIC, disability, or retirement, the award would be cancelled.

(ii)	Upon death, disability or retirement, the RSUs would vest 100%.

(iii)	Upon a CIC, RSUs awarded prior to 2014 would vest 100%, and RSUs awarded in 2014 and thereafter would vest only upon a Qualifying Termination.

d)	Option Awards:

(i)	Upon termination not related to a CIC, and eligible to retire under a Company sponsored retirement plan, determination of shares vested is based on a formula of 5% additional vesting for each year of service with the Company.

(ii)	Upon termination not related to a CIC, and not eligible to retire under a Company sponsored retirement plan, there is no acceleration of option awards.

(iii)	Upon death, options would vest 100%.

(iv)	Upon a CIC, where options are not assumed by the acquiring company, options awarded prior to 2014 would vest 100%, while those awarded in 2014 and thereafter would vest 100% only upon a Qualifying Termination related to the CIC.

(v)	Vesting upon disability is based on the number of shares which would have been vested as of twelve months following the optionee’s first day of absence from work with the Company, and therefore, for purposes of this table, no additional vesting is applied in the event of a disability.

(5)	Pension and SERP: Annual benefit amounts listed for each NEO are subject to the eligibility and vesting provisions of the Retirement Plan (Messrs. Comma, Rebel, Rudolph and Dr. Blankenship) and the SERP (Mr. Rebel and Dr. Blankenship), which are described above in the sections of this Proxy Statement titled Retirement Plan, Supplemental Executive Retirement Plan and Pension Benefits Table and accompanying footnotes. All values shown represent present values and are based on the following:

a)	In the event of a voluntary/involuntary termination (for any reason) or death, benefit values are based on accrued benefits as of fiscal year end payable at normal retirement. Benefit values were calculated as of October 2, 2016, based on a discount rate of 3.847% for the qualified pension plan and 3.598% for the SERP. The RP-2014 Mortality Table is used for both the Retirement Plan and the SERP calculations (the SERP uses a white collar adjustment). Both Plans use the MP-2015 generational scale projected from 2006, modified to use 15 year convergence to an ultimate rate of .75%. In the event of death, since both NEOs in the SERP are age 55 with more than ten years of service, the amount of the survivor benefit would be the greater of one times the participant’s compensation or the actuarial equivalent lump sum present value of the participant’s supplemental retirement benefit. In the event of death while actively employed, the amount of the benefit under the Retirement Plan would be the accrued actuarial equivalent pension benefit as determined on the date of death. Such benefit is not subject to any reduction of benefits.

b)	Disability benefits shown assume an NEO terminates employment with the Company due to disability and remains continuously disabled until reaching normal retirement age. Benefit values are based on accrued benefits as of the NEOs normal retirement age and were calculated as of October 2, 2016 based on a discount rate of 3.847% for the qualified pension plan and 3.598% for the SERP and the RP-2014 Mortality Table as described above.

c)	In the event of an involuntary termination (or material diminution in duties or responsibilities or material downward change of title) within 24 months following a CIC, a participant would become 100% vested in the SERP. Benefit values are based on accrued benefits as of fiscal year end and were calculated as of October 2, 2016. The SERP values are based on an interest rate of 6.0% and the RP-2000 Mortality Table, projected ten years.

d)	As described in the “Non-Qualified Deferred Compensation Section” above, all of the NEOs received a three percent Company match on their contributions made to the non-qualified deferred compensation (EDCP) prior to January 1, 2016, and an annual restoration match of up to 4% for contributions made after January 1, 2016.In addition, Messrs. Comma, Rudolph and Ms. Allen, who are not eligible to participate in the SERP, receive an additional four percent Company contribution to their EDCP accounts for up to ten years. As of the end of fiscal 2016, all the NEOs, except Ms. Allen, are 100% vested in the Company matching contributions. Accordingly, these amounts are not included here, but are described in the “Non-Qualified Deferred Compensation Section” above.

(6)	Gross-Up for Excise Tax: No gross-up would be payable to any NEOs for termination at FYE 2016. While Mr. Rebel does have an agreement (entered into prior to 2009) that could provide for a gross-up in the event of “excess parachute payments” under IRC Section 280G(b)(1) subject to excise tax, no such gross-up would be triggered as of FYE 2016, applying calculations based on the value of all benefits that could have been received and characterized as contingent upon a CIC under IRC Section 280G and related regulations as of FY 2016, except for equity award acceleration which is calculated based on the assumption that the CIC occurred on December 31, 2016. For purposes of this calculation, the value of the acceleration of vesting of all outstanding equity awards is calculated according to Section 280G and the related regulations. Other than Mr. Rebel, all other NEOs have 2009 and later agreements under which no gross-up is provided in any circumstance.

(7)	The CIC Agreement “best after tax” provision applied to Ms. Allen at FYE 2016 would result in reducing her cash severance payment so as to remain below the maximum amount she may receive without triggering an excise tax. The estimated reduction is $971,660, which is reflected in the amounts shown in the Cash Severance and Total columns for Ms. Allen.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, as of December 30, 2016 (“the Record Date”), information with respect to beneficial ownership of our Common Stock by (i) each person who we know to beneficially own more than 5% of our Common Stock, (ii) each director and nominee for director of the Company, (iii) each NEO listed in the Summary Compensation Table herein and (iv) all of our directors and executive officers of the Company as a group. The address of each director and executive officer shown in the table below is c/o Jack in the Box Inc., 9330 Balboa Avenue, San Diego, CA 92123.

We determined the number of shares of Common Stock beneficially owned by each person under rules promulgated by the SEC, based on information obtained from questionnaires, Company records and filings with the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity had the right to acquire within sixty days of December 30. 2016. All percentages are based on the shares of Common Stock outstanding as of December 30, 2016. Except as noted below, each holder has sole voting and investment power with respect to all shares of Common Stock listed as beneficially owned by that holder.

Security Ownership of Certain Beneficial Owners

Name	Number of Shares of Common Stock Beneficially Owned as of December 30, 2016	Percent of Class
T. Rowe Price Associates, Inc. (1)	2,759,380	8.7%
Vanguard Group, Inc. (2)	2,704,042	8.5%
BlackRock, Inc. (3)	2,694,316	8.5%
(1)	According to its Form 13F filings as of September 30, 2016, T. Rowe Price Associates, Inc. had investment discretion with respect to accounts holding 2,759,380 shares, as to which it had sole voting power with respect to 530,153 shares and no voting power with respect to 2,229,227 shares. The address of T. Rowe Price Associates, Inc. is 100 East Pratt St, Baltimore, MD 21202.
(2)	According to its Form 13F filings as of September 30, 2016, Vanguard Group, Inc., on behalf of itself and its direct subsidiaries, Vanguard Fiduciary Trust Co, and Vanguard Investments Australia, Ltd. had investment discretion with respect to accounts holding 2,704,042 shares. Vanguard Group, Inc. was the beneficial owner of 2,638,132 shares, of which it had sole voting power with respect to 1,552 shares and no voting power with respect to 2,636,580 shares. Vanguard Fiduciary Trust Co was the beneficial owner of 62,289 shares, of which it had sole voting power. Vanguard Investments Australia, Ltd. was the beneficial owner of 3,621 shares, of which it had shared voting power. The address of Vanguard Group, Inc. is P.O. Box 2600 Valley Forge, Pennsylvania 19482-2600.
(3)	According to its Form 13F filings as of September 30, 2016, BlackRock, Inc., on behalf of its direct subsidiaries, BlackRock Fund Advisors and BlackRock Institutional Trust Company N.A., had investment discretion with respect to accounts holding 2,694,316 shares. BlackRock Fund Advisors was the beneficial owner of 1,728,415 shares, of which it had sole voting power. BlackRock Institutional Trust Company, N.A., was the beneficial owner of 965,901 shares, of which it had sole voting power with respect to 897,597 shares and no voting power with respect to 68,304 shares. The address of BlackRock, Inc. is 400 Howard Street, San Francisco, CA 94105.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership Of Directors and Management

Name	Number of Shares of Common Stock Beneficially Owned as of December 30,2016 (1)	Number Attributable to Options Exercisable Within 60 Days of December 30, 2016	Percent of Class
Mr. Comma	107,154	45,095	*
Mr. Rebel	163,041	54,127	*
Ms. Allen	11,837	8,905	*
Dr. Blankenship	69,560	46,555	*
Mr. Rudolph	82,393	17,866	*
Mr. Goebel	23,385	0	*
Ms. John	2,433	0	*
Ms. Kleiner	12,216	0	*
Mr. Murphy	58,639	0	*
Mr. Myers	14,214	0	*
Mr. Tehle	48,488	0	*
Mr. Wyatt	14,653	0	*
All directors and executive officers as a group (19 persons)	677,362	198,747	2.1%
*	Asterisk in the percent of class column indicates beneficial ownership of less than 1%
(1)	For purposes of computing the percentage of outstanding shares held by each person or group of persons named in the Beneficial Ownership table on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The securities totaled in this column include stock options, direct holdings, stock equivalents under the Director Deferred Compensation Plan, restricted stock and restricted stock units as described below.

•	Direct Holdings and Restricted Stock — As a group, within 60 days of December 30, 2016, our directors, NEOs and other executive officers’ shares include (a) 203,413 shares directly held by directors and officers and (b) 95,815 restricted stock awards held by NEOs, which shares may be voted, but are not available for sale or other disposition until the expiration of vesting restrictions, which occurs upon each individual’s termination of service.

Name	Direct Holdings	Restricted Stock
Mr. Comma	46,914	—
Mr. Rebel	35,240	62,572
Ms. Allen	2,932	—
Dr. Blankenship	16,947	—
Mr. Rudolph	23,612	33,243
Mr. Goebel	19,638	—
Ms. John	1,027	—
Ms. Kleiner	5,150	—
Mr. Murphy	669	—
Mr. Myers	5,843	—
Mr. Tehle	2,520	—
Mr. Wyatt	6,044	—
All other executive officers	36,877	—
•	Stock Options — As a group, within 60 days of December 30, 2016, our directors, NEOs and other executive officers have the right to acquire through the exercise of stock options, 198,747 of the shares of Common Stock reflected in the Beneficial Ownership table.

•	Common Stock Equivalents — The shares of our directors reflected as beneficially owned include an aggregate of 84,681 Common Stock equivalents attributed to cash compensation deferred under the Director Deferred Compensation Plan and deferred RSUs, and related dividends, as described in the Director Compensation section of this proxy statement. These Common Stock equivalents are convertible on a one-for-one basis into shares of Common Stock upon the director’s termination of service.

Name	Stock Equivalents for Directors
Mr. Goebel	1,414
Ms. John	0
Ms. Kleiner	13
Mr. Murphy	46,499
Mr. Myers	5,414
Mr. Tehle	31,328
Mr. Wyatt	13

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

•	Restricted Stock Units — As a group, within 60 days of December 30, 2016, our directors, NEOs and other executive officers may convert an aggregate of 94,706 RSUs on a one-for-one basis into shares of Common Stock upon vesting. RSUs may not be voted. The breakdown between directors and NEOs is provided below.

•	RSUs of Directors — These RSUs fully vest upon the earlier of 12 months from the date of grant or upon termination of service with the Board.

Name	Unvested RSUs	Deferred RSUs
Mr. Goebel	1,406	927
Ms. John	1,406	0
Ms. Kleiner	1,406	5,647
Mr. Murphy	1,406	10,065
Mr. Myers	1,406	1,551
Mr. Tehle	1,406	13,234
Mr. Wyatt	1,406	7,190
•	RSUs of NEOs and other executive officers — These RSUs fully vest upon termination of service and are convertible on a one-for-one basis into shares of Common Stock upon vesting. Also included are deferred performance vested restricted stock units in the amount of 3,000 for Mr. Comma and 2,040 for “all other executive officers.”

Name	RSUs
Mr. Comma	15,145
Mr. Rebel	11,102
Ms. Allen	0
Dr. Blankenship	6,058
Mr. Rudolph	7,672
All other executive officers	6,273

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OTHER INFORMATION

OTHER INFORMATION

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, each executive officer, each director, and each beneficial owner of more than 10% of the Company’s Common Stock is required to file certain forms with the Securities and Exchange Commission. A report of beneficial ownership of the Company’s Common Stock on Form 3 is due at the time such person becomes subject to the reporting requirements and a report on Form 4 or Form 5 must be filed to reflect changes thereafter. Based on written statements and copies of forms provided to us by persons subject to the reporting requirements, we believe that all such reports required to be filed by such persons during fiscal 2016 were filed on a timely basis, except as noted below.

Following the death of Raymond Pepper’s father during fiscal year 2016, Mr. Pepper was granted a power of attorney resulting in his acquiring shared investment control over assets held in his parents’ family trust, which assets included 400 shares of our Common Stock. Mr. Pepper did not file a Form 4 in connection with his acquisition of the power of attorney beneficial ownership of these 400 shares; however, this event was reported in his year-end Form 5.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is the Company’s policy that the Audit Committee approve or ratify transactions involving the Company and its directors, executive officers or principal stockholders or members of their immediate families or entities controlled by any of them or in which they have a substantial ownership interest in which the amount involved exceeds $120,000 and that are otherwise reportable under SEC disclosure rules.

During fiscal year 2016, the Company was not a party to a transaction or series of transactions in which the amount involved did or may exceed $120,000 in which any of its directors, named executive officers or other executive officers, any holder of more than 5% of its Common Stock or any member of the immediate family of any of these persons had or will have a direct or indirect material interest, other than the compensation arrangements (including with respect to equity compensation) described in “Executive Compensation” above.

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EXHIBIT A

EXHIBIT A

JACK IN THE BOX INC. 2004 STOCK INCENTIVE PLAN

AMENDED AND RESTATED EFFECTIVE FEBRUARY 17, 2012

1. Establishment, Purpose and Term of Plan.

1.1 Establishment. Jack in the Box Inc., a Delaware corporation (the “Company”), hereby establishes the Jack in the Box 2004 Stock Incentive Plan (the “Plan”) originally effective as of February 13, 2004, the date of its approval by the stockholders of the Company, as amended and restated herein effective February 17, 2012.

1.2 Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Indexed Options, Stock Appreciation Rights, Restricted Stock Purchase Rights, Restricted Stock Bonuses, Restricted Stock Units, Performance Shares and Performance Units.

1.3 Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed. However, all Awards shall be granted, if at all, on or before the day before the tenth anniversary of the Board’s adoption of this Plan as amended and restated (November 16, 2021).

2. Definitions and Construction.

2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Award” means any Option, Indexed Option, Stock Appreciation Right, Restricted Stock Purchase Right, Restricted Stock Bonus, Restricted Stock Unit, Performance Share or Performance Unit granted under the Plan.

(b) “Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant. An Award Agreement may be an “Option Agreement,” an “Indexed Option Agreement,” a “SAR Agreement,” a “Restricted Stock Purchase Agreement,” a “Restricted Stock Bonus Agreement,” a “Restricted Stock Unit Agreement,” a “Performance Share Agreement,” or a “Performance Unit Agreement.”

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(e) “Committee” means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(f) “Company” means Jack in the Box Inc., a Delaware corporation, or any successor corporation thereto.

(g) “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on a Form S-8 Registration Statement under the Securities Act.

(h) “Director” means a member of the Board or of the board of directors of any other Participating Company.

(i) “Disability” means, except as otherwise provided in an Award Agreement, the inability of the Participant, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Participant’s position with the Participating Company Group because of the sickness or injury of the Participant.

(j) “Dividend Equivalent” means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award of Restricted Stock Units or Performance Shares held by such Participant.

(k) “Employee” means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan.

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(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” means, unless otherwise determined by the Committee, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i) If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the NASDAQ Stock Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

(ii) If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

(n) “Full-Value Share” means a share of Stock issued under the Plan pursuant to the grant, exercise or settlement of Restricted Stock Awards and Performance Awards, including a Restricted Stock Bonus, a Restricted Stock Purchase Right, a Restricted Stock Unit, a Performance Share or a Performance Unit.

(o) “Incentive Stock Option” means an Option intended to be (as set forth in the Option Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(p) “Indexed Option” means an Option with an exercise price which either increases by a fixed percentage over time or changes by reference to a published index, as determined by the Committee and set forth in the Option Agreement.

(q) “Insider” means any person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(r) “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Option Agreement) or which does not qualify as an Incentive Stock Option.

(s) “Option” means a right to purchase Stock (subject to adjustment as provided in Section 4.2) pursuant to the terms and conditions of the Plan. An Option may be an Incentive Stock Option, a Nonstatutory Stock Option or an Indexed Option.

(t) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(u) “Participant” means any eligible person who has been granted one or more Awards.

(v) “Participating Company” means the Company or any Parent Corporation or Subsidiary Corporation.

(w) “Participating Company Group” means, at any point in time, all corporations collectively which are then Participating Companies.

(x) “Performance Award” means an Award of Performance Shares or Performance Units.

(y) “Performance Goal” means a performance goal established by the Committee pursuant to Section 9.2.

(z) “Performance Period” means a period established by the Committee pursuant to Section 9.2 at the end of which one or more Performance Goals are to be measured.

(aa) “Performance Share” means a bookkeeping entry representing a right granted to a Participant pursuant to the terms and conditions of Section 9 to receive a payment equal to the value of a Performance Share, as determined by the Committee, based on performance.

(bb) “Performance Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to the terms and conditions of Section 9 to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon performance.

(cc) “Restricted Stock Award” means an Award of a Restricted Stock Bonus, a Restricted Stock Purchase Right or a Restricted Stock Unit.

(dd) “Restricted Stock Bonus” means Stock granted to a Participant pursuant to the terms and conditions of Section 8.

(ee) “Restricted Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to the terms and conditions of Section 8.

(ff) “Restricted Stock Unit” means a bookkeeping entry representing a right granted to a Participant to receive in cash or Stock the Fair Market Value of a share of Stock granted pursuant to the terms and conditions of Section 8.

(gg) “Restriction Period” means the period established in accordance with Section 8.4 during which shares subject to a Restricted Stock Award are subject to Vesting Conditions.

(hh) “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(ii) “Section 162(m)” means Section 162(m) of the Code.

(jj) “Securities Act” means the Securities Act of 1933, as amended.

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(kk) “Service” means a Participant’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Participating Company Group or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service with the Participating Company Group may be deemed, as provided in the applicable Award Agreement, to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the one hundred eighty-first (181st) day of such leave any Incentive Stock Option held by such Participant shall cease to be treated as an Incentive Stock Option and instead shall be treated thereafter as a Nonstatutory Stock Option unless the Participant’s right to return to Service with the Participating Company Group is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(ll) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

(mm) “SAR” or “Stock Appreciation Right” means a bookkeeping entry representing, for each share of Stock subject to such SAR, a right granted to a Participant pursuant to Section 7 of the Plan to receive payment of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price.

(nn) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(oo) “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

(pp) “Vesting Conditions” mean those conditions established in accordance with Section 8.4 prior to the satisfaction of which shares subject to a Restricted Stock Award remain subject to forfeiture or a repurchase option in favor of the Company.

2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3. Administration.

3.1 Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

3.2 Authority of Officers. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election; provided however, that no officer shall have discretion with respect to grants of Awards to non-employee Directors.

3.3 Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a)	to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock, units or rights to be subject to each Award;

(b)	to determine the type of Award granted and to designate Options as Incentive Stock Options, Nonstatutory Stock Options or Indexed Options;

(c)	to determine the Fair Market Value of shares of Stock or other property;

(d)	to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the purchase price of any Stock, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with Award, including by the withholding or delivery of shares of Stock, (iv) subject to Section 5.4(c), the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

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EXHIBIT A

(e)	to determine whether an Award of Restricted Stock Units, Performance Shares, Performance Units or Stock Appreciation Rights will be settled in shares of Stock, cash, or in any combination thereof;

(f)	to approve one or more forms of Award Agreement;

(g)	subject to Section 5.4(c), to amend, modify, extend, cancel or renew any Award, or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(h)	subject to Section 5.4(c), to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(i)	to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Awards;

(j)	to authorize, in conjunction with any applicable Company deferred compensation plan, that the receipt of cash or Stock subject to any Award under this Plan, may be deferred under the terms and conditions of such Company deferred compensation plan; and

(k)	to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.4 Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.5 Committee Complying with Section 162(m). If the Company is a “publicly held corporation” within the meaning of Section 162(m), the Board may establish a Committee of “outside directors” within the meaning of Section 162(m) to approve the grant of any Award which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

3.6 No Repricing. Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Board shall not approve a program providing for either (a) the reduction of the exercise price of outstanding options and/or SARs; or (b) the cancellation of outstanding Options and/or SARs in exchange for cash, other Awards or Options and/or SARs with an exercise price that is less than the exercise price of the original Options and/or SARs. This paragraph shall not be construed to apply to “issuing or assuming a stock option in a transaction to which section 424(a) applies,” within the meaning of Section 424 of the Code.

3.7 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4. Shares Subject to Plan.

4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be Eleven Million Six Hundred Thousand (11,600,000), all of which shall be eligible to be issued pursuant to incentive stock options intended to qualify under Code section 422. If an outstanding Award for any reason expires or is terminated without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture are forfeited by the Participant, the shares of Stock allocable to the terminated portion of such Award or such forfeited shares of Stock shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Shares of stock covered by an SAR, to the extent that it is exercised and settled in shares of Stock, whether or not shares of Stock are actually issued to the Participant upon exercise of the SAR, shall be considered issued or transferred

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pursuant to the Plan. The number of shares available for issuance under the Plan shall be reduced by (i) shares of Stock withheld by the Company to satisfy any tax withholding obligation pursuant to Section 13.2 and (ii) the gross number of shares for which an Option is exercised, if the exercise price of the Option is paid by tender to the Company or attestation to the ownership of shares of Stock owned by the Participant. Shares of Stock that are repurchased by the Company with Option proceeds shall not be added to the aggregate plan limit described above. Any shares issued pursuant to Awards granted under this Plan as Full-Value Shares on or after February 10, 2010 shall be counted against this limit as one-and-three-quarters (1.75) shares for every one share subject to such Award. To the extent a share that was subject to an Award that counted as one share is returned to the Plan, the share reserve will be credited with one share. To the extent that a share that was subject to an Award that counts as 1.75 shares is returned to the Plan, the share reserve will be credited with 1.75 shares.

4.2 Adjustments for Changes in Capital Structure. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan, including Plan limits and share ratios, and to any outstanding Awards, and in the exercise price per share of any outstanding Options, Restricted Stock Purchase Rights, and SARs. If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event, as defined in Section 11.1) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Awards to provide that such Awards shall be for New Shares. In the event of any such amendment, the number of shares subject to outstanding Awards and the exercise price per share of outstanding Options and Restricted Stock Purchase Rights shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise price of any Option or Restricted Stock Purchase Right be decreased to an amount less than the par value, if any, of the stock subject to such Award. The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

5.0 Eligibility and Award Limitations

5.1 Persons Eligible for Incentive Stock Options. Incentive Stock Options may be granted only to Employees. For purposes of the foregoing sentence, the term “Employees” shall include prospective Employees to whom Incentive Stock Options are granted in connection with written offers of employment with the Participating Company Group, provided that any such Incentive Stock Option shall be deemed granted effective on the date such person commences Service as an Employee, with an exercise price determined as of such date in accordance with Section 6.1. Eligible persons may be granted more than one (1) Incentive Stock Option.

5.2 Persons Eligible for Other Awards. Awards other than Incentive Stock Options may be granted only to Employees, Consultants and Directors. For purposes of the foregoing sentence, “Employees,” “Consultants” and “Directors” shall include prospective Employees, prospective Consultants and prospective Directors to whom Awards are granted in connection with written offers of an employment or other service relationship with the Participating Company Group; provided, however, that no Stock subject to any such Award shall vest, become exercisable or be issued prior to the date on which such person commences Service. Eligible persons may be granted more than one (1) Award.

5.3 Fair Market Value Limitation on Incentive Stock Options. To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portions of such options which exceed such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section 5.3, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 5.3, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 5.3, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first.

5.4 Award Limits. The following limits shall apply to the grant of any Award if, at the time of grant, the Company is a “publicly held corporation” within the meaning of Section 162(m).

(a) Options and SARs. Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Options or Freestanding SARs (as defined in Section 7) which in the aggregate are for more than Five Hundred Thousand (500,000) shares of Stock. An Option which is canceled (or a Freestanding SAR as to which the exercise price is reduced to reflect a reduction

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in the Fair Market Value of the Stock) in the same fiscal year of the Company in which it was granted shall continue to be counted against such limit for such fiscal year.

(b) Restricted Stock Awards. Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Restricted Stock Awards, subject to Vesting Conditions based on the attainment of Performance Goals, for more than Two Hundred Thousand (200,000) shares of Stock.

(c) Limits on Vesting.

(i) Accelerated Vesting of Awards. The Committee shall not have the authority to accelerate vesting of Awards, except in connection with death, retirement, Disability or a Change in Control, and as described in Section 5.4(c)(ii).

(ii) Full-Value Shares. Any Full-Value Shares which vest solely on the basis of continued service shall not provide for vesting any more rapid than annual pro rata vesting over a three (3) year period and any Full-Value Shares which vest upon the attainment of Performance Goals shall provide for a Performance Period of at least twelve (12) months. There shall be no acceleration of vesting of such Full-Value Shares, except in connection with death, retirement, Disability or a Change in Control, as determined by the Committee and/or provided in the Award Agreement. Notwithstanding any contrary provision of the Plan, however, a maximum of 10% of the shares authorized for issuance as of November 17, 2011 may be issued without regard to the limitations of this Section 5.4(c)(ii).

5.5 Performance Awards. Subject to adjustment as provided in Section 4.2, no Employee shall be granted (A) Performance Shares which could result in such Employee receiving more than Two Hundred Thousand (200,000) shares of Stock for each full fiscal year of the Company contained in the Performance Period for such Award, or (B) Performance Units which could result in such Employee receiving more than One Million dollars ($1,000,000) for each full fiscal year of the Company contained in the Performance Period for such Award. No Participant may be granted more than one Performance Award for the same Performance Period.

6. Terms and Conditions of Options.

Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Option Agreement. Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1 Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option, and (c) in the case of an Indexed Option, the Committee shall determine the exercise price of such Indexed Option and the terms and conditions that affect, if any, any adjustments to the exercise price of such Indexed Option. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

6.2 Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Option Agreement evidencing such Option; provided, however, that (a) no Option awarded prior to November 12, 2009 shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Option awarded on or after November 12, 2009 shall be exercisable after the expiration of seven (7) years after the effective date of grant of such Option, (c) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, (d) no Option granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder shall terminate seven (7) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3	Payment of Exercise Price.

(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) by delivery of a properly executed notice together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (iv) by such other consideration as may be approved by the Committee from time to time to the extent

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permitted by applicable law, or (v) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b) Limitations on Forms of Consideration.

(i) Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

(ii) Cashless Exercise. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

6.4	Effect of Termination of Service.

(a) Option Exercisability. An Option granted to a Participant shall be exercisable after the Participant’s termination of Service only during the applicable time period determined in accordance with the Option’s term as set forth in the Option Agreement evidencing such Option (the “Option Expiration Date”).

(b) Extension if Exercise Prevented by Law. Notwithstanding the foregoing other than termination of a Participant’s Service for Cause, if the exercise of an Option within the applicable time periods set forth in an Option Agreement is prevented by the provisions of Section 12 herein, the Option shall remain exercisable until one (1) month (or such longer period of time as determined by the Committee, in its discretion) after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

(c) Extension if Participant Subject to Section 16(b). Notwithstanding the foregoing other than termination of a Participant’s Service for Cause, if a sale within the applicable time periods set forth in an Option Agreement of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Participant’s termination of Service, or (iii) the Option Expiration Date.

6.5 Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. No Option shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Option Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act.

7. Terms and Conditions of Stock Appreciation Rights.

SARs shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No SAR or purported SAR shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1 Types of SARs Authorized. SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option.

7.2 Exercise Price. The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR.

7.3 Exercisability and Term of SARs.

(a) Tandem SARs. Tandem SARs shall be exercisable only at the time and to the extent that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.

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(b) Freestanding SARs. Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that (a) no Freestanding SAR awarded prior to November 12, 2009 shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR, and (b) no Freestanding SAR awarded on or after November 12, 2009 shall be exercisable after the expiration of seven (7) years after the effective date of grant of such SAR.

7.4 Exercise of SARs. Upon the exercise (or deemed exercise pursuant to Section 7.5) of a SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made in cash, shares of Stock, or any combination thereof as determined by the Committee and set forth in the Award Agreement. Unless otherwise provided in the Award Agreement evidencing such SAR, payment shall be made in a lump sum as soon as practicable following the date of exercise of the SAR. The Award Agreement evidencing any SAR may provide for deferred payment in a lump sum or in installments. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant.

7.5 Deemed Exercise of SARs. If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

7.6 Effect of Termination of Service. An SAR shall be exercisable after a Participant’s termination of Service to such extent and during such period as determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such SAR.

7.7 Nontransferability of SARs. SARs may not be assigned or transferred in any manner except by will or the laws of descent and distribution, and, during the lifetime of the Participant, shall be exercisable only by the Participant or the Participant’s guardian or legal representative.

8. Terms and Conditions of Restricted Stock Awards.

The Committee may from time to time grant Restricted Stock Awards upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 9.3. If either the grant of a Restricted Stock Award or the lapsing of the Restriction Period is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 8.2 through 8.4. Restricted Stock Awards may be in the form of a Restricted Stock Bonus, which shall be evidenced by Restricted Stock Bonus Agreement, a Restricted Stock Purchase Right, which shall be evidenced by Restricted Stock Purchase Agreement or a Restricted Stock Unit, which shall be evidenced by a Restricted Stock Unit Agreement. Each such Award Agreement shall specify the number of shares of Stock subject to and the other terms, conditions and restrictions of the Award, and shall be in such form as the Committee shall establish from time to time. No Restricted Stock Award or purported Restricted Stock Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Restricted Stock Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply, as applicable, with and be subject to the following terms and conditions:

8.1 Purchase Price. The purchase price under each Restricted Stock Purchase Right shall be established by the Committee. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving a Restricted Stock Bonus or Restricted Stock Unit, the consideration for which shall be services actually rendered to a Participating Company or for its benefit.

8.2 Purchase Period. A Restricted Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right; provided, however, that no Restricted Stock Purchase Right granted to a prospective Employee, prospective Director or prospective Consultant may become exercisable prior to the date on which such person commences Service.

8.3 Payment of Purchase Price. Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (i) in cash, by check, or cash equivalent, (ii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iii) by any combination thereof. The Committee may at any time or from time to time grant Restricted Stock Purchase Rights which do not permit all of the foregoing forms of consideration to be used in payment of the purchase price or which otherwise restrict one

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or more forms of consideration. Restricted Stock Bonuses and Restricted Stock Units shall be issued in consideration for services actually rendered to a Participating Company or for its benefit.

8.4 Vesting and Restrictions on Transfer. Subject to Section 5.4(c), shares issued pursuant to any Restricted Stock Award may be made subject to vesting conditioned upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 9.3 (the “Vesting Conditions”), as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period (the “Restriction Period”) in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event, as defined in Section 11.1, or as provided in Section 8.7. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

8.5 Voting Rights; Dividends. Except as provided in this Section and Section 8.4, during the Restriction Period applicable to shares subject to a Restricted Stock Purchase Right and a Restricted Stock Bonus held by a Participant, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that such dividends or distributions shall be subject to the same Vesting Conditions as the shares subject to the Restricted Stock Purchase Right and Restricted Stock Bonus with respect to which the dividends or distributions were paid. A Participant who is awarded a Restricted Stock Unit shall possess no incidents of ownership with respect to such a Restricted Stock Award; provided that the award agreement may provide for payments in lieu of dividends to such Participant.

8.6 Effect of Termination of Service. The effect of the Participant’s termination of Service on any Restricted Stock Award shall be determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Restricted Stock Award.

8.7 Nontransferability of Restricted Stock Award Rights. Rights to acquire shares of Stock pursuant to a Restricted Stock Award may not be assigned or transferred in any manner except by will or the laws of descent and distribution, and, during the lifetime of the Participant, shall be exercisable only by the Participant.

9. Terms and Conditions of Performance Awards

Subject to Section 5.4(c), the Committee may from time to time grant Performance Awards upon such conditions as the Committee shall determine. Performance Awards may be in the form of either Performance Shares, which shall be evidenced by a Performance Share Agreement, or Performance Units, which shall be evidenced by a Performance Unit Agreement. Each such Award Agreement shall specify the number of Performance Shares or Performance Units subject thereto, the method of computing the value of each Performance Share or Performance Unit, the Performance Goals and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award, and shall be in such form as the Committee shall establish from time to time. No Performance Award or purported Performance Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Performance Share and Performance Unit Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

9.1 Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial value equal to the Fair Market Value of a share of Stock on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial value of one hundred dollars ($100). The final value payable to the Participant in settlement of a Performance Award will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

9.2 Establishment of Performance Goals and Performance Period. The Committee shall establish in writing the Performance Period applicable to each Performance Award and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine the final value of the Performance Award to be paid to the Participant. Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to “performance-based compensation,” the Committee shall establish the Performance Goals applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, the Performance Goals shall not be changed during the Performance Period.

9.3 Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance

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(each, a “Performance Measure”). Performance Measures shall have the same meanings as used in the Company’s financial statements, or if such terms are not used in the Company’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company’s industry. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value or as a value determined relative to a standard selected by the Committee. Performance Measures shall be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. For purposes of the Plan, the Performance Measures applicable to a Performance Award shall be calculated before the effect of changes in accounting standards, restructuring charges and similar extraordinary items, determined according to criteria established by the Committee, occurring after the establishment of the Performance Goals applicable to a Performance Award. Performance Measures may be one or more of the following, as determined by the Committee:

a.	sales

b.	revenue

c.	gross margin

d.	operating margin

e.	operating income

f.	pre-tax profit

g.	earnings before interest, taxes, depreciation and/or amortization

h.	net earnings

i.	net income

j.	cash flow

k.	expenses

l.	expense management

m.	stock price

n.	earnings per share

o.	operating earnings per share

p.	defined operating earnings per share

q.	average unit sales or volume

r.	return on stockholders’ equity

s.	return on capital

t.	return on assets

u.	return on invested capital
v.	economic value added

w.	number of customers

x.	market share

y.	same store sales

z.	average restaurant margin

aa.	restaurant operating margin

bb.	return on investment

cc.	profit after tax

dd.	customer satisfaction

ee.	guest transactions

ff.	number of restaurants franchised

gg.	number of restaurants remodeled or reimaged

hh.	franchise revenues

ii.	gains on restaurants sold

jj.	cash proceeds on restaurants sold

kk.	return on equity

ll.	cash on cash return

mm.	system-wide sales

9.4 Adjustment of Performance Goals. The Committee may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under United States generally accepted accounting principles (“GAAP”); (ix) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the Performance Period; or (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; or (xiv) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. Unless otherwise determined by the Committee, the Committee shall not make an adjustment to an Award intended to qualify as “performance-based compensation” under Section 162(m) in a manner that would cause the Award not to so qualify.

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9.5 Determination of Final Value of Performance Awards. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the terms of the Award Agreement. The Committee shall have no discretion to increase the value of an Award payable upon its settlement in excess of the amount called for by the terms of the Award Agreement on the basis of the degree of attainment of the Performance Goals as certified by the Committee. However, notwithstanding the attainment of any Performance Goal, if permitted under a Participant’s Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of a Performance Award that would otherwise be paid upon its settlement. No such reduction may result in an increase in the amount payable upon settlement of another Participant’s Performance Award. As soon as practicable following the Committee’s certification, the Company shall notify the Participant of the determination of the Committee.

9.6 Dividend Equivalents. In its discretion, the Committee may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of dividends on Stock having a record date prior to the date on which the Performance Shares are settled or forfeited. If the Committee provides in the Award Agreement that the Participant may receive Dividend Equivalents, the Dividend Equivalents shall be accumulated and will be paid only to the extent that Performance Shares are earned and become nonforfeitable, at the time determined by the Committee and designated in the Award Agreement. Settlement of Dividend Equivalents may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 9.6. Dividend Equivalents shall not be paid with respect to Performance Units.

9.7 Payment in Settlement of Performance Awards. Payment of the final value of a Performance Award earned by a Participant as determined following the completion of the applicable Performance Period pursuant to Sections 9.4 and 9.5 may be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Except as otherwise provided in the Award Agreement, if payment is made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the Fair Market Value of a share of Stock on the settlement date. Payment may be made in a lump sum or installments as prescribed by the Committee. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalents or a reasonable rate of interest within the meaning of Section 162(m).

9.8 Restrictions Applicable to Payment in Shares. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.4. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Restricted Stock Bonus Agreement and shall be subject to the provisions of Sections 8.4 through 8.7 above.

9.9 Effect of Termination of Service. The effect of the Participant’s termination of Service on any Performance Award shall be determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Performance Award. Unless otherwise provided by the Committee, and subject to Section 5.4(c):

(a) the final award value of a Participant who terminates Service due to death, retirement or Disability prior to the end of the applicable performance period will be determined on a prorated basis, at the end of such performance period, based on the number of months of the Participant’s Service during the performance period, and the extent to which performance goals are achieved, and

(b) the Performance Award of a Participant who terminates Service for a reason other than death, retirement or Disability prior to the end of the applicable performance period will be forfeited.

9.10 Nontransferability of Performance Awards. Performance Shares and Performance Units may not be sold, exchanged, transferred, pledged, assigned, or otherwise disposed of other than by will or by the laws of descent and distribution until the completion of the applicable Performance Period. All rights with respect to Performance Shares and Performance Units granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant.

10. Standard Forms of Award Agreement.

10.1 Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee concurrently with its adoption of the Plan and as amended from time to time. Any Award Agreement may consist of an appropriate form of Notice of Grant and a form of Agreement incorporated therein by reference, or such other form or forms as the Committee may approve from time to time.

10.2 Authority to Vary Terms. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

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11. Change in Control.

11.1	Definitions.

(a) An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

(b) A “Change in Control” shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or, in the case of a Transaction described in Section 11.1(a)(iii), the corporation or corporations to which the assets of the Company were transferred (the “Transferee Corporation(s)”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Committee shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive. An Award Agreement may contain a different definition of Change in Control to the extent required to comply with Section 409A of the Code.

11.2 Effect of Change in Control on Options. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent corporation thereof, as the case may be (the “Acquiring Corporation”), may, without the consent of the Participant, either assume the Company’s rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiring Corporation’s stock. In the event that the Acquiring Corporation elects not to assume or substitute for outstanding Options in connection with a Change in Control, the exercisability and vesting of each such outstanding Option and any shares acquired upon the exercise thereof held by a Participant whose Service has not terminated prior to such date shall be accelerated, effective as of the date ten (10) days prior to the date of the Change in Control. The exercise or vesting of any Option and any shares acquired upon the exercise thereof that was permissible solely by reason of this Section 11.2 and the provisions of such Option Agreement shall be conditioned upon the consummation of the Change in Control. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of an Option prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the Option Agreement evidencing such Option except as otherwise provided in such Option Agreement. Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Options immediately prior to an Ownership Change Event described in Section 11.1(a)(i) constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Options shall not terminate unless the Committee otherwise provides in its discretion.

11.3 Effect of Change in Control on SARs. In the event of a Change in Control, the Acquiring Corporation may, without the consent of any Participant, either assume the Company’s rights and obligations under outstanding SARs or substitute for outstanding SARs substantially equivalent SARs for the Acquiring Corporation’s stock. In the event the Acquiring Corporation elects not to assume or substitute for outstanding SARs in connection with a Change in Control, then any unexercised and/or unvested portions of outstanding SARs shall be immediately exercisable and vested in full as of the date thirty (30) days prior to the date of the Change in Control. The exercise and/or vesting of any SAR that was permissible solely by reason of this paragraph 11.3 shall be conditioned upon the consummation of the Change in Control. Any SARs which are not assumed by the Acquiring Corporation in connection with the Change in Control nor exercised as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

11.4 Effect of Change in Control on Restricted Stock Awards. In the event of a Change in Control, the lapsing of the Vesting Conditions applicable to the shares subject to the Restricted Stock Award held by a Participant whose Service has not terminated prior to such date shall be accelerated effective as of the date of the Change in Control (except as otherwise provided in the Award Agreement); provided that any acceleration of the lapsing of Vesting Conditions that was permissible solely by reason of this Section 11.4 and the provisions of such Award Agreement shall be conditioned upon the consummation of the Change in Control.

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11.5 Effect of Change in Control on Performance Awards. In the event of a Change in Control, the Performance Award held by a Participant whose Service has not terminated prior to such date shall become payable effective as of the date of the Change in Control (except as otherwise provided in the Award Agreement). For this purpose, the final value of the Performance Award shall be determined by the greater of (a) the extent to which the applicable Performance Goals have been attained during the Performance Period prior to the date of the Change in Control or (b) the pre-established 100% level with respect to each Performance Target comprising the applicable Performance Goals. Any acceleration of a Performance Award that was permissible solely by reason of this Section 11.5 and the provisions of such Award Agreement shall be conditioned upon the consummation of the Change in Control.

12. Compliance with Securities Law.

The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

13. Tax Withholding.

13.1 Tax Withholding in General. The Company shall have the right to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise of an Option, to make adequate provision for the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

13.2 Withholding in Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

14. Termination or Amendment of Plan.

The Committee may terminate or amend the Plan at any time. However, subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule. No termination or amendment of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule.

15. Miscellaneous Provisions.

15.1 Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

15.2 Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director, or interfere with or limit in any way the right of a Participating Company to terminate the Participant’s Service at any time.

15.3 Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of a certificate for such shares (as evidenced by the appropriate entry on the

JACK IN THE BOX INC.   ï  2017 PROXY STATEMENT    A-13

EXHIBIT A

books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 4.2 or another provision of the Plan.

15.4 409A Compliance. The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, Section 409A of the Code. The Plan and all Awards shall be administered, interpreted, and construed in a manner consistent with Section 409A of the Code. Should any provision of the Plan, any Grant Agreement, or any other agreement or arrangement contemplated by the Plan be found not to comply with, or otherwise be exempt from, the provisions of Section 409A of the Code, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Administrator, and without the consent of the grantee or holder of the Award, in such manner as the Administrator determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Section 409A of the Code. Notwithstanding the forgoing, no provision of the Plan, any Grant Agreement, or any other agreement or arrangement contemplated by the Plan shall be construed as a guarantee by the Company of any particular tax effect to grantees or holders of Awards. In any event, except as otherwise provided under the applicable Grant Agreement, the Company shall have no obligation to pay any applicable tax on income to grantees or holders of Awards.

15.5 Unfunded Obligation. Any amounts payable to Participants pursuant to the Plan shall be unfunded obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

A-14    JACK IN THE BOX INC.  ï   2017 PROXY STATEMENT

JACK IN THE BOX INC. 9330 BALBOA AVENUE SAN DIEGO, CALIFORNIA 92123

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E16496-P84132 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED.

JACK IN THE BOX INC.
The Board of Directors recommends you vote FOR all 8 nominees listed, FOR proposals 2, 3 and 4, and for “1 YEAR” frequency for proposal 5.
1.	Election of Directors	For	Against	Abstain
	Nominees:						For	Against	Abstain
	1a. Leonard A. Comma 1b. David L. Goebel 1c. Sharon P. John	☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐	2. 3.	Ratification of the appointment of KPMG LLP as independent registered public accountants. Advisory approval of executive compensation.	☐ ☐	☐ ☐	☐ ☐
	1d. Madeleine A. Kleiner 1e. Michael W. Murphy	☐ ☐	☐ ☐	☐ ☐	4.	Re-approval of Stock Incentive Plan for 162(m) Purposes.	☐	☐	☐
	1f. James M. Myers	☐	☐	☐		1 YEAR	2 YEARS	3 YEARS	ABSTAIN
	1g. David M. Tehle	☐	☐	☐	5.	Advisory vote on Frequency of Say on Pay. ☐	☐	☐	☐
	1h. John T. Wyatt	☐	☐	☐	NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

	For address changes and/or comments, please check this box and write them on the back where indicated.			☐

	Please indicate if you plan to attend this meeting.	☐	☐
		Yes	No
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement and the 2016 Annual Report on Form 10-K are available at www.proxyvote.com.

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E16497-P84132

JACK IN THE BOX INC. Annual Meeting of Stockholders February 28, 2017, 8:30 a.m., Pacific Time This proxy is solicited by the Board of Directors

The undersigned hereby appoints Leonard A. Comma and Phillip H. Rudolph, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Jack in the Box Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2017 Annual Meeting of Stockholders of the company to be held February 28, 2017, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTORS, “FOR” PROPOSALS 2, 3 AND 4, AND FOR “1 YEAR” SAY ON PAY VOTE FREQUENCY ON PROPOSAL 5.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

V.1.1